EXECUTION COPY


                                SIFTO CANADA INC.
                                       AND
                            ANY SUBSEQUENT BORROWER,
                                  as Borrowers


                      HARRIS CHEMICAL NORTH AMERICA, INC.,
                                  NAMSCO, INC.
                                       AND
                          NORTH AMERICAN SALT COMPANY,
                                  as Guarantors





                                  US$20,000,000
                                 MULTI-CURRENCY
                         CREDIT AND GUARANTEE AGREEMENT

                          dated as of October 15, 1993,
                 as amended and restated as of February 27, 1997



                      GENERAL ELECTRIC CAPITAL CANADA INC.,
                 as Collateral Agent and as Administrative Agent

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                                TABLE OF CONTENTS


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SECTION 1.  DEFINITIONS.........................................................  2
       1.1  Defined Terms.......................................................  2
       1.2  Other Definitional Provisions....................................... 34

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT
               COMMITMENTS...................................................... 35
       2.1  Revolving Credit Commitments........................................ 35
       2.2  Revolving Credit Notes.............................................. 35
       2.3  Procedure for Revolving Credit Loan Borrowing....................... 36
       2.4  Use of Proceeds of Revolving Credit Loans........................... 37

SECTION 3.  [INTENTIONALLY OMITTED]............................................. 37

SECTION 4.  AMOUNT AND TERMS OF LETTER OF CREDIT SUB-
               FACILITY......................................................... 37
       4.1  Issuance............................................................ 37
       4.2  Advances Automatic; Participations.................................. 38
       4.3  Cash Collateral..................................................... 39
       4.4  Fees and Expenses................................................... 40
       4.5  Request for Incurrence of L/C Obligations........................... 40
       4.6  Obligations Absolute................................................ 41
       4.7  Nature of Lenders' Duties........................................... 42
       4.8  Application......................................................... 42

SECTION 5.  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY......................... 43
       5.1  Swing Line Commitments.............................................. 43
       5.2  Swing Line Loan Note................................................ 43
       5.3  Procedure for Swing Line Loan Borrowing............................. 43
       5.4  Refunding of Swing Line Loans....................................... 44
       5.5  Unconditional Obligation to Refund Swing Line Loans................. 45
       5.6  Use of Proceeds of Swing Line Loans................................. 45

SECTION 6.  PROVISIONS RELATING TO CERTAIN EXTENSIONS OF
               CREDIT; FEES AND PAYMENTS........................................ 45
       6.1  Commitment Fee...................................................... 45
       6.2  Termination or Reduction of Commitments............................. 46
       6.3  Optional Prepayments................................................ 46
       6.4  Mandatory Prepayments............................................... 46
       6.5  [INTENTIONALLY OMITTED]............................................. 47
       6.6  Conversion and Continuation Options................................. 47
       6.7  Minimum Amounts of Tranches......................................... 49
       6.8  Interest Rates and Payment Dates.................................... 49

                                     - i -

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       6.9  Computation of Interest and Fees.................................... 50
       6.10  Inability to Determine Interest Rate............................... 51
       6.11  Pro Rata Treatment and Payments.................................... 52
       6.12  Illegality......................................................... 53
       6.13  Requirements of Law................................................ 53
       6.14  Taxes.............................................................. 54
       6.15  Replacement of Claimant............................................ 55
       6.16  Indemnity.......................................................... 56
       6.17  Repayment of Obligations........................................... 57

SECTION 7.  REPRESENTATIONS AND WARRANTIES...................................... 57
       7.1  Financial Condition................................................. 57
       7.2  No Change........................................................... 58
       7.3  Corporate Existence; Compliance with Law............................ 58
       7.4  Corporate Power; Authorization; Enforceable Obligations............. 58
       7.5  No Legal Bar........................................................ 59
       7.6  No Material Litigation.............................................. 59
       7.7  No Default.......................................................... 59
       7.8  Ownership of Property; Liens........................................ 59
       7.9  Intellectual Property............................................... 59
       7.10  No Burdensome Restrictions......................................... 60
       7.11  Taxes.............................................................. 60
       7.12  Federal Regulations................................................ 60
       7.13  ERISA.............................................................. 60
       7.14  Investment Company Act; Other Regulations.......................... 61
       7.15  Subsidiaries; Guarantors........................................... 61
       7.16  Environmental Matters.............................................. 61
       7.17  Solvency........................................................... 62
       7.18  Searles Valley Manufacturing Process............................... 62
       7.19  Canadian Pension Plans............................................. 63
       7.20  No Other Restriction............................................... 63

SECTION 8.  CONDITIONS PRECEDENT................................................ 64
       8.1  Conditions to Effectiveness......................................... 64
       8.2  Conditions to Each Extension of Credit.............................. 68

SECTION 9.  AFFIRMATIVE COVENANTS............................................... 69
       9.1  Financial Statements................................................ 69
       9.2  Certificates; Other Information..................................... 70
       9.3  Payment of Obligations.............................................. 72
       9.4  Conduct of Business and Maintenance of Existence.................... 72
       9.5  Maintenance of Property; Insurance.................................. 73
       9.6  Inspection of Property; Books and Records; Discussions.............. 73
       9.7  Notices............................................................. 73
       9.8  Environmental Laws.................................................. 74


                                     - ii -

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       9.9  Canadian Currency Risk.............................................. 75
       9.10    Inventory........................................................ 75
       9.11  Field Analyses..................................................... 75

SECTION 10.  NEGATIVE COVENANTS................................................. 75
       10.1  Financial Condition Covenants...................................... 75
       10.2  Limitation on Indebtedness......................................... 76
       10.3  Limitation on Liens................................................ 77
       10.4  Limitation on Guarantee Obligations................................ 79
       10.5  Limitation on Capital Expenditures................................. 80
       10.6  Limitation on Leases............................................... 81
       10.7  Limitation on Fundamental Changes.................................. 81
       10.8  Limitation on Sale of Assets....................................... 83
       10.9  Limitation on Restricted Payments.................................. 84
       10.10  Limitation on Investments, Loans and Advances..................... 86
       10.11  Limitation on Modifications of Debt Instruments and Other
               Agreements; Optional Payments of Debt Instruments................ 87
       10.12  Limitation on Transactions with Affiliates........................ 88
       10.13  Limitation on Changes in Fiscal Year.............................. 89
       10.14  Limitation on Negative Pledge Clauses............................. 89
       10.15  Limitation on Lines of Business................................... 89
       10.16  Payments in Respect of Accounts................................... 89
       10.17  Maintenance of Bank Accounts...................................... 89
       10.18  Restriction on Cash Balances...................................... 90
       10.19  Subsidiaries...................................................... 90
       10.20  Amendments to Charter and ByLaws.................................. 90
       10.21  Limitation on Dividend Restrictions............................... 90

SECTION 11.  GUARANTEES......................................................... 91
       11.1  Guarantees......................................................... 91
       11.2  No Subrogation, Contribution, Reimbursement or Indemnity........... 91
       11.3  Modification of Obligations........................................ 91
       11.4  Waiver............................................................. 92
       11.5  Reinstatement...................................................... 93
       11.6  Payment of Obligations............................................. 93

SECTION 12.  EVENTS OF DEFAULT.................................................. 93

SECTION 13.  THE ADMINISTRATIVE AGENT AND THE COLLATERAL
               AGENT............................................................ 97
       13.1  Appointment........................................................ 97
       13.2  Delegation of Duties............................................... 98
       13.3  Exculpatory Provisions............................................. 98
       13.4  Reliance by Administrative Agent and Collateral Agent.............. 99
       13.5  Notice of Default.................................................. 99
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
       13.6  Non-Reliance on Administrative Agent, Collateral Agent and Other
               Lenders.......................................................... 100
       13.7  Indemnification.................................................... 100
       13.8  Administrative Agent and Collateral Agent.......................... 101
       13.9  Successor Administrative Agent and Collateral Agent................ 101

SECTION 14.  MISCELLANEOUS...................................................... 101
       14.1  Amendments and Waivers............................................. 101
       14.2  Notices............................................................ 103
       14.3  No Waiver; Cumulative Remedies..................................... 104
       14.4  Survival of Representations and Warranties......................... 104
       14.5  Payment of Expenses and Taxes...................................... 104
       14.6  Successors and Assigns; Participations and Assignments............. 106
       14.7  Adjustments; Set-off............................................... 110
       14.8  Designation Under Senior Subordinated Notes........................ 110
       14.9  Judgment........................................................... 111
       14.10  Counterparts...................................................... 111
       14.11  Severability...................................................... 111
       14.12  Integration....................................................... 111
       14.13  Separate Obligations.............................................. 111
       14.14  Application of Proceeds of Collateral............................. 111
       14.15  GOVERNING LAW..................................................... 113
       14.16  Submission To Jurisdiction; Waivers............................... 113
       14.17  Acknowledgements.................................................. 114
       14.18  WAIVERS OF JURY TRIAL............................................. 114
       14.19  Confidentiality................................................... 114


                                     - iv -

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SCHEDULES

Schedule I          Addresses for Notices
Schedule II         Commitments
Schedule III        Subsidiaries and Guarantors
Schedule IV         [INTENTIONALLY OMITTED]
Schedule V          Existing Indebtedness
Schedule VI         Existing Liens
Schedule VII        Existing Guarantee Obligations
Schedule VIII       Security Agreements
Schedule IX         Borrower's Accounts
Schedule X          Canadian Administrative Agent's Account

EXHIBITS

Exhibit A-1         Form of US Dollar Revolving Credit Note
Exhibit A-2         Form of Canadian Dollar Revolving Credit Note
Exhibit B-1         Form of US Dollar Swing Line Note
Exhibit B-2         Form of Canadian Dollar Swing Line Note
Exhibit D           Form of Affiliate Guarantee
Exhibit E           Form of Lock Box Agreement
Exhibit F           Form of Assignment and Acceptance
Exhibit G           Form of Joinder Agreement
Exhibit H-1         Form of Landlord's Letter
Exhibit H-2         Form of Warehousemen Letter
Exhibit J           Form of Borrowing Base Certificate
Exhibit K           [INTENTIONALLY OMITTED]
Exhibit L           Form of Stockholders' Agreement
Exhibit M           Form of Tax Sharing Agreement


                                      - v -

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                  MULTI-CURRENCY CREDIT AND GUARANTEE AGREEMENT, dated as of
October 15, 1993, as amended and restated as of February 27, 1997, among:

         (a) SIFTO CANADA INC., a corporation incorporated and existing under the laws of the Province of Ontario, Canada ("Sifto");

         (b) any Subsequent Borrower (as hereinafter defined; collectively with Sifto, the "Borrowers");

         (c) HARRIS CHEMICAL NORTH AMERICA, INC., a Delaware corporation ("HCNA"), NAMSCO, INC., a Delaware corporation ("NAMSCO"), and NORTH AMERICAN SALT COMPANY, a Delaware corporation ("NASC"), as guarantors;

         (d) the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"); and

         (e) GENERAL ELECTRIC CAPITAL CANADA INC., a corporation incorporated and organized under the laws of Canada ("GE Capital Canada"), as collateral agent for the Lenders hereunder (in such capacity, the "Collateral Agent") and as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                  WHEREAS, the Borrowers have entered into the Multi-Currency Credit and Guarantee Agreement, dated as of October 15, 1993, as amended prior to the date hereof (as so amended, the "Existing Credit Agreement") with Barclays Bank of Canada and GE Capital Canada, as co-agents, GE Capital Canada, as collateral agent, Bank of America Canada, as administrative agent, and the several other banks and other financial institutions parties thereto;

                  WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided herein on the terms set forth in this Agreement, which Agreement shall become effective upon the satisfaction of certain conditions precedent set forth herein; and

                  WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of all or any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrowers outstanding thereunder;

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                  NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that on the Closing Date (as defined below) the Existing Credit Agreement shall be amended and restated to read in its entirety as follows:

         SECTION 1.                 DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acceleration Date": as defined in Section 12.

                  "Accounts":  as defined in "Eligible Receivables".

                  "Adjusted Fixed Charges": for any period, with respect to HCNA and its Subsidiaries, the sum of (a) Capital Expenditures made during such period (other than Major Project Capital Expenditures, except to the extent the same are made with Transferred HCNA Amounts), provided that, for purposes of calculating "Adjusted Fixed Charges", the amount of Capital Expenditures actually incurred by HCNA and its Subsidiaries during HCNA's fiscal year 1997 shall be adjusted by (i) increasing such amount by US$3,000,000 in the first fiscal quarter, (ii) increasing such amount by US$2,000,000 in the second fiscal quarter, (iii) decreasing such amount by US$2,000,000 in the third fiscal quarter, and
         (iv) decreasing such amount by US$3,000,000 in the fourth fiscal quarter, and (b) the greater of scheduled and (without duplication of payments scheduled for prior periods) actual payments of principal of Indebtedness (other than Indebtedness hereunder and under the US Credit Agreement and other than any such scheduled or actual payments financed with the proceeds of (i) extraordinary asset sales, (ii) the issuance of Capital Stock, (iii) the issuance of Indebtedness having no scheduled amortization prior to the first anniversary of the incurrence thereof and a longer Weighted Average Life to Maturity than the Indebtedness being repaid or prepaid or (iv) the issuance of Indebtedness incurred in accordance with subsection 10.2(g) in order to refinance Indebtedness of NACC with respect to North American Terminals, Inc.'s San Diego terminal in a principal amount not exceeding US$8,000,000), determined on a consolidated basis in accordance with GAAP, for such period.

                  "Adjusted Operating Income": for any period, consolidated income before taxes on or measured by net income or gain (as determined in accordance with GAAP) for such period:

         (a) minus, to the extent included in the computation of consolidated income before taxes for such period, the sum of
                  (i) all extraordinary gains of HCNA and its Subsidiaries recorded during such period (as determined


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                  for HCNA and its Subsidiaries on a consolidated basis in
                  accordance with GAAP) and (ii) all non-cash foreign exchange gains of HCNA and its Subsidiaries recorded during such period (as determined for HCNA and its Subsidiaries on a consolidated basis in accordance with GAAP);

         (b) minus, to the extent not deducted in the computation of consolidated income before taxes for such period, all taxes on or measured by income (including, without limitation, withholding taxes) paid in cash by HCNA and its Subsidiaries with respect to such period or payable in cash by HCNA and its Subsidiaries within twelve months following the last day of such period with respect thereto;

         (c) minus, capitalized interest in respect of capital expenditures for such period;

         (d) plus, to the extent not included in the calculation of consolidated income before taxes, all tax refunds actually received in cash by HCNA and its Subsidiaries during such period (whether or not deducted in such period); and

         (e) plus, to the extent deducted in the calculation of consolidated income before taxes for such period, the sum of
                  (i) all extraordinary losses of HCNA and its Subsidiaries recorded during such period (as determined for HCNA and its Subsidiaries on a consolidated basis in accordance with GAAP),
                  (ii) depreciation and amortization (including, without limitation, amortization of capitalized financing fees included in interest expense calculated in accordance with
                  GAAP) of HCNA and its Subsidiaries during such period, (iii) all non- cash foreign exchange losses of HCNA and its Subsidiaries recorded during such period (as determined for HCNA and its Subsidiaries on a consolidated basis in accordance with GAAP), (iv) any non-cash interest related to the amortization of the ECMC Transaction and (v) without duplication of any of the foregoing, any other non-cash charges against income.

                  "Administrative Agent":  as defined in the preamble.

                  "Affiliate": as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any other Person (other than a Subsidiary) which is the vehicle for a joint venture in which such Person holds Capital Stock (or any Subsidiary of such joint venture vehicle). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (x) vote 10% or more of the Voting

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         Stock of such Person or (y) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, however, that in no event shall any of Chase Manhattan Capital Corporation, The Prudential Insurance Company of America or Prudential Reinsurance Company be deemed to be Affiliates of HCNA and its Subsidiaries with respect to any transaction occurring in the ordinary course of business of HCNA and its Subsidiaries.

                  "Affiliate Guarantee": the Guarantee executed and delivered by certain Affiliates of Sifto, substantially in the form of Exhibit D, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Aggregate Canadian Borrowing Base Availability": at any time, the sum of each Borrowing Base then in effect with respect to each Borrower.

                  "Aggregate Commitment": US$20,000,000 (or the Equivalent Amount thereof), as such amount may be reduced from time to time in accordance with this Agreement, provided that for the purposes of (i) the definition of "Aggregate Required Lenders" and (ii) the definition of "Commitment Percentage" when such definition is used in the definition of "Majority Lenders" or "Required Lenders", "Aggregate Commitment" shall mean the aggregate amount of the Commitments of all Lenders other than Non-Responding Lenders.

                  "Aggregate Outstanding Extensions of Credit": as to any Lender with respect to a Borrower at any time, an amount equal to the sum of
         (a) the aggregate principal amount of all then outstanding Revolving Credit Loans made by such Lender to such Borrower and (b) such Lender's Commitment Percentage of the aggregate amount of L/C Obligations and Swing Line Loans then outstanding to such Borrower; provided that, only for purposes of calculating the commitment fees owing pursuant to subsection , the aggregate amount of Swing Line Loans then outstanding shall be deemed to be held entirely by the Swing Line Lender and not by any other Lender. For the purpose of calculating the Aggregate Outstanding Extensions of Credit at any date, all amounts then outstanding shall be deemed to be denominated in US Dollars, with outstanding amounts which actually are denominated in Canadian Dollars being deemed to be converted into the Equivalent Amount of US Dollars.

                  "Aggregate Required Lenders": at any time, Lenders hereunder and Lenders under (and as defined in) the US Credit Agreement which, in the aggregate, have Commitments hereunder and Commitments thereunder (as defined in the US Credit Agreement) aggregating at least 66-2/3% of the sum of

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         the Aggregate Commitment hereunder and the Aggregate Commitment thereunder (and as defined therein).

                  "Agreement": this Multi-Currency Credit and Guarantee Agreement, as amended, restated, supplemented or otherwise modified from time to time.

                  "Application": an application, in such form as the relevant L/C Issuer may specify from time to time, requesting such L/C Issuer to open a Letter of Credit.

                  "Assignee":  as defined in subsection .

                  "Assignment and Acceptance" as defined in subsection 14.6(c).

                  "Available Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment over (b) such Lender's Aggregate Outstanding Extensions of Credit to all Borrowers.

                  "BA Loan Rate": in respect of any Interest Period applicable to a BA Rate Loan, the rate per annum determined by the Administrative Agent by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers' acceptances) applicable to Canadian Dollar bankers' acceptances with a term comparable to such Interest Period as of 10:00 A.M., Toronto time, one Business Day before the first day of such Interest Period. If for any reason the Reuters Monitor Screen rates are unavailable, the "BA Loan Rate" shall mean the rate of interest determined by the Administrative Agent which is equal to the highest rate quoted by any of the five largest banks (determined on the basis of assets) named in Schedule I of the Bank Act (Canada) in respect of Canadian Dollar bankers' acceptances with a term comparable to such Interest Period as of 10:00 A.M., Toronto time, one Business Day before the first day of such Interest Period.

                  "Bank Act (Canada)": the Bank Act (Canada), as amended from time to time.

                  "Bank Act Security": security granted by the Borrowers pursuant to Sections 426 and 427 of the Bank Act (Canada).

                  "Bank of America":  Bank of America Canada

                  "Bankruptcy and Insolvency Act (Canada)": the Bankruptcy and Insolvency Act (Canada), as amended from time to time.

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                  "BA Rate Loan": a loan denominated in Canadian Dollars which bears interest at a rate based on the BA Loan Rate.

                  "Base Rate Loans": Canadian Prime Rate Loans or US Base Rate Loans, as the context shall require.

                  "Borrowers": as defined in the preamble to this Agreement; each, a "Borrower".

                  "Borrowing Base": with respect to any Borrower at any date, the amount equal to the sum of (a) 85% of Eligible Receivables of such Borrower and (b) 50% of Eligible Inventory of such Borrower (provided that during the period from July 1 of each year to January 31 of the next succeeding year, the Borrowing Base with respect to each Borrower shall be the sum of (a) 85% of Eligible Receivables of such Borrower and (b) 65% of Eligible Inventory (with respect to salt products and other equivalent use products) of such Borrower). The Borrowing Base shall be determined from time to time by the Collateral Agent by reference to the Borrowing Base Certificate then most recently delivered to it; provided that the information contained in such Borrowing Base Certificate shall not be conclusive in calculating the Borrowing Base and, after consultation with the relevant Borrower (and, in the case of any change in the method of calculating the Borrowing Base, upon reasonable notice to the relevant Borrower), the Collateral Agent shall be entitled to adjust (in accordance with the standards set forth in the definitions of the terms "Eligible Inventory" and "Eligible Receivables") the amounts and other information contained therein to the extent that the Collateral Agent believes in its reasonable credit judgment that such adjustment is appropriate to reflect the then-current amounts of Eligible Inventory and Eligible Receivables. Notwithstanding anything to the contrary contained herein, the Borrowing Base at any date shall be reduced by the amount of Preferred Claims (other than Preferred Claims constituting Preferred Sales Tax Claims or Preferred Withholding Tax Claims) outstanding on such date.

                  "Borrowing Base Certificate": with respect to each Borrower, a certificate, substantially in the form of Exhibit J, delivered pursuant to subsection .

                  "Borrowing Date": any Business Day specified as a date on which a Borrower requests the Lenders to make Loans hereunder.

                  "Business":  as defined in subsection (ii).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Toronto (or, in the case of matters relating to Eurodollar Loans, Toronto or London, England) are authorized or required by law to close.


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                  "Canadian Administrative Agent's Account": the account
         specified on Schedule X, or such other account as shall be specified by the Administrative Agent in a written notice to the Borrowers and the Lenders.

                  "Canadian Dollars" and "C$": dollars in lawful currency of Canada.

                  "Canadian Pension Plan": any plan, program, arrangement or understanding that is a pension plan for the purposes of any applicable pension benefits or tax laws of Canada or a province or territory thereof (whether or not registered under any such laws) which is maintained, administered or contributed to by (or to which there is or may be an obligation to contribute by) any member of the Sifto Group in respect to any person's employment in Canada or a province or territory thereof with any member of the Sifto Group, all related funding agreements and all related agreements, arrangements and understandings in respect of, or related to, any benefits to be provided thereunder or the effect thereof on any other compensation or remuneration of any employee.

                  "Canadian Prime Rate": at any date, the greater on such date of (i) the highest annual rate of interest announced from time to time by any of Royal Bank of Canada, The Toronto-Dominion Bank and Canadian Imperial Bank of Commerce, as being its reference rate then in effect for determining interest rates on Canadian Dollar denominated commercial loans made by such bank in Canada (that is, its "prime rate"), regardless of whether any of such banks charges such rate of interest in connection with extensions of credit in Canadian Dollars and (ii) 0.75% above the BA Loan Rate which the Administrative Agent would quote on such date for BA Rate Loans having an Interest Period of 30 days.

                  "Canadian Prime Rate Loans": Loans denominated in Canadian Dollars which bear interest at a rate based upon the Canadian Prime Rate.

                  "Capital Expenditures": of any Person, expenditures by such Person in respect of the purchase or other acquisition of fixed or capital assets having a useful life of greater than one year (excluding
         (a) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations as an expense deducted in determining Consolidated Net Income, (b) payments on account of Financing Leases, (c) to the extent otherwise included therein, interest capitalized during such period in accordance with GAAP, (d) expenditures of proceeds of insurance, condemnation awards or indemnity payments to the extent that such proceeds are expended or committed to be expended within 270 days after receipt thereof, or in

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         respect of which expenditures were previously made, for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, in each case as certified in reasonable detail to the Administrative Agent by a Responsible Officer of HCNA (it being agreed that (x) to the extent such proceeds are not expended or committed to be expended within 270 days after receipt thereof in accordance with this clause (d) or (y) proceeds are not received with respect to expenditures previously made and not included in the calculation of "Capital Expenditures" in anticipation of receiving such proceeds within 270 days of the initial expenditure, in each case, such amount shall be included in the calculation of "Capital Expenditures" thereafter) and (e) capital expenditures to the extent funded by any investor in any of HCNA's Subsidiaries that is not an Affiliate or Subsidiary of HCNA), which would, in accordance with GAAP, be set forth as capital expenditures on a consolidated statement of cash flows of such Person, including, in any event, investments by HCNA and its Subsidiaries in excess of US$10,000,000 (or the Equivalent Amount thereof), in the aggregate, made subsequent to December 28, 1996 by such Person in joint ventures in which HCNA or any of its Subsidiaries holds Capital Stock pursuant to subsection 10.10(d). For the purposes of clause (d) of this definition, proceeds shall be deemed to be committed to be expended only to the extent that a written contract or a firm purchase order has been executed and delivered requiring expenditure of such proceeds.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Collateral Account":  as defined in Section 4.3(a).

                  "Cash Equivalents": (a) with respect to HCNA and its Subsidiaries (including, without limitation, the members of the Sifto Group), (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit having maturities of not more than six months from the date of acquisition of the Administrative Agent or any commercial bank having capital and surplus in excess of US$500,000,000 (or the Equivalent Amount thereof) which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (iv) below, (iii) repurchase obligations with a term of not more than seven

<pg$pcn>
         days for underlying securities of the types described in clause (i), entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within three months after the date of acquisition; and

                  (b) with respect to members of the Sifto Group, (i) securities issued or directly and fully guaranteed or insured by the Canadian Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition and (ii) commercial paper rated at least R1 (high), R1 (middle) or R1 (low) or the equivalent by Dominion Bond Rating Service Limited or A1+ or the equivalent by CBRS Inc. and in either case maturing within three months after the date of acquisition.

                  "Closing Date": the date (which date shall be prior to or on February 28, 1997) on which the conditions precedent set forth in subsection shall be satisfied.

                  "Code": the Internal Revenue Code of 1986 of the United States, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Agent":  as defined in the preamble.

                  "Collateral Covenant Agreement": the Collateral Covenant Agreement, dated as of the Original Closing Date, as amended as of the Closing Date, by and among Sifto and the Collateral Agent, as the same may be further amended, supplemented or otherwise modified from time to time.

                  "Collateral Cash Equivalents": any cash equivalents held in a Cash Collateral Account.

                 "Commercial Letter of Credit":  as defined in subsection 4.1
         (b).

                  "Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or issue or participate in Letters of Credit, as the case may be, issued on behalf of the Borrowers hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II; as to all Lenders collectively, the "Commitments".

<pg$pcn>
                  "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the Aggregate Commitment; provided that, at any time after the Commitments shall have expired or terminated, the Commitment Percentage of a Lender instead shall be the percentage which the Aggregate Outstanding Extensions of Credit of such Lender to all Borrowers constitutes of the Aggregate Outstanding Extensions of Credit of all Lenders to all Borrowers.

                  "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with a Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes a Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Consolidated EBITDA": for any period, with respect to HCNA and its Subsidiaries on a consolidated basis, an amount equal to consolidated income before taxes on or measured by net income or gain (as determined in accordance with GAAP) for such period:

                  (a) minus, to the extent included in the computation of consolidated income before taxes, interest income, income or gain from extraordinary items for such period and non-cash foreign exchange gains, all determined on a consolidated basis for HCNA and its Subsidiaries in accordance with GAAP; and

                  (b) plus, to the extent deducted in the computation of consolidated income before taxes, the sum of (i) Consolidated Interest Expense (including, without limitation, interest expense imputed in respect of any Financing Leases), (ii) expense or loss from extraordinary items for such period, (iii) depreciation and other non-cash charges against income for such period, (iv) amortized debt discount for such period and (v) non-cash foreign exchange losses, all determined on a consolidated basis for HCNA and its Subsidiaries in accordance with GAAP.

                  "Consolidated Free Cash Flow": for any period, Consolidated Net Income (a) plus (to the extent deducted in determining Consolidated Net Income) the sum of (i) depreciation and other non-cash charges against income for such period and (ii) the provision for income taxes for such period, and (b) minus the sum of (i) the amount of Permitted

<pg$pcn>
         Capital Expenditures (other than Major Project Capital Expenditures) actually made during such period, (ii) income taxes paid or payable in cash for such period and (iii) scheduled principal payments paid or payable on a consolidated basis with respect to such period on account of Indebtedness.

                  "Consolidated Funded Debt": at any date, the amount of all Indebtedness for borrowed money of HCNA and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense": for any period, interest expense of HCNA and its Subsidiaries for such period (excluding the effects of capitalizing interest with respect to capital expenditures, any amortization of capitalized finance fees and any non-cash interest related to the amortization of the ECMC Transaction), determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Lease Expense": for any period, the aggregate rental obligations of HCNA and its Subsidiaries taken as a whole (determined on a consolidated basis in accordance with GAAP) which are payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of HCNA and its Subsidiaries or in the notes thereto, excluding, however, obligations under Financing Leases.

                  "Consolidated Net Income": for any period, the consolidated net income (or deficit) of HCNA and its Subsidiaries taken as a whole, determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with HCNA or any Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which HCNA or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by HCNA or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other

<pg$pcn>
         disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), (f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of HCNA or any Subsidiary, (i) in the case of a successor to HCNA by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (j) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Debt Purchase Conditions": at any date with respect to any purchase of Senior Secured Notes or Sifto Notes in reliance upon the provisions of subsection 10.11(c), the simultaneous satisfaction of each of the following conditions:

                           (a) no Default or Event of Default shall have
                  occurred and be continuing or would result therefrom;

                           (b) HCNA would have been in compliance with the Fixed
                  Charge Coverage Ratio required pursuant to subsection 10.1(b) for the period of four consecutive fiscal quarters ending on the last day of the most recent fiscal period with respect to which HCNA shall have delivered financial statements pursuant to subsection 9.1(a) or 9.1(b) if such purchase had been consummated on the last day of such fiscal period;

                           (c) the amount equal to (i) the average daily
                  aggregate Borrowing Bases of all Borrowers hereunder plus (ii) the average daily aggregate Borrowing Bases of all Borrowers under (and as such terms are defined in) the US Credit Agreement during the period of 90 consecutive days immediately preceding the date of such purchase shall have exceeded by at least US$40,000,000 (or the Equivalent Amount thereof) the amount equal to (x) the average daily Aggregate Outstanding Extensions of Credit to all Borrowers from all Lenders hereunder plus (y) the average daily Aggregate Outstanding Extensions of Credit to all Borrowers from all Lenders under (and as such terms are defined in) the US Credit Agreement during such 90-day period; and

<pg$pcn>
                           (d) there were no outstanding Loans hereunder and no
                  outstanding Loans under (and as such terms are defined in) the US Credit Agreement immediately prior to and immediately following such purchase.

                  "Default": any of the events specified in Section , whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "ECMC Transaction": the amendment of that certain Emission Control Maintenance and Construction Agreement, dated as of December 15, 1988, by and between Kerr-McGee Chemical Corporation and ACE Cogeneration Company, as assigned to NACC pursuant to that certain Master Agreement, dated November 30, 1990, and as the same has been amended from time to time, providing, among other things, for the payment by ACE Cogeneration Company of not less than US$22,000,000 in 1996.

                  "Eligible Inventory": shall mean, with respect to the relevant Borrower, an amount equal to the book value of that inventory ("Inventory") of such Borrower, determined in accordance with GAAP consistently applied, valued on a weighted average cost basis as to each Borrower, excluding in each instance capitalized warehouse costs, and subject to internal control and management procedures applied in accordance with past practice, which conforms to the following additional criteria:

                           (a) the Inventory consists of items which are in good
                  saleable condition (taking into account all applicable regulatory standards) and are not deteriorating in quality or obsolete;

                           (b) the Inventory is located at a facility owned or
                  leased by a Borrower, or if the Inventory is stored at any location other than premises owned or leased by such Borrower, such Borrower has complied with all notice, reporting and filing requirements required by the relevant Security Documents, as the case may be, with respect to such Inventory to assure that the Collateral Agent has a perfected security interest in and access to such Inventory; provided that Inventory which is located at any location which is not owned by such Borrower shall be deemed to be Eligible Inventory only if either (i) a Landlord's Waiver has been obtained with respect to such location and remains in full force and effect or (ii) the Borrowing Base for such Borrower has been reduced by a reserve reasonably satisfactory to the Collateral Agent to provide for future obligations of the Borrower which will need to be satisfied in order to remove such Inventory from

<pg$pcn>
                  such location in an orderly manner over a reasonable period of time;

                           (c) the location at which such Inventory is stored
                  holds Inventory which, in the absence of the provisions of this clause (c), would constitute Eligible Inventory having an aggregate book value of not less than C$60,000 (or the Equivalent Amount thereof;

                           (d) the Inventory is subject to the Collateral
                  Agent's perfected security interest (or the equivalent thereof under applicable law) and no other Lien (other than Liens permitted under the Security Agreements to which such Borrower is a party) (other than any Preferred Claims, the existence of which shall not, in itself, cause Inventory which is subject thereto to cease to be Eligible Inventory) and is either (i) stored in Canada at a location covered by a currently effective Personal Property Security Act filing (for any province in which such legislation applies or by other applicable method of perfecting a security interest (or the equivalent thereof) in Canadian provinces not subject to the Personal Property Security Act) filed by the Collateral Agent for the benefit of the holders of the Obligations or (ii) stored in the United States, at a location covered by a currently effective Uniform Commercial Code filing or other evidence of the Collateral Agent's security interest, for the benefit of the holders of the Obligations, and the Collateral Agent and the Administrative Agent reasonably believe that such financing statement or other evidence of security interest results in a perfected security interest;

                           (e) the Inventory consists of goods at a location
                  with respect to which the relevant Borrower maintains adequate perpetual or periodic records in accordance with past practice and, except to the extent incorporated into the finished product, does not consist of work in process (including, without limitation, bags and minerals), minerals which have not been removed from mines or lakes, returned or rejected goods, goods being returned to suppliers, spare parts, maintenance items, packaging materials, shipping materials, supplies or pallets;

                           (f) the Inventory consists of Inventory in transit
                  which is covered by non-negotiable documents of title which expressly state that such documents are "Non-Negotiable", but only to the extent that (i) such Inventory is in transit from
                  (A) a location within a Canadian province which is owned or leased by the relevant Borrower or any of its Subsidiaries (including

<pg$pcn>
                  a Public Warehouse as to which the Collateral Agent has received a Warehousemen Notice) and with respect to which the Collateral Agent holds a perfected security interest (or the applicable equivalent thereof) to (B) a location within a Canadian province which is owned or leased by the relevant Borrower or any of its Subsidiaries (including a Public Warehouse as to which the Collateral Agent has received a Warehousemen Notice) and with respect to which the Collateral Agent holds a perfected security interest (or the applicable equivalent thereof), (ii) such Inventory does not have a book value in excess of US$5,000,000 and (iii) such Inventory which is located at any location which is not owned by such Borrower shall be deemed to be Eligible Inventory only if either (A) a Landlord's Waiver has been obtained with respect to such location and remains in full force and effect or (B) the Borrowing Base for such Borrower has been reduced by a reserve reasonably satisfactory to the Collateral Agent to provide for future obligations of the Borrower which will need to be satisfied in order to remove such Inventory from such location in an orderly manner over a reasonable period of time;

                           (g) the Inventory is not covered by a negotiable
                  document of title;

                           (h)  the Inventory is not placed on consignment;

                           (i) if any of the Inventory consists of special order
                  goods or bill and hold goods, reasonable reserves have been deducted in respect of such Inventory in determining the Borrowing Base;

                           (j) the Inventory is not prepaid and is insured in
                  accordance with the requirements of the Loan Documents; and

                           (k) the Inventory is otherwise satisfactory to the
                  Collateral Agent in its reasonable credit judgment.

         Notwithstanding anything to the contrary in this Agreement, the amount of Eligible Inventory of each Borrower shall be reduced by the amount of such Borrower's Preferred Withholding Tax Claims.

                  "Eligible Receivables": shall mean, with respect to the relevant Borrower, an amount equal to the book value of those accounts receivable ("Accounts") of such Borrower, determined in accordance with GAAP consistently applied and subject to internal control and management procedures applied in accordance with past practice, which conform to each of the following additional criteria:

<pg$pcn>
                           (a) the Account is not evidenced by chattel paper or
                  an instrument or security of any kind, unless such chattel paper or instrument or security has been duly endorsed to and is in the possession of the Collateral Agent for the benefit of the holders of the Obligations;

                           (b) if the chief executive office of the account
                  debtor is located outside Canada, either:

                                    (i) the chief executive office of the
                           account debtor is located in the United States and the Collateral Agent then holds a first priority security interest in the Account and such security interest is perfected under the laws of both the United States and Canada;

                                    (ii) the Account is payable in the full
                           amount of the face value of the Account in Canadian Dollars or US Dollars and is supported by an irrevocable letter of credit issued by a Canadian financial institution (or a foreign financial institution confirmed by a Canadian financial institution) reasonably satisfactory to the Collateral Agent and in form and substance reasonably acceptable to the Collateral Agent and the letter of credit and all documents required to draw thereon have been delivered to (and the rights of the relevant Borrower therein have been assigned to) the Collateral Agent for the benefit of the holders of the Obligations; or

                           (c) the Account is subject to the Collateral Agent's
                  perfected security interest (or the equivalent thereof under applicable law) and no other Lien (other than (i) any Preferred Claims, the existence of which shall not, in itself, cause Accounts which are subject thereto to cease to be Eligible Receivables and (ii) Liens permitted under the Security Agreements to which such Borrower is party), and any filings necessary or reasonably desirable to have been filed by the Collateral Agent against such Borrower in order to perfect the security interest (or the applicable equivalent thereof) of the Collateral Agent and where applicable, the Administrative Agent and the Lenders in such Account during such time as such Account shall be included in the Borrowing Base;

                           (d) the Account arises solely from the sale of goods
                  or the performance of services by such Borrower in the ordinary course of business and is documented by an invoice in a customary form used by such Borrower and reasonably acceptable to the Collateral Agent and (i) is due less than ninety (90) days after the date of

<pg$pcn>
                  such invoice or (ii) is covered by an irrevocable letter of credit of a type described in clause (b) (ii) above;

                           (e) the Account has not remained unpaid later than
                  the earlier to occur of (i) sixty (60) days past the due date specified in the applicable invoice and (ii) ninety (90) days past the original invoice date;

                           (f) the account debtor is not insolvent or the
                  subject of any bankruptcy or insolvency proceeding of any kind and the Collateral Agent has not notified such Borrower that the creditworthiness of such account debtor is unacceptable to the Collateral Agent in its reasonable business judgment;

                           (g) the Account does not arise out of transactions
                  with any employee, officer, director, stockholder or other Affiliate of HCNA or any of its Subsidiaries;

                           (h) (i) in the case of Accounts due from an account
                  debtor (other than the Ministry of Transportation of Ontario, the City of Montreal, the Ministry of Transport of Quebec and the City of Hamilton) whose total indebtedness to all Borrowers on Accounts then exceeds 10% of the aggregate amount of all Eligible Receivables of all Borrowers, such Accounts shall be deemed to be ineligible (with such ineligibility being applied ratably to the Accounts owing to the Borrowers from such account debtor) to the extent that they exceed such percentage and (ii) in the case of Accounts due from the Ministry of Transportation of Ontario, the City of Montreal, the Ministry of Transport of Quebec and the City of Hamilton, such Accounts shall be deemed to be ineligible (with such ineligibility being applied ratably to the Accounts owing to the Borrowers from such account debtors) to the extent that the total indebtedness to all Borrowers on such Accounts then exceeds 50% of the aggregate amount of all Eligible Receivables of all Borrowers;

                           (i) the Account is not due from an account debtor
                  whose indebtedness to such Borrower on Accounts which are more than 60 days past due (or in the case of Accounts owing from account debtors located outside of Canada or the United States, 30 days past due) exceeds 50% of such account debtor's total indebtedness to such Borrower;

                           (j)  the Account is payable to such Borrower;

<pg$pcn>
                           (k) the Account does not arise out of a bill and hold
                  sale prior to the shipment thereof and, if the Account arises out of a sale to any Person to which such Borrower is indebted (other than any Governmental Authority with respect to which none of such indebtedness owing by such Borrower is then due and payable), the amount of such indebtedness is deducted in determining the Borrowing Base;

                           (l) the Account is net of any returns, discounts,
                  claims, credits and allowances and net of reserves with respect to Accounts for rebates, billbacks, foreign exchange losses, and net of all other reserves established by such Borrower with respect to Accounts, other than bad debt reserves;

                           (m) the Account is not subject to any defense,
                  counterclaim or setoff, other than with respect to taxes not then due and payable to Governmental Authorities which are account debtors;

                           (n) the Account does not arise with respect to goods
                  which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional;

                           (o) the Account is one upon which (i) such Borrower's
                  right to receive payment is absolute and is not contingent upon the fulfillment of any condition whatsoever and (ii) such Borrower is able to bring suit or otherwise enforce its remedies against the account debtor through judicial process; and

                           (p) the Account is otherwise satisfactory to the
                  Collateral Agent in its reasonable credit judgment.

         Notwithstanding anything to the contrary in this Agreement, the amount of Eligible Receivables of each Borrower shall be reduced by the amount of such Borrower's Preferred Sales Tax Claims.

                  "Environmental Compliance Program": as defined in subsection
                   9.2(f).

                  "Environmental Laws": any and all foreign (including, without limitation, United States), Federal, state, territorial, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, guidelines, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning health and safety matters or conditions or protection of human health or the environment, including

<pg$pcn>
         without limiting the generality of the foregoing, mining operations, rehabilitation, decommissioning and mine closures as are now or may at any time hereafter be in effect.

                  "Equivalent Amount":  at any date:

                           (a) with respect to obligations or valuations
                  denominated in Canadian Dollars, the amount of US Dollars which would result from the conversion of the relevant amount of Canadian Dollars into US Dollars at the bid rate for US Dollars determined by the Administrative Agent in accordance with its normal practice at approximately 12:00 Noon, Toronto time, on the date which is most recent to occur of (i) the last day of the first two weeks of each Interim Accounting Period and (ii) the last day of each Interim Accounting Period (or, at all times prior to the first of such dates to occur following the Closing Date, the Business Day immediately preceding the Closing Date); provided, however, that the Equivalent Amount shall be calculated on a daily basis (by reference to the conversion rate determined by the Administrative Agent in accordance with normal practice at approximately 12:00 Noon, Toronto time, on such date) for purposes of determining (i) whether the Aggregate Outstanding Extensions of Credit on such date are in excess of either the Aggregate Commitment or the Borrowing Base then in effect and
                  (ii) the amounts due and payable under the Notes evidencing the Canadian Prime Rate Loans; and

                           (b) with respect to obligations or valuations
                  denominated in U.S. Dollars, the amount of Canadian Dollars which would result from the conversion of the relevant amount of U.S. Dollars into Canadian Dollars at the bid rate for Canadian Dollars determined by the Administrative Agent in accordance with its normal practice at approximately 12:00 Noon, Toronto time, on the date which is most recent to occur of (i) the last day of the first two weeks of each Interim Accounting Period and (ii) the last day of each Interim Accounting Period (or, at all times prior to the first of such dates to occur following the Closing Date, the Business Day immediately preceding the Closing Date); provided, however, that the Equivalent Amount shall be calculated on a daily basis (by reference to the conversion rate determined by the Administrative Agent in accordance with normal practice at approximately 12:00 Noon, Toronto time, on such date) for purposes of determining whether the Aggregate Outstanding Extensions of Credit on such date are in excess of either the Aggregate Commitment or the Borrowing Base then in effect.

<pg$pcn>
                  "ERISA": the Employee Retirement Income Security Act of 1974 of the United States as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States or of the Office of the Superintendent of Financial Institutions in Canada or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board, with respect to the Federal Reserve System) maintained by a member bank of such System, provided that a Lender shall be deemed to be subject to Eurocurrency Reserve Requirements only from and after the date that such Lender has certified to the Borrowers that a Governmental Authority has imposed any Eurocurrency Reserve Requirements subsequent to the Closing Date which increase the cost to such Lender of making or maintaining Eurodollar Loans hereunder.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest determined on the basis of the rate per annum for deposits in US Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period; provided, that in the event that such rate does not appear on Page 3750 of the Telerate Screen (or otherwise on the Telerate Service), the Eurodollar Base Rate shall be determined by reference to such other publicly available service for displaying eurodollar rates as shall be determined by the Administrative Agent.

                  "Eurodollar Loans": Loans bearing interest at a rate which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section , provided that any requirement for the giving of

<pg$pcn>
         notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Existing Credit Agreement":  as defined in the preamble.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee or disclosed in a footnote thereto.

                  "Fixed Charge Coverage Ratio": for any Person for any period, the ratio of (i) Adjusted Operating Income plus, for purposes of subsection 10.1 only, in the case of any period which ends on or prior to the date which is twelve months after the Closing Date, the aggregate amount of amendment, upfront and other similar fees and legal, accounting and other fees and expenses payable in connection with the execution and delivery of this Agreement and the US Credit Agreement and the consummation of the transactions contemplated hereby or thereby to (ii) Adjusted Fixed Charges for such period.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time; provided that, to the extent that the Administrative Agent determines that a change in GAAP materially affects the calculation of any of the covenants contained in subsection , GAAP shall mean, solely with respect to the covenants so affected, generally accepted accounting principles consistent with those utilized in preparing the audited financial statements referred to in subsection 6.17, 7.1.

                  "GE Capital Canada": as defined in the preamble to this Agreement.

                  "Governmental Authority": any nation or government, any state or province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GSLMC ": Great Salt Lake Minerals Corporation, a Delaware corporation.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) with respect to which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in any such case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the

<pg$pcn>
         "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower (and reasonably acceptable to the Administrative Agent) in good faith.

                  "Guarantees": the collective reference to the Affiliate Guarantee, the guarantees contained in Section and each guarantee provided pursuant to subsection .

                  "Guarantor": any Person delivering a Guarantee pursuant to this Agreement, including, without limitation, the Parent Guarantors and the Guarantors under (and as defined in) the US Credit Agreement.

                  "HCG": Harris Chemical Group, Inc., a Delaware corporation.

                  "HCNA": Harris Chemical North America, Inc., a Delaware corporation.

                  "Included Investments": at any date, the amount equal to the sum on such date of (i) the aggregate amount of Indebtedness then owing pursuant to subsection 10.2(e) to any Guarantor (as

<pg$pcn>
         defined in the US Credit Agreement) by Subsidiaries of HCNA which are not then Guarantors (as defined in the US Credit Agreement) or members of the Sifto Group, (ii) the aggregate amount of Indebtedness then owing pursuant to subsection 10.2(e) to any member of the Sifto Group by Subsidiaries of HCNA which are not then Guarantors (as defined in the US Credit Agreement) or members of the Sifto Group, (iii) the aggregate amount of Investments then made pursuant to subsection 10.10(e) by Guarantors (as defined in the US Credit Agreement) in Subsidiaries of HCNA which are not Guarantors (as defined in the US Credit Agreement) or members of the Sifto Group, (iv) the aggregate amount of Investments then made pursuant to subsection 10.10(e) by members of the Sifto Group in Subsidiaries of HCNA which are not Guarantors (as defined in the US Credit Agreement) or members of the Sifto Group and (v) the aggregate amount of Guarantee Obligations then outstanding pursuant to subsection 10.4(h).

                  "Incremental Investment": as defined in "Permitted Investment Amount".

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases and (d) all obligations of such Person in respect of letters of credit, acceptances and similar obligations issued or created for the account of such Person.

                  "Insignificant Subsidiary": at any time, each Subsidiary that, for the most recent fiscal year for which the relevant financial information is available, had revenues, determined in accordance with GAAP, of less than US$1,000,000.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Intellectual Property":  as defined in subsection 7.9.

                  "Interest Act": the Interest Act (Canada), as amended from time to time.

                  "Interest Coverage Ratio": for any period with respect to HCNA and its Subsidiaries, the ratio of (i) Consolidated EBITDA to (ii) the amount equal to Consolidated Interest Expense for such period.

<pg$pcn>
                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less and any BA Rate Loan, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the last day of such Interest Period and each other day which is three months, or a whole multiple thereof, after the first day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan or BA Rate Loan:

                           (i) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Loan and ending one, two, three or, in the case of any Eurodollar Loan, six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (ii) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Loan and ending one, two, three or, in the case of any Eurodollar Loan, six months thereafter, as selected by such Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Loan would
                  otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would otherwise extend
                  beyond the Termination Date shall end on the Termination Date;

                           (3) any Interest Period pertaining to a Loan that
                  begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

<pg$pcn>
                           (4) each Borrower shall select Interest Periods so as
                  not to require a payment or prepayment of any Loan owing by it during an Interest Period for such Loan.

                  "Interim Accounting Period": with respect to each Borrower, each period of four or five weeks into which the fiscal quarter of such Borrower is divided, based upon a fiscal year of four thirteen-week fiscal quarters and with each such fiscal quarter being divided into two four-week periods followed by one five-week period.

                  "Inventory":  as defined in "Eligible Inventory".

                  "Investment Company Act": the Investment Company Act of 1940 of the United States, as amended from time to time.

                  "Investments":  as defined in subsection 10.10.

                  "Joinder Agreement": the Joinder Agreement to be executed and delivered by any Subsequent Borrower, substantially in the form of Exhibit G, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Landlord's Waiver": a Landlord's Letter, substantially in the form of Exhibit H-1, or a Warehousemen Notice, as the context shall require.

                  "L/C Commitment": C$3,000,000 (or the Equivalent Amount thereof).

                  "L/C Issuer":  as defined in subsection 4.1(a).

                  "L/C Obligations": at any time with respect to a Borrower, an amount equal to the sum (without duplication) of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit issued for the account of such Borrower, (b) the aggregate amount of drawings under Letters of Credit issued for the account of such Borrower which have not then been reimbursed by such Borrower (through the incurrence of Revolving Credit Loans) pursuant to subsection 4.2 and (c) the maximum amount of all other outstanding obligations incurred by the Administrative Agent and the Lenders at the request of such Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by the Administrative Agent with respect to any Letter of Credit.

                  "Lenders": as defined in the preamble to this Agreement; each a "Lender".

                  "Letters of Credit":  as defined in subsection 4.1.

<pg$pcn>
                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan (including, without limitation, a Swing Line
         Loan) made by a Lender pursuant to this Agreement to any Borrower.

                  "Loan Documents": this Agreement, the Notes, the Applications, the Guarantees, the Security Documents, the Collateral Covenant Agreement and the Joinder Agreement and any other agreements or documents executed in connection with this Agreement or the transactions contemplated hereby, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Loan Parties": each Borrower, each Guarantor and each Subsidiary of HCNA which is a party to a Loan Document.

                  "Lock Box Agreement": each lock box agreement executed and delivered by the Borrowers, substantially in the form of Exhibit E (with such revisions thereto as may be negotiated among the Collateral Agent, the Administrative Agent, the relevant Borrower and the relevant lock box bank), as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Majority Lenders": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

                  "Major Project Capital Expenditures": Capital Expenditures by HCNA or any of its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets comprising (a) up to US$9,400,000 with respect to packaging equipment for evaporated salt produced as a by-product of an unrelated industrial operation in New Johnsville, TN, (b) up to US$5,500,000 with respect to additional production capacity of 500,000 tons to the Goderich mine, (c) up to US$2,500,000 with respect to Phase II of the West pond Development Plan to expand the pond area, increase solar capacity and access an area of higher brine concentration in order to reduce the use of higher cost raw materials and (d) up to US$5,200,000 by GSL with respect to the sulfate of potash ("SOP") expansion plan for the implementation of plant cooling processes for improved yields and extended production of the Ogden plant and additional loading and storage facilities to support expanded potash and magnesium chloride production, or

<pg$pcn>
         Capital Expenditures with respect to any other major project which may be substituted for any of the foregoing projects in whole or in part upon (x) delivery of a certificate of a Responsible Officer of HCNA or any Borrower stating that (i) such Responsible Officer has no knowledge of any material adverse effect which could reasonably be expected to result from such replacement project and (ii) such Responsible Officer believes to the best of such Responsible Officer's knowledge that such replacement project has economic payback and return characteristics at least as favorable as those of the project being replaced and (y) approval of the Administrative Agent (which approval shall not be unreasonably withheld).

                  "Material Adverse Effect":  a material adverse effect on:

                           (a) the business, operations, property or financial
                  or other condition of either (i) with respect to the use of such term in subsection 10.19, any Borrower and its Subsidiaries taken as a whole and (ii) with respect to any other provision of this Agreement or any other Loan Document, HCNA and its Subsidiaries taken as a whole; or

                           (b) the validity or enforceability of this Agreement,
                  any of the Notes or any Application or any of the other Loan Documents or the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances or materials or any pollutants, contaminants or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Maximum Available Credit": an amount equal to (a) the lesser of (i) the Aggregate Commitment and (ii) the Aggregate Canadian Borrowing Base Availability minus (b) the Sifto Reserve, if any.

                  "Multiemployer Plan": a US Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NACC ": North American Chemical Company, a Delaware corporation.

                  "NAMSCO": as defined in the preamble of this Agreement.

<pg$pcn>
                  "NASC":  as defined in the preamble to this Agreement.

                  "Non-Responding Lender": with respect to any proposed amendment, restatement, supplement, waiver, consent or other modification to this Agreement or any other Loan Document pursuant to subsection 14.1 or any other determination to be made by the Majority Lenders, the Required Lenders or the Aggregate Required Lenders, as the case may be, hereunder or under any other Loan Document (each, a "Proposed Determination"), in each case as to which the Lenders have been given a Qualified Determination Notice, any Lender which fails to provide an affirmative or negative written response to the Administrative Agent within 10 Business Days, after receiving such Qualified Determination Notice. For the purposes of this definition, "Qualified Determination Notice" shall mean any written notice delivered to each Lender at least 10 Business Days prior to the response deadline for the relevant Proposed Determination.

                  "Notes": the collective reference to the Revolving Credit Notes and the Swing Line Notes; each, a "Note".

                  "Obligations": the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Borrowers to the Administrative Agent, the Collateral Agent and the Lenders (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Applications, the other Loan Documents or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations (including, without limitation, all L/C Obligations), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, to the Collateral Agent or to the Lenders that are required to be paid by a Borrower or HCNA pursuant to the terms of this Agreement or any other Loan Document).

                  "Original Closing Date":  October 15, 1993.

                  "Parent Guarantors": the collective reference to HCNA, NASC and NAMSCO.

                  "Participant":  as defined in subsection 14.6(b).

<pg$pcn>
                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Capital Expenditures": as defined in subsection
         10.5.

                  "Permitted Investment Amount": at any date, (a) for purposes of subsection , an amount not to exceed US$10,000,000 (or the Equivalent Amount thereof), at any one time outstanding and (b) for purposes of subsections , 10.4(h) and in the aggregate, an amount not to exceed US$10,000,000 (or the Equivalent Amount thereof) at any one time outstanding. For purposes of this definition, the amount of an Investment which, at any date, shall be deemed to be "outstanding" shall be the amount (to the extent that such amount is not less than zero) equal to (x) the aggregate amount (1) invested by HCNA and its Subsidiaries after the Closing Date in joint ventures in which HCNA or any of its Subsidiaries holds Capital Stock or (2) loaned to, or invested in, any Subsidiary of HCNA which is not a Guarantor (as defined in the US Credit Agreement) or a member of the Sifto Group, as the case may be (such amount invested or loaned after the Closing Date, the "Incremental Investment"), minus (y) the aggregate amount of cash dividends, principal repayments or other cash distributions (other than interest payments) actually received by HCNA and its Subsidiaries during the period from the Closing Date to the date of calculation on account of such Incremental Investment (as reported on the financial statements of HCNA and its Subsidiaries delivered pursuant to subsection or 9.1(a), 9.1(b) as the case may be, for such period).

                  "Permitted Refinancing Indebtedness": Indebtedness that refunds, refinances or otherwise replaces any other Indebtedness ("Refinanced Indebtedness"); provided, that (a) the aggregate principal amount (or, if issued with original issue discount, the aggregate issue price) of such refinancing Indebtedness is equal to or less than the sum of (i) the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of such Refinanced Indebtedness and (ii) any premiums, fees or customary taxes payable in connection with such refinancing, (b) no scheduled principal payments shall be payable in respect of such refinancing Indebtedness prior to February 28, 2003, (c) each obligor, guarantor and item of collateral in respect of such refinancing Indebtedness shall also have been, to at least the same extent, an obligor, guarantor, or item of collateral, as the case may be, in respect of such Refinanced Indebtedness, (d) the interest rate and other operating costs shall be consistent with current market conditions and other terms and conditions of such refinancing Indebtedness (including, without limitation, any subordination provisions) shall be

<pg$pcn>
         no less favorable to the interests of the relevant obligor and the Lenders than the terms and conditions of such Refinanced Indebtedness and (e) after giving effect to the incurrence of such Refinancing Indebtedness, HCNA shall be in compliance with the covenants set forth in subsection 10.1, determined on a pro forma basis as if such refinancing had occurred on the first day of the most recent period of four consecutive quarters for which the relevant financial information is available.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Personal Property Security Act (Ontario)": the Personal Property Security Act (Ontario), as amended or replaced from time to time.

                  "Preferred Claims": on any date with respect to a Borrower, all encumbrances, claims, liens, deemed trusts and privileges created by statute or regulation (in contrast with Liens voluntarily granted) which, on such date, secure amounts then overdue and payable and which rank prior to or pari passu with the Collateral Agent's Lien or the Collateral Agent's, the Administrative Agent's and the Lenders' Liens on all or any part of the Collateral of such Borrower, including, without limitation:

                           (a) for such amounts which are payable for wages,
                  employee deductions (in respect of income tax, unemployment insurance and pension plan deductions), sales taxes, goods and services taxes, municipal taxes, excise taxes, income taxes, employee health taxes, workers' compensation, vacation pay, government royalties, pension fund obligations and overdue rents; and

                           (b) to the extent that such claims have been asserted
                  against such Borrower, warehousemen's and similar liens;

         provided that with respect to Preferred Claims resulting from warehousemen's and similar Liens which encumber Inventory, the amount of such Preferred Claim shall be deemed to be the amount which the Collateral Agent reasonably determines is sufficient to provide for future obligations of the Borrower which will need to be satisfied in order to remove such Inventory from such location in an orderly manner over a reasonable period of time.

                  "Preferred Sales Tax Claims": on any date with respect to a Borrower, all encumbrances, claims, liens, deemed trusts and privileges created by statute or regulation (in

<pg$pcn>
         contrast with Liens voluntarily granted) which, on such date, rank prior to or pari passu with the Collateral Agent's Lien or the Collateral Agent's, the Administrative Agent's and the Lenders' Liens on all or any part of the Collateral of such Borrower, for the aggregate amount of accrued unpaid obligations of such Borrower (whether or not overdue) in respect of goods and services and sales taxes (including, without limitation, the goods and services tax and retail sales tax) as of such date.

                  "Preferred Withholding Tax Claims": on any date with respect to a Borrower, all encumbrances, claims, liens, deemed trusts and privileges created by statute or regulation (in contrast with Liens voluntarily granted) which, on such date, rank prior to or pari passu with the Collateral Agent's Lien or the Collateral Agent's, the Administrative Agent's and the Lenders' Liens on all or any part of the Collateral of such Borrower, for the aggregate amount of accrued unpaid obligations of such Borrower (whether or not overdue) in respect of withholding deductions (including, without limitation, withholding deductions in respect of employee wages, pension obligations and unemployment insurance) and health taxes as of such date.

                  "Properties":  as defined in subsection 7.16(i).

                  "Public Debt": the collective reference to the Senior Secured Notes, the Senior Subordinated Notes and the Sifto Notes.

                  "Public Warehouse": as to any Borrower, any warehouse other than a warehouse which is (a) owned or leased entirely by such Borrower or any of its Subsidiaries and (b) under the control and management of such Borrower or any of its Subsidiaries.

                  "Qualifying Canadian Institutions": (a) banks incorporated under the Bank Act (Canada) and named in Schedule I or Schedule II thereof and resident in Canada within the meaning of the Tax Act and
         (b) other financial institutions, commercial banks or near-banks incorporated in Canada and resident in Canada within the meaning of the Tax Act (including, in any event, GE Capital Canada).

                  "Refunded Swing Line Loans":  as defined in subsection 5.4(a).

                  "Register":  as defined in subsection 14.6(d).

                  "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System of the United States as in effect from time to time.

<pg$pcn>
                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System of the United States as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .23, .25, .27, .28, .29, .30, .31, .32, .34 or .35 of the PBGC Reg. Section 4043.

                  "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 66-2/3%.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": of any Person, the chief executive officer and the president of such Person or, with respect to financial matters, the chief financial officer and the treasurer of such Person.

                  "Restricted Payment Allowance Condition": with respect to permitted Investments and Restricted Payments, the simultaneous satisfaction of each of the following conditions:

                           (a) no Default or Event of Default shall have
                  occurred and be continuing or would result therefrom;

                           (b) the Interest Coverage Ratio of HCNA for the
                  period of four consecutive fiscal quarters ending on the date of the financial statements of HCNA then most recently delivered to the Administrative Agent pursuant to subsection or 9.1(a), 9.1(b) as the case may be, shall be not less than
                  2.25 to 1.0; and

                           (c) the Fixed Charge Coverage Ratio of HCNA for the
                  period of four consecutive fiscal quarters ending on the date of the financial statements of HCNA then most recently delivered to the Administrative Agent pursuant to subsection or 9.1(a), 9.1(b) as the case may be, shall not be less than
                  1.30 to 1.0.

                  "Restricted Payments":  as defined in subsection 10.9.

<pg$pcn>
                  "Revocation Period":  as defined in subsection 4.1 (f).

                  "Revolving Credit Loans":  as defined in subsection 2.1(a).

                  "Revolving Credit Note":  as defined in subsection 2.2.

                  "Sale/Leaseback Documents": any agreements or documents executed in connection with the Sale/Leaseback Transaction.

                  "Sale/Leaseback Transaction": the sale/leaseback transaction involving the Argus Utility Plant for US$75,000,000 consummated on July 15, 1996 and more specifically described in the Sale/Leaseback Documents.

                  "SEC":  the United States Securities and Exchange Commission.

                  "Security Agreements": the collective reference to (a) instruments, documents and agreements described on Schedule VIII and
         (b) any analogous instruments, documents and agreements from time to time delivered by the Subsequent Borrower, as each of the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Security Documents": the collective reference to the Security Agreements, the Lock Box Agreements, the Collateral Covenant Agreement, and all other security documents hereafter delivered to the Administrative Agent or the Collateral Agent which grant a Lien on any asset or assets of any Person to secure the obligations and liabilities of a Borrower hereunder, under the Notes, under the Applications and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities (including without limitation, any such security documents delivered pursuant to the US Credit Agreement).

                  "Senior Secured Notes": the Senior Secured Notes, due 2001, issued by HCNA in an original aggregate principal amount of US$200,000,000, and any Permitted Refinancing Indebtedness in respect thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 10.11(a).

                  "Senior Subordinated Notes": the Senior Subordinated Notes, due 2003, issued by HCNA in an original aggregate principal amount of US$335,000,000, and any Permitted Refinancing Indebtedness in respect thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 10.11(a).

<pg$pcn>
                  "Services Agreement": the Services Agreement described in the Existing Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 10.11(b).

                  "Sifto":  as defined in the preamble.

                  "Sifto Group": the collective reference to (i) Sifto, (ii) the Subsequent Borrower, (iii) any Subsidiaries of Sifto and the Subsequent Borrower which are Guarantors pursuant to this Agreement and (iv) any Canadian holding company for Sifto and the Subsequent Borrower which is a Guarantor pursuant to this Agreement and which has no material liabilities and holds no material assets other than the Capital Stock of Sifto and the Subsequent Borrower.

                  "Sifto Notes": the Senior Secured Notes, due July 15, 2000, issued by Sifto in an original aggregate principal amount of US$100,000,000, and any Permitted Refinancing Indebtedness in respect thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 10.11(a).

                  "Sifto Reserve": for any period set forth below during which any Sifto Notes (other than any Permitted Refinancing Indebtedness in respect thereof) are outstanding, the amount set forth opposite such period:

                         Period                      Sifto Reserve
                  03/14/00 - 04/13/00                US$2,000,000
                  04/14/00 - 05/13/00                US$3,333,333
                  05/14/00 - 06/13/00                US$4,666,667
                  06/14/00 and thereafter            US$6,000,000

                  "Single Employer Plan": any United States Pension Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Soda Ash Subsidiary": any Subsidiary of HCNA (other than a Borrower) organized for the purpose of engaging substantially in the production or marketing of soda ash.

                  "Solvent":  with respect to any Person, shall mean that:

                           (a) the present value of such Person's assets is in
                  excess of the total amount of such Person's liabilities;

                           (b) such Person is able to pay its debts as they
                  become due; and

<pg$pcn>
                           (c) such Person does not have unreasonably small
                  capital to carry on its business as theretofore operated and all businesses in which such Person is about to engage.

                  "Standby Letter of Credit":  as defined in subsection 4.1(b).

                  "Stockholders' Agreement": the Stockholders' Agreement, dated as of October 15, 1993, as amended, attached hereto as Exhibit L, among HCG and the Stockholders (as defined therein), as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 10.11(b).

                  "Subsequent Borrower":  a Subsidiary of HCNA which:

                           (a) is incorporated after the date hereof under the
                  laws of a jurisdiction within Canada which (i) is reasonably acceptable to the Administrative Agent and the Collateral Agent and (ii) permits the Guarantees contemplated by this Agreement;

                           (b) holds the assets of the marketing operations of
                  Sifto and the Capital Stock of which is held beneficially and of record by the same Person who holds beneficially and of record the Capital Stock of Sifto;

                           (c) has executed and delivered each of (i) the
                  Joinder Agreement, (ii) Revolving Credit Notes, (iii) Swing Line Notes, (iv) one or more Security Agreements, (v) one or more Lock Box Agreements and (vi) such other documents, instruments and agreements as may be deemed reasonably necessary or appropriate by the Collateral Agent to perfect the security interest (or the applicable equivalent thereof) of the Collateral Agent or the Collateral Agent, the Administrative Agent and the Lenders in the Collateral (as defined in the relevant Security Agreements);

                           (d) has provided to the Collateral Agent and to the
                  Administrative Agent legal opinions, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, from counsel reasonably acceptable to the Collateral Agent and the Administrative Agent, with respect to the matters covered by the opinions delivered pursuant to subsection 8.1(m) and any other matters reasonably requested by them; and

                           (e) has provided to the Administrative Agent and to
                  the Collateral Agent incumbency certificates and board resolutions, in form and substance reasonably satisfactory to the Administrative Agent and to the

<pg$pcn>
                  Collateral Agent, together with such other certificates, documents, instruments and agreements as the Administrative Agent or the Collateral Agent reasonably may request.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of Voting Stock sufficient to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of a Borrower.

                  "Swing Line Commitment": at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection in the amount referred to therein.

                  "Swing Line Lender":  GE Capital Canada.

                  "Swing Line Loans":  as defined in subsection 5.1(a).

                  "Swing Line Note":  as defined in subsection 5.2.

                  "Tax Act": the Income Tax Act (Canada), as amended from time to time.

                  "Taxes":  as defined in subsection 6.14.

                  "Tax Sharing Agreement": the Tax Sharing Agreement, dated as of October 15, 1993, between HCG and HCNA, attached hereto as Exhibit M, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 10.11(b).

                  "Termination Date": the earlier of (a) February 28, 2002 and
         (b) February 15, 2001, if any Senior Secured Notes (other than Permitted Refinancing Indebtedness in respect thereof) are outstanding on such date.

                  "Tranche": at any date, the collective reference to all Eurodollar Loans or BA Rate Loans, as the case may be, which then have Interest Periods in effect which began on the same date and are scheduled to end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee":  as defined in subsection 14.6(f).

                  "Transferred HCNA Amounts":  as defined in subsection 10.5.

<pg$pcn>
                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "UCC": the Uniform Commercial Code as from time to time in effect in the State of New York and, as to perfection and enforcement of security interests, the Uniform Commercial Code as from time to time in effect in each jurisdiction where, pursuant to the Uniform Commercial Code as from time to time in effect in the State of New York, perfection and the effect of non-perfection is to be determined.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "US Administrative Agent": General Electric Capital Corporation, administrative agent under the US Credit Agreement.

                  "US Base Rate": for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the CP Rate in effect on such day and (c) the US Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof: "Prime Rate" shall mean, for any day, the per annum base rate on corporate loans posted by at least 75% of the United States' 30 largest banks as most recently reported in the "Money Rates" column (or any comparable successor column) of The Wall Street Journal on or prior to such day, provided that if The Wall Street Journal changes its method of reporting such rate, the Prime Rate shall be the highest rate per annum reported by Bank of America National Trust and Savings Association or The First National Bank of Boston as its "prime rate" or "reference rate"; "CP Rate" shall mean, for any day, the per annum commercial paper rate for 90-day commercial paper placed directly by General Electric Capital Corporation as most recently reported in the "Money Rates" column (or any comparable successor column) of The Wall Street Journal on or prior to such day, provided that if The Wall Street Journal ceases to publish such rate, the CP Rate shall be the published rate for 90-day dealer placed commercial paper (sold through dealers by major corporations) as determined by the US Administrative Agent; and "US Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the US Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any

<pg$pcn>
         reason the US Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the CP Rate or the US Federal Funds Effective Rate for any reason, including the inability or failure of the US Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the US Base Rate shall be determined without regard to clause (b) or (c), as the case may be, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the CP Rate or the US Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the CP Rate or the US Federal Funds Effective Rate, respectively.

                  "US Base Rate Loans": Loans denominated in US Dollars which bear interest at a rate based upon the US Base Rate.

                  "US Credit Agreement": the Credit and Guarantee Agreement, dated as of October 15, 1993, as amended and restated as of February 27, 1997, among NACC, NASC, GSLMC, HCNA (as guarantor), the banks and other financial institutions from time to time parties thereto and General Electric Capital Corporation, as collateral agent and as administrative agent, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

                  "US Dollars" and "US$": dollars in lawful currency of the United States of America.

                  "US Federal Funds Effective Rate": as defined in the definition of "US Base Rate".

                  "US Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Voting Stock": of a Person, Capital Stock of such Person having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect directors of such Person.

                  "Warehousemen Notice": a Warehousemen Notice, substantially in the form of Exhibit H-2.

                  "Weighted Average Life to Maturity": when applied to any Indebtedness, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining

<pg$pcn>
         installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by
         (b) the then outstanding principal amount of such Indebtedness.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to HCNA and its Subsidiaries not defined in subsection and accounting terms partly defined in subsection , to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section , subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) Terms defined in the UCC and not otherwise defined herein shall have the meanings ascribed thereto in the UCC.


         SECTION 2.     AMOUNT AND TERMS OF REVOLVING CREDIT
                        COMMITMENTS

                  2.1 Revolving Credit Commitments. (a) The Borrowers acknowledge and confirm that the Lenders have made revolving credit loans to the Borrowers under the Existing Credit Agreement that are outstanding on the date hereof in the aggregate principal amount of US$ 0.00. The Borrowers hereby reaffirm their obligations to pay such existing revolving credit loans in accordance with the terms and provisions of this Agreement and the other Loan Documents and agree that such revolving credit loans constitute Revolving Credit Loans for all purposes of this Agreement. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of the aggregate amount of L/C Obligations and Swing Line Loans then outstanding with respect to all Borrowers, does not exceed the amount of such Lender's Commitment; provided that no Revolving Credit Loans shall be made

<pg$pcn>
to a Borrower if, after giving effect thereto and the use of proceeds thereof,
(x) the Aggregate Outstanding Extensions of Credit then owing by such Borrower to all Lenders would exceed the Borrowing Base then in effect with respect to such Borrower or (y) the Aggregate Outstanding Extensions of Credit then owing by all Borrowers to all Lenders would exceed the Maximum Available Credit. During the Commitment Period the Borrowers may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans denominated in US Dollars, (ii) Canadian Prime Rate Loans,
(iii) US Base Rate Loans, (iv) BA Rate Loans or (v) a combination thereof, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with subsections and 2.3, 6.6 provided that no Revolving Credit Loan shall be made as a Eurodollar Loan or a BA Rate Loan after the day that is one month prior to the Termination Date.

                  2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Lender to a Borrower shall be evidenced by a promissory note of such Borrower, substantially in the form of Exhibit A-1 (in the case of Eurodollar Loans and US Base Rate Loans) or Exhibit A-2 (in the case of Canadian Prime Rate Loans and BA Rate Loans), with appropriate insertions as to payor, payee, date and principal amount (each, a "Revolving Credit Note" and collectively, the "Revolving Credit Notes"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender to such Borrower which are of the Type contemplated by such Revolving Credit Note. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender to such Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans and BA Rate Loans, the length of each Interest Period with respect thereto, on its books and records maintained for such purpose, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of such Lender to make such recordation (or any error in recordation) shall not affect the obligations of such Borrower hereunder or under its Revolving Credit Note. Each Revolving Credit Note shall (x) be dated the Original Closing Date, (y) be stated to mature on the Termination Date and
(z) provide for the payment of interest in accordance with subsection 6.8.

                  2.3 Procedure for Revolving Credit Loan Borrowing. A Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice

<pg$pcn>
must be received by the Administrative Agent prior to 10:00 A.M., Toronto time,
(a) at least three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or BA Rate Loans or (b) at least one Business Day prior to the requested Borrowing Date, otherwise). Such notice shall specify (i) the identity of the Borrower seeking to borrow on such Borrowing Date, (ii) the amount to be borrowed, (iii) the requested Borrowing Date, (iv) whether the borrowing is to be of Eurodollar Loans, Canadian Prime Rate Loans, US Base Rate Loans, BA Rate Loans or a combination thereof and (v) if the borrowing is to be entirely or partly of Eurodollar Loans or BA Rate Loans, the respective amounts of each such type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing by a Borrower under the Commitments (other than any borrowing of Swing Line Loans or of Revolving Credit Loans the proceeds of which are used to refund Swing Line Loans) shall be in an amount equal to (x) in the case of US Base Rate Loans, US$1,000,000 or a whole multiple of US$100,000 in excess thereof (or, if the then Available Commitments are less than US$1,000,000, such lesser amount), (y) in the case of Canadian Prime Rate Loans, C$1,000,000 or a whole multiple of C$100,000 in excess thereof (or, if the then Available Commitments are less than C$1,000,000, such lesser amount) and (z) in the case of Eurodollar Loans or BA Rate Loans, US$4,000,000 or C$2,000,000, respectively, or a whole multiple of US$100,000 or C$100,000, respectively, in excess thereof. Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the relevant Borrower at the Canadian Administrative Agent's Account for value prior to 11:00 A.M., Toronto time, on the Borrowing Date requested by such Borrower. Such borrowing will then be made available to such Borrower by the Administrative Agent making a wire transfer promptly, and, in any event, by 12:00 Noon, Toronto time, of the amount made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent, to such Borrower's account listed on Schedule IX or such other account as may be notified by such Borrower to the Administrative Agent from time to time in writing.

                  2.4 Use of Proceeds of Revolving Credit Loans. The proceeds of all Loans shall be used by the Borrowers for working capital and other general corporate purposes of the Borrowers.

         SECTION 3. [INTENTIONALLY OMITTED]

<pg$pcn>
         SECTION 4. AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY

                  4.1 Issuance. (a) Subject to the terms and conditions of this Agreement, the Administrative Agent and the Lenders agree to incur, from time to time prior to the Termination Date, upon the request of the applicable Borrower and for such Borrower's account, L/C Obligations by causing letters of credit ("Letters of Credit") to be issued (by a bank or other legally authorized Person selected by such Borrower and acceptable to the Administrative Agent in its sole discretion (each, an "L/C Issuer")) for such Borrower's account and guaranteed by the Administrative Agent; provided, however, that if the L/C Issuer is a Lender, then such Letters of Credit shall not be guaranteed by the Administrative Agent but rather each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all Letters of Credit issued with the written consent of the Administrative Agent, as more fully described in subsection 4.2(b). No Letter of Credit shall be issued if, after giving effect to such issuance, (i) the aggregate L/C Obligations of all Borrowers would exceed the L/C Commitment, (ii) the Available Commitment of any Lender would be less than zero, (iii) the Aggregate Outstanding Extensions of Credit then owing by the relevant Borrower to all Lenders would exceed the Borrowing Base then in effect for such Borrower or (iv) the Aggregate Outstanding Extensions of Credit then owing by all Borrowers to all Lenders would exceed the Maximum Available Credit. No Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and neither the Administrative Agent nor Lenders shall be under any obligation to incur L/C Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date which is later than the Termination Date.

                  (b) Each Letter of Credit shall be denominated in US Dollars or in Canadian Dollars, be issued in a face amount of not less than US$50,000 at the time of issue (in the case of Letters of Credit denominated in US Dollars) or C$50,000 at the time of issue (in the case of Letters of Credit denominated in Canadian Dollars) and (ii) be either (1) a standby letter of credit issued to support obligations of a Borrower, contingent or otherwise, which are of a type for which Revolving Credit Loans would be available if the obligations were then due and payable (a "Standby Letter of Credit"), or (2) a commercial letter of credit issued in respect of the purchase of goods or services by a Borrower in the ordinary course of business (a "Commercial Letter of Credit"); and

                  (c)  [INTENTIONALLY OMITTED]

                  (d) Each Letter of Credit (whether denominated in US Dollars or in Canadian Dollars) shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws

<pg$pcn>
of the Province of Ontario and the laws of Canada applicable therein.

                  (e) No L/C Issuer shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such L/C Issuer or any Lender to exceed any limits imposed by, any applicable Requirement of Law; provided that each L/C Issuer and each Lender hereby agree to use reasonable efforts to permit such Letter of Credit to be issued within the restrictions of such applicable Requirement of Law.

                  (f) With respect to each outstanding Letter of Credit issued for the account of a Borrower hereunder which by its terms is automatically renewed or extended unless notice to the contrary is received by the beneficiary thereunder within the time period specified therein (such time period, the "Revocation Period"), such Letter of Credit automatically shall be renewed or extended on its then current expiry date unless, not less than 10 Business Days prior to the end of the Revocation Period, either (i) such Borrower has provided written notice to the L/C Issuer that it has elected not to extend or renew such Letter of Credit or (ii) the Required Lenders have provided notice to such L/C Issuer (notice of which determination such L/C Issuer shall promptly provide to such Borrower) that they have elected not to permit the renewal or extension of such Letter of Credit.

                  (g) Any Borrower may cause an L/C Issuer to cease to be an L/C Issuer for the purposes of this Agreement by delivering a written notice to the Administrative Agent and such L/C Issuer, provided that at such time, no Letters of Credit issued by such L/C Issuer or L/C Obligations in respect of such Letters of Credit shall be outstanding.

                  4.2 Advances Automatic; Participations. (a) In the event that the Administrative Agent or any Lender shall make any payment on or pursuant to any L/C Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Loan that is a Base Rate Loan (dominated in the currency of such payment) to the applicable Borrower under subsection 2.3 regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding any Borrower's failure to satisfy the conditions precedent set forth in Section 8, and each Lender shall be obligated to pay its Commitment Percentage thereof in accordance with this Agreement. The failure of any Lender to make available to the Administrative Agent for the Administrative Agent's own account its Commitment Percentage of any such Revolving Credit Loan or payment by the Administrative Agent under or in respect of a Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent its Commitment Percentage thereof, but no Lender shall be responsible for the failure of any other Lender to make available such other Lender's Commitment Percentage of any such payment.

<pg$pcn>
                  (b) If the Administrative Agent shall have determined in its discretion that it is not appropriate for any Borrower to incur Revolving Credit Loans as contemplated by subsection 4.2(a) because of an Event of Default described in subsection 12(g) or otherwise or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Lender, then (i) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from the Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender's Commitment Percentage of the L/C Obligations in respect of all Letters of Credit then outstanding and (ii) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from the Administrative Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender's Commitment Percentage of the L/C Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made in respect of the Letters of Credit in the same manner as provided in this Agreement with respect to Revolving Credit Loans.

                  4.3 Cash Collateral. (a) If the Borrowers are required to provide cash collateral for any L/C Obligations pursuant to this Agreement, each Borrower will pay to the Administrative Agent for the benefit of Lenders cash or cash equivalents acceptable to the Administrative Agent ("Collateral Cash Equivalents") in an amount equal to the maximum amount then available to be drawn under each applicable Letter of Credit outstanding issued for the account of such Borrower. Such funds or Collateral Cash Equivalents and repayments or any interest income in respect thereof shall be held by the Administrative Agent in a cash collateral account (the "Cash Collateral Account") maintained at a bank or financial institution acceptable to the Administrative Agent and such funds, repayments and interest income shall be invested in Cash Equivalents to the extent deemed appropriate by the Administrative Agent. The Cash Collateral Account shall be in the name of the applicable Borrower and shall be pledged to, and subject to the control of, the Administrative Agent, for the benefit of the Administrative Agent, the Collateral Agent and the Lenders, in a manner satisfactory to the Administrative Agent. Each Borrower hereby pledges and grants to the Administrative Agent, on its own behalf and on behalf of the Collateral Agent and the Lenders, a first priority security interest in all such funds and Collateral Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the L/C Obligations and other Obligations (as defined herein and in the Canadian Credit Agreement), whether or not then due, of such Borrower. This Agreement shall constitute a security agreement under applicable law. Each Borrower shall execute and deliver to the


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Administrative Agent such further documents and instruments as the
Administrative Agent reasonably may request to evidence the creation and perfection of the security interest in the Cash Collateral Account.

                  (b) If any L/C Obligations, whether or not then due and payable, shall for any reason be outstanding on the Termination Date or the Acceleration Date, as the case may be, the Borrowers shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a standby letter (or letters) of credit in guaranty of such L/C Obligations, which standby letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding L/C Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as shall be reasonably satisfactory to the Administrative Agent in its sole discretion.

                  (c) From time to time after funds are deposited in the Cash Collateral Account by any Borrower, the Administrative Agent may apply such funds or Collateral Cash Equivalents and repayments or any interest income in respect thereof then held in the Cash Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall be or shall become due and payable by such Borrower to the Lenders with respect to the L/C Obligations of such Borrower and, upon the satisfaction in full of all L/C Obligations of such Borrower, to any other Obligations (as defined herein and in the Canadian Credit Agreement) then due and owing.

                  (d) Neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Collateral Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all L/C Obligations and the payment of all amounts payable by the Borrowers to the Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations (as defined herein and in the Canadian Credit Agreement) then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to the Borrowers or as otherwise required by law.

                  4.4 Fees and Expenses. Each Borrower agrees to pay to the Administrative Agent for the benefit of the Lenders, as compensation to the Lenders for L/C Obligations incurred by such Borrower hereunder, (a) a letter of credit commission for the ratable account of the Lenders with respect to each Commercial Letter of Credit issued for such Borrower's account in an amount equal to 2.00% per annum times the face amount of such Commercial Letter of Credit, which fronting fee shall be payable in advance on the date of issuance of such Commercial Letter of Credit for the number of days until the expiry date thereof and (b) a letter

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of credit commission for the ratable account of the Lenders with respect to each
Standby Letter of Credit issued for such Borrower's account, in arrears, at the rate of 2.50% per annum of the average daily amount available to be drawn under such Standby Letter of Credit during the period for which such fee is calculated, which commission shall be payable on the last day of each March, June, September and December to occur while such Standby Letter of Credit is outstanding and upon the expiry of such Standby Letter of Credit. In addition, each Borrower shall pay to each L/C Issuer, on demand, such normal and customary fees (including, without limitation, fronting fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of each Letter of Credit issued by such L/C Issuer for such Borrower's account or otherwise payable pursuant to the Application and related documentation under which such Letter of Credit is issued.

                  4.5 Request for Incurrence of L/C Obligations. The relevant Borrower shall give the Administrative Agent at least two Business Days prior written notice requesting the incurrence of any L/C Obligation, specifying the date such L/C Obligation is to be incurred, identifying the beneficiary and the Borrower to which such L/C Obligation relates and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the relevant L/C Issuer) to be guarantied. Notwithstanding anything contained herein to the contrary, Applications by any Borrower and approvals by the Administrative Agent may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among such Borrower, the Administrative Agent and the relevant L/C Issuer. Subject to Section 4.1(a), the Administrative Agent shall cause the requested Letter of Credit to be issued by the relevant L/C Issuer on the date specified in such notice, with the original of the relevant Letter of Credit being delivered to the beneficiary and a copy thereof being furnished to the relevant Borrower.

                  4.6 Obligations Absolute. The obligation of the Borrowers to reimburse the Administrative Agent and Lenders for payments made with respect to any L/C Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Lender to make payments to the Administrative Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of the Borrowers and the Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

                         (a) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

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                  (b) the existence of any claim, set-off, defense or other
         right which any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), the Administrative Agent, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which any Letter of Credit was procured);

                  (c) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (d) payment by the Administrative Agent or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

                  (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                  (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

            4.7 Nature of Lenders' Duties. (a) As between the Administrative Agent and any Lender and the Borrowers, the Borrowers assume all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither the Administrative Agent nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party (other than the Administrative Agent or such Lender, as the case may be) in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit, provided that, in the case of any payment by the Administrative Agent under any Letter of Credit or guaranty thereof, the Administrative Agent shall be liable to the extent such payment

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was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher (other than to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be); (v) for errors in interpretation of technical terms based on knowledge or lack of knowledge of any usage of any particular trade; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof (other than to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be); (vii) for the credit of the proceeds of any drawing under any Letter Credit or guaranty thereof; and
(viii) for any consequences arising from causes beyond the control of the Administrative Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of the Administrative Agent's or any Lender's rights or powers hereunder or under this Agreement.

            (b) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by the Borrowers in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among the Borrowers and such L/C Issuer.

            4.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 4, the provisions of this Section 4 shall apply.


         SECTION 5. AMOUNT AND TERMS OF SWING LINE SUB-FACILITY

            5.1 Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (the "Swing Line Loans") in US Dollars or Canadian Dollars (as the relevant Borrower may from time to time elect) to each Borrower on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed in the aggregate for all Swing Line Loans then outstanding to all Borrowers US$2,000,000 (or the Equivalent Amount thereof); provided that in no event may the amount of any borrowing of Swing Line
Loans by any Borrower (i) exceed the aggregate Available Commitments of all Lenders (after giving effect to the use of proceeds thereof) or (ii) cause the Aggregate Outstanding Extensions of Credit owing by such Borrower


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to all Lenders to exceed the Borrowing Base then in effect with respect to such
Borrower. Amounts borrowed by a Borrower under this subsection 5.1 may be repaid and, to but excluding the Termination Date, reborrowed.

            (b) All Swing Line Loans shall be made and maintained as Base Rate Loans, denominated in either US Dollars or Canadian Dollars and, notwithstanding the provisions of subsection 6.6(a), 6.6 (c) shall not be entitled to be converted into Eurodollar Loans or BA Rate Loans; provided that nothing contained in this subsection 5.1(b) shall prohibit the conversion into Eurodollar Loans or BA Rate Loans, as the case may be, of any Base Rate Loans the proceeds of which are utilized to refund Swing Line Loans.

            5.2 Swing Line Loan Note. The Swing Line Loans made by the Swing Line Lender to a Borrower shall be evidenced by a promissory note of such Borrower, substantially in the form of Exhibit B-1 (in the case of US Base Rate Loans) or Exhibit B-2 (in the case of Canadian Prime Rate Loans), with appropriate insertions as to payor and date (each, a "Swing Line Note" and collectively, the "Swing Line Notes"), payable to the order of the Swing Line Lender and representing the obligations of such Borrower to pay the aggregate unpaid principal amount of the Swing Line Loans, with interest thereon, as prescribed in subsection . The Swing Line Lender is hereby authorized to record the date and amount of each Swing Line Loan made by the Swing Line Lender to such Borrower and the date and amount of each payment or prepayment of principal thereof, on its books and records maintained for such purpose and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Swing Line Lender to make such recordation (or any error in recordation) shall not affect the obligations of such Borrower hereunder or under its Swing Line Note. The Swing Line Note of each Borrower shall (a) be dated the Original Closing Date, (b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with subsection 6.8(b).

            5.3 Procedure for Swing Line Loan Borrowing. A Borrower may borrow under the Swing Line Commitment during the Commitment Period on any Business Day; provided that such Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., Toronto time), on the requested borrowing date (which shall be a Business
Day) specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of US$200,000 or a multiple of US$100,000 in excess thereof (or the Equivalent Amounts thereof). Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify the Swing Line Lender thereof. The Swing Line Lender will make the amount of its Swing Line Loan available to the Administrative Agent for the account of the relevant Borrower at the Canadian Administrative Agent's Account for value prior to 2:00 P.M.,

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Toronto time, on the Borrowing Date requested by such Borrower. The proceeds of each Swing Line Loan will then be made immediately available to such Borrower by the Administrative Agent making a wire transfer of the amount made available to the Administrative Agent by the Swing Line Lender and in like funds as received by the Administrative Agent, to such Borrower's account listed on Schedule IX or such other account as may be notified by the Borrower to the Administrative Agent from time to time in writing.

            5.4 Refunding of Swing Line Loans. (a) The Administrative Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Lender, shall) on behalf of the relevant Borrower (which hereby irrevocably directs the Administrative Agent to act on its behalf) request that each Lender make a Revolving Credit Loan in an amount equal to such Lender's Commitment Percentage of the then outstanding principal amount of Swing Line Loans (the "Refunded Swing Line Loans") owing by such Borrower on the date such notice is given (regardless of whether the Refunded Swing Line Loans comply with the minimum borrowing provisions of subsection 2.3); provided that, at any time as there shall be a Swing Line Loan of any Borrower outstanding for more than seven Business Days, the Administrative Agent shall, on the eighth Business Day after the making of such Swing Line Loan, request (on behalf of such Borrower, which hereby irrevocably directs the Administrative Agent to act on its behalf) that each Lender make a Revolving Credit Loan to such Borrower in an amount equal to such Lender's Commitment Percentage of the principal amount of such outstanding Swing Line Loan (regardless of whether Refunded Swing Line Loans comply with the minimum borrowing provisions of subsection 2.3). In the event that the Swing Line Lender makes its request for refunding of the Swing Line Loans, each Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent, for the benefit of the Swing Line Lender, at the Canadian Administrative Agent's Account for value prior to 11:00 A.M., Toronto time, on the first Business Day following such request (or, if such request is made prior to 10:00 A.M., Toronto time, on any date, then the proceeds of such Revolving Credit Loans shall instead be so made available to the Administrative Agent prior to 2:00 P.M., Toronto time, on the date of such request); provided, however, that in the event that any of the events described in Section (i) or (ii) shall have occurred and be continuing, the Lenders shall not make such Revolving Credit Loans and the provisions of subsection 5.4 (b) shall apply.

            (b) If, prior to the making of a Revolving Credit Loan pursuant to subsection , one of the events described in Section 12(g)(i) or (ii) shall have occurred and be continuing, each Lender will, on the date such Revolving Credit Loan was to have been made, purchase from the Swing Line Lender an undivided participating interest in the Swing Line Loan to be refunded in an amount equal to its Commitment Percentage of such Swing Line

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Loan to be refunded. Each Lender will immediately transfer to the Administrative
Agent, for value, the amount of its participation.

         (c) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Swing Line Loan to be refunded pursuant to subsection 5.4(b), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

         5.5 Unconditional Obligation to Refund Swing Line Loans. Each Lender's obligation to make Revolving Credit Loans and to purchase participating interests in accordance with subsections 5.4(a) and 5.4(b) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person; (iv) any breach of this Agreement by any Borrower or any other Person; (v) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Administrative Agent the amount required pursuant to subsection 5.4(a) or 5.4(b) above, as the case may be, the Administrative Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the US Federal Funds Effective Rate for the first two Business Days and at the US Base Rate (in the case of Swing Line Loans denominated in US Dollars) or the Canadian Prime Rate (in the case of Swing Line Loans denominated in Canadian Dollars) thereafter.

         5.6 Use of Proceeds of Swing Line Loans. The proceeds of Swing Line Loans hereunder shall be used by the Borrowers for any purpose for which the proceeds of Revolving Credit Loans may be used.

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      SECTION 6.        PROVISIONS RELATING TO CERTAIN EXTENSIONS OF CREDIT;
                        FEES AND PAYMENTS

            6.1 Commitment Fee. The Borrowers agree to pay to the Administrative Agent, for the account of each Lender, a commitment fee for the period from and including the first day of the Commitment Period to the Termination Date, computed at the rate of 0.375% per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made (computed (a) as to all Lenders other than the Swing Line Lender, without reduction for such Lender's Commitment Percentage of any Swing Line Loans outstanding during such period and (b) as to the Swing Line Lender, with reduction for the full amount of the Swing Line Loans outstanding during such period), payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.

            6.2 Termination or Reduction of Commitments. (a) The Borrowers shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate (but not reduce) the Commitments, so long as, on the date of such termination, the Borrowers shall have complied with subsection 6.4(b). Notwithstanding anything to the contrary contained herein, in the event that the Aggregate Commitment is for any reason reduced (whether voluntarily or otherwise) to an amount less than US$20,000,000 (or the Equivalent Amount thereof), the Commitments immediately shall terminate.

            6.3 Optional Prepayments. (a) Each Borrower may at any time and from time to time prepay the Loans that are not Swing Line Loans (subject to the provisions of subsection 6.16, in the case of Eurodollar Loans or BA Rate Loans) in whole or in part, without premium or penalty, upon at least one Business Day's irrevocable notice to the Administrative Agent (or, in the case of Base Rate Loans, on same day notice to the extent that such notice is delivered to the Administrative Agent prior to 10:00 A.M., Toronto time, on the date of such prepayment) specifying the date and amount of prepayment. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given by a Borrower, the amount specified in such notice shall be due and payable from the Borrower which has delivered such notice on the date specified therein, no later than 2:00 P.M., Toronto time, together with any amounts payable pursuant to subsection 6.16. Partial prepayments shall be in an aggregate principal amount equal to the minimum amounts permitted to be borrowed as set forth in subsection 2.3.

            (b) Each Borrower may at any time and from time to time prepay, in whole or in part and without premium or penalty, any Swing Line Loans then owing by it on any Business Day;

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provided that such Borrower has given irrevocable notice to the Administrative
Agent not later than 1:00 P.M., Toronto time, on the date of such prepayment.

            6.4 Mandatory Prepayments. (a) In the event that the Aggregate Outstanding Extensions of Credit owing by any Borrower to the Lenders at any date exceed the Borrowing Base then in effect with respect to such Borrower, such Borrower shall immediately prepay the Aggregate Outstanding Extensions of Credit owing by it to the Lenders by the amount of such excess, with such prepayment being applied, first, to its then outstanding Swing Line Loans, second, to its then outstanding Revolving Credit Loans, and, third, to cash collateralize its then outstanding L/C Obligations by the amount of such excess.

         (b) In the event that the Aggregate Outstanding Extensions of Credit owing by all Borrowers to the Lenders exceeds the Maximum Available Credit, the Borrowers shall immediately prepay the Aggregate Outstanding Extensions of Credit of the Lenders by the amount of such excess, with such prepayment being applied, first, to the then outstanding Swing Line Loans, second, to the then outstanding Revolving Credit Loans, and, third, to cash collateralize the then outstanding L/C Obligations by the amount of such excess.

            (c) The Administrative Agent shall prepay the Loans with the proceeds of amounts received by it pursuant to the Lock Box Agreements, with such prepayments to be applied in accordance with the provisions of the applicable Security Agreements and Lock Box Agreements.

            (d) Notwithstanding anything to the contrary contained in this Agreement, in the event that a Borrower would be required to pay amounts pursuant to subsection 6.16 as a direct result of any prepayment made pursuant to this subsection 6.4, then either:

            (i) in the case of Eurodollar Loans or BA Rate Loans, the amount so prepaid may be immediately reborrowed by any other Borrower (subject to satisfaction by such other Borrower of all conditions to borrowing set forth in this Agreement) at the Eurodollar Rate or the BA Loan Rate, as the case may be, which was in effect for the amounts so prepaid plus 2.75% (and with an Interest Period ending on the date upon which the Interest Period for the amounts so prepaid was scheduled to end), and no Lender shall be entitled to amounts which otherwise would be owing pursuant to said subsection 6.16; or

            (ii) during such time as no Event of Default has occurred and is continuing or otherwise with the consent of the Majority Lenders, such Borrower may deposit the amount of such payment in a cash collateral account maintained by the Administrative Agent (for the benefit of the holders of the Obligations) until the earlier of (A) the last day of

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         the applicable Interest Period, and (B) unless the Majority Lenders shall otherwise consent, the date of the occurrence of an Event of Default, on which earlier date such prepayment shall be made. Each Borrower hereby grants to the Administrative Agent a first priority security interest in all amounts from time to time on deposit in the cash collateral account maintained with respect to it, as security for the payment of the Obligations of such Borrower, and expressly waives all rights (which rights each Borrower hereby acknowledges and agrees are vested exclusively in the Administrative Agent) to exercise dominion or control over any such amounts. Amounts from time to time on deposit in such a cash collateral account shall be invested by the Administrative Agent in such Cash Equivalents as the relevant Borrower may from time to time specify.

            6.5  [INTENTIONALLY OMITTED]

            6.6 Conversion and Continuation Options. (a) Each Borrower may elect from time to time to convert Eurodollar Loans owing by it to US Base Rate Loans, by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert US Base Rate Loans owing by it to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and US Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined not to permit such a conversion in its or their sole discretion and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

            (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the Termination Date and provided, further, that if the relevant

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Borrower shall fail to give any required notice as described above in this subsection 6.6(b) or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to US Base Rate Loans on the last day of such then expiring Interest Period.

            (c) Each Borrower may elect from time to time to convert BA Rate Loans owing by it to Canadian Prime Rate Loans, by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of BA Rate Loans may only be made on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert Canadian Prime Rate Loans owing by it to BA Rate Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to BA Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding BA Rate Loans and Canadian Prime Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a BA Rate Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined not to permit such a conversion in its or their sole discretion and (ii) no Loan may be converted into a BA Rate Loan after the date that is one month prior to the Termination Date.

         (d) Any BA Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection , of the length of the next Interest Period to be applicable to such Loans, provided that no BA Rate Loans may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date and provided, further, that if the relevant Borrower shall fail to give any required notice as described above in this subsection 6.6(d) or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Canadian Prime Rate Loans on the last day of such then expiring Interest Period.

         6.7 Minimum Amounts of Tranches. All borrowings, prepayments, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans or BA Rate Loans, as the case may be, comprising each Tranche shall be equal to US$4,000,000 or C$2,000,000, respectively, or a whole multiple of US$100,000 or C$100,000,

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respectively, in excess thereof, (b) there shall not be more than four Tranches of Eurodollar Loans or four Tranches of BA Rate Loans, as the case may be, at any one time outstanding from all Borrowers in the aggregate.

            6.8 Interest Rates and Payment Dates. (a) Each Eurodollar Loan and each BA Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate or the BA Loan Rate, as the case may be, determined for such day plus 2.75%.

            (b) Each Base Rate Loan (including, without limitation, each Swing Line Loan) shall bear interest for each day at a rate per annum equal to the US Base Rate (in the case of Base Rate Loans denominated in US Dollars) or the Canadian Prime Rate (in the case of Base Rate Loans denominated in Canadian Dollars) plus, in either case, 1.50%.

            (c) If all or a portion of (i) the principal amount of any Loan is not paid when such amount becomes due (whether at the stated maturity, by acceleration or otherwise) or (ii) any interest payable thereon, any commitment fee or any fee or commission relating to any Letter of Credit hereunder is not paid within three days after such interest, commitment fee or other fee or commission becomes due hereunder (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to:

                  (x) in the case of overdue principal, the rate otherwise applicable thereto plus 2.00% per annum; or

                  (y) in the case of overdue interest, commitment fee or any fee or commission relating to any Letter of Credit hereunder, the amount equal to the US Base Rate (in the case of amounts denominated in US Dollars) or the Canadian Prime Rate (otherwise) plus 2.00% per annum;

in each case from the date upon which such amount becomes due hereunder to the date upon which such amount is paid in full (as well after as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to subsection shall be payable from time to time on demand.

            (e) (i) If any provision of this Agreement would oblige any Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of

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interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows:

         (x) firstly, by reducing the amount or rates of interest required to be paid under this Section 6.8; and

         (y) thereafter, by reducing any fees, commissions, premiums and other amounts which would constitute interest for purposes of
                  Section 347 of the Criminal Code (Canada).

            (ii) If, notwithstanding the provisions of clause (i) of this
      Section 6.8(e), and after giving effect to all adjustments contemplated thereby, any Lender shall have received an amount in excess of the maximum permitted by such clause, then the applicable Loan Party shall be entitled, by notice in writing to such Lender, to obtain reimbursement from such Lender of an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to such Loan Party.

            (iii) Any amount or rate of interest referred to in this Section 6.8 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of any Loan on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the Termination Date and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent shall be conclusive for the purposes of such determination.

            6.9 Computation of Interest and Fees. (a) All interest payable on account of Eurodollar Loans and all fees with respect to Letters of Credit hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed and all other interest and fees payable hereunder shall be calculated on the basis of a 365- (or 366- as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Lenders of each determination of a Eurodollar Rate or a BA Loan Rate, as the case may be. Any change in the interest rate on a Loan resulting from a change in the US Base Rate, the Canadian Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day upon which such change becomes effective. The Administrative Agent shall as soon as practicable notify the relevant Borrowers and the Lenders of the effective

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date and the amount of each such change in interest rate. In the absence of specific instructions from such Borrower, all fees and expenses payable by the Borrowers hereunder shall be allocated among the Borrowers in such proportions as the Administrative Agent shall from time to time determine.

         (b) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and
(z) divided by 360 (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

         (c) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of a Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 6.8.

         (d) Principal, interest (including, without limitation, interest on overdue amounts), reimbursement obligations [and other fees] on Loans and Letters of Credit denominated in Canadian Dollars shall be payable in Canadian Dollars, with all other amounts payable under this Agreement, the Notes and the other Loan Documents to the Administrative Agent, the Collateral Agent and the Lenders being payable in US Dollars.

         6.10 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the BA Loan Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate or the BA Loan Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Eurodollar Loans or BA Rate Loans during such Interest Period,

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the Administrative Agent shall give telecopy or telephonic notice thereof to the
Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans or BA Rate Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as US Base
Rate Loans or Canadian Prime Rate Loans, as the case may be, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans or BA Rate Loans, as the case may be, shall be converted to or continued as US Base Rate Loans or Canadian Prime Rate Loans, as the case may be, and (z) any outstanding Eurodollar Loans or BA Rate Loans, as the case may be, shall be converted, on the first day of such Interest Period, to US Base
Rate Loans or Canadian Prime Rate Loans, as the case may be. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or BA Rate Loans, as the case may be, shall be made or continued as such, nor shall any Borrower have the right to convert Loans to Eurodollar Loans or BA Rate Loans, as the case may be.

            6.11 Pro Rata Treatment and Payments. (a) Each borrowing (other than of Swing Line Loans) by a Borrower from the Lenders hereunder, any conversion or continuation pursuant to subsection and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment by a Borrower on account of any commitment fee hereunder shall be made pro rata according to the respective Commitment Percentages of all Lenders, except that the commitment fee payable to the Swing Line Lender shall be calculated in accordance with the provisions of subsection 6.1. Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Loans (other than Swing Line Loans) shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by a Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made for value prior to 1:00 P.M., Toronto time, on the due date thereof to the Administrative Agent, for the account of the Lenders (or Swing Line Lender, as the case may be), to the Canadian Administrative Agent's Account and in the currency specified in subsection 6.9. The Administrative Agent shall distribute such payments to the Lenders (or to the Swing Line Lender, as the case may be) promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans and the BA Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a BA Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another

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calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the Administrative Agent's reasonable estimate of its daily average cost of funds for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 6.11(b) shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from such Lender. Notwithstanding anything to the contrary contained herein, the failure of any Lender to make any Loan to be made by it hereunder on any Borrowing Date shall not relieve any other Lender of its obligation to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

         6.12 Illegality. Notwithstanding any other provision herein, if, subsequent to the Closing Date, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or BA Rate Loans, as the case may be, as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or BA Rate Loans, as the case may be, continue Eurodollar Loans or BA Rate Loans, as the case may be, as such and convert Base Rate Loans to Eurodollar Loans or BA Rate Loans, as the case may be, shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans or BA Rate Loans, as the case may be, if any, shall be converted automatically to US Base Rate Loans or Canadian Prime Rate Loans, respectively, on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan or a BA Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, each Borrower shall

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pay to such Lender such amounts, if any, as may be required pursuant to subsection 6.16.

            6.13 Requirements of Law. (a) If the adoption of, or any change in, any Requirement of Law or in the interpretation or application thereof or compliance by any Lender (or any corporation controlling any Lender) with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date:

                  (i) shall subject any Lender (or controlling corporation) to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan or BA Rate Loan made by it, or change the basis of taxation of payments to such Lender (or controlling corporation) in respect thereof (except for Taxes covered by subsection and changes in the rate of tax on the overall taxable income of such Lender (or controlling corporation) or franchise tax, if applicable, in lieu thereof);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (or controlling corporation) which is not otherwise included in the determination of the Eurodollar Rate or the BA Loan Rate; or

                  (iii) shall impose on such Lender (or controlling corporation) any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (or controlling corporation), by an amount which it deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or BA Rate Loans, as the case may be, or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender (or controlling corporation) for such additional or increased cost or reduced amount receivable. If any Lender determines that it is entitled to claim any additional amounts pursuant to this subsection 6.13, then, promptly following such determination, it shall notify the relevant Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 6.13 submitted by such Lender, through the Administrative Agent, to such Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

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         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         6.14 Taxes. All payments made by the Borrowers and Guarantors under this Agreement and the Notes shall be made free and clear of, and without reduction or withholding or liability for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (or penalties or interest in respect of any thereof), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Collateral Agent, the Administrative Agent and each Lender, (i) net income, capital, doing business, and franchise and similar taxes imposed upon the Collateral Agent, the Administrative Agent or such Lender by the laws of the jurisdiction in which the Collateral Agent, the Administrative Agent or such Lender, as the case may be, is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which any Lender's lending office or Eurodollar lending office, as the case may be, is located or any political subdivision or taxing authority thereof or therein and (ii) any tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been imposed but for the existence of any present or former connection between the Collateral Agent, the Administrative Agent or such Lender, as relevant (or between shareholders of the Collateral Agent, the Administrative Agent or such Lender), and the Governmental Authority imposing such tax, levy, impost, duty, charge, fee, deduction or withholding including, without limitation, the Collateral Agent, the Administrative Agent or such Lender (or shareholders thereof) being or having been a resident thereof, being or having been present therein, being or having been engaged in a trade or business therein, or having had a permanent establishment or fixed place of business therein (but excluding a connection arising from the Collateral Agent's, the Administrative Agent's or such Lender's execution or enforcement of or performance of its obligations under or receipt of payment

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under the Loan Documents) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions, withholdings, penalties or interest being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable or paid to the Collateral Agent, the Administrative Agent or any Lender hereunder, or under the Notes the amounts so payable or paid to the Collateral Agent, the Administrative Agent or such Lender, as the case may be, shall be increased by any additional amounts ("Additional Amounts") as may be necessary to yield thereto (after payment of all Taxes, including Taxes on such Additional Amounts and any tax arising by reason of the payment of such Additional Amounts, whether or not such tax constitutes a Tax) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and in the Notes on a net after-tax basis equal to the amount of such interest or other amounts that the Collateral Agent, Administrative Agent or Lender would have received if no such Taxes had been withheld. Whenever any Taxes are payable by any Borrower or Guarantor, as promptly as possible thereafter, such Borrower or Guarantor shall send to the Administrative Agent for its own account or for the account of the Collateral Agent or such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower or Guarantor showing payment thereof. If any Borrower or Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent any payments due under this subsection 6.14 or the required receipts or other required documentary evidence, the Borrowers and the Guarantors shall indemnify the Collateral Agent, the Administrative Agent and each Lender from any incremental taxes, interest or penalties that may become payable by the Collateral Agent, the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection 6.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         6.15 Replacement of Claimant. If the Collateral Agent, the Administrative Agent or any Lender shall make any demand upon any Borrower or Guarantor for payment under subsection 6.12 or 6.13, or shall give any notice that it is seeking reimbursement under the provisions of subsection 6.14, then within 90 days after any such demand or notice, such Borrower or Guarantor may request that the Collateral Agent, the Administrative Agent or such Lender, as the case may be, assign at par to one or more financial institutions which is designated by such Borrower or Guarantor all (but not less than all) of its obligations, its Commitment and the Loans and other amounts owing to it hereunder and under the US Credit Agreement (including, without limitation, in the case of the Collateral Agent and the Administrative Agent, its obligations as a Lender) no later than the date which is the later to occur of 120 days following the date of such request and the last day of the latest to expire of the then current Interest Periods applicable to such Loans. In the event of any such request, the Collateral Agent, the

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Administrative Agent or the relevant Lender, as the case may be, shall consummate such assignment to such financial institution within such time period; provided that (a) such assignment can be effected in accordance with the provisions of subsection 14.6(c), (b) the financial institution designated by such Borrower or Guarantor is ready, willing and able to become an Assignee hereunder, (c) such financial institution has paid to the Collateral Agent, the Administrative Agent or such Lender, as the case may be, for value the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder (including, without limitation, any amounts owing pursuant to subsection 6.16) and has assumed the obligations of the Collateral Agent, the Administrative Agent or such Lender, as the case may be, in respect of outstanding Swing Line Loans and L/C Obligations and (d) such Borrower or Guarantor has paid to the Collateral Agent, the Administrative Agent or such Lender, as the case may be, the amounts demanded by it pursuant to subsection 6.12, 6.13 or 6.14, as the case may be. Upon consummation of such assignment, the assigning Lender shall be released from all of its obligations hereunder and shall cease to be a Lender, and such Assignee shall thereafter be a Lender for all purposes hereunder.

         6.16 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default (other than as a result of the operation of subsection 6.10) by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) subject to the provisions of subsection 6.14(d), the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. For the purpose of calculation of all amounts payable to a Lender under this subsection 6.16, each Lender shall be deemed to have actually funded its relevant Eurodollar Loan or BA Rate Loans, as the case may be, through the purchase of a deposit bearing interest at the Eurodollar Rate or the BA Loan Rate, as the case may be, in an amount equal to the amount of such Eurodollar Loan or BA Rate Loan, as the case may be, and having a maturity comparable to the relevant Interest Period and each Lender shall be deemed to have redeployed such deposits on the date of such default or prepayment by the sale of such deposits in an amount equal to the amount defaulted upon or prepaid and having a maturity comparable to the Interest Period with respect thereto; provided, however, that each Lender may fund and redeploy each of its Eurodollar Loans or BA Rate Loans, as the case may be, in any manner which it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 6.16. Such indemnification may include any such loss or expense arising from the reemployment of funds obtained by it

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to maintain its Eurodollar Loans or BA Rate Loans, as the case may be, hereunder or from fees payable to terminate the deposits from which such funds were obtained (but, in any event, excluding any loss of profits or margin applicable to such Loans), with such Lender being deemed to have "match funded" its Eurodollar Loans or BA Rate Loans, as the case may be, hereunder by purchasing a contract for the deposits from which such funds were obtained on the first day of the relevant Interest Period. A certificate of the relevant Lender as to the amounts owing to it pursuant to this subsection 6.16 shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         6.17 Repayment of Obligations. Each Borrower unconditionally agrees to pay all outstanding Loans made to it together with accrued interest thereon, and all other Obligations then owing by it, on the Termination Date.

         SECTION 7. REPRESENTATIONS AND WARRANTIES

            In order to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans, and issue or participate in the Letters of Credit, each Parent Guarantor and each Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent and each Lender that:

            7.1 Financial Condition. (a) The consolidated balance sheets of HCNA and its Subsidiaries as at March 30, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly, in all material respects, the consolidated financial condition of HCNA and its Subsidiaries as at such date, and the consolidated results of their operations and their cash flows for the fiscal year then ended. The unaudited consolidated balance sheets of HCNA and its Subsidiaries as at December 28, 1996 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer of HCNA, copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, the consolidated financial condition of HCNA and its Subsidiaries as at such date, and the consolidated results of their operations and their cash flows for the nine-month period then ended (subject to normal year-end audit adjustments).

            (b) All such financial statements described in this subsection 7.1, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved

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by such accountants or Responsible Officer of HCNA, and as disclosed therein).
Neither HCNA nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except for the Sale/Leaseback Transaction and the ECMC Transaction, during the period from March 30, 1996 to and including the Closing Date there has been no sale, transfer or other disposition by HCNA or any of its Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the combined financial condition of NACC, NAMSCO, Inc. and GSL Corporation and their Subsidiaries at March 30, 1996.

            7.2 No Change. (a) During the period between March 30, 1996 and the Closing Date, no dividends or other distributions have been declared, paid or made upon the Capital Stock of HCNA nor has any of the Capital Stock of HCNA been redeemed, retired, purchased or otherwise acquired for value by HCNA or any of its Subsidiaries.

            (b) Since March 30, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

            7.3 Corporate Existence; Compliance with Law. Each of HCNA and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified (as a foreign corporation where applicable) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified (in the aggregate with all other failures to be so qualified) could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.4 Corporate Power; Authorization; Enforceable Obligations. (a) Each Parent Guarantor has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. Each Borrower has the corporate power and authority, and the


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legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

         (b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained, made or accomplished by any Parent Guarantor or any Borrower in connection with the borrowings hereunder or with the execution, delivery or performance of the Loan Documents to which such Parent Guarantor or Borrower is a party, other than (i) such consents, authorizations, filings and notices which have been obtained or made and remain in full force and effect and (ii) at all times after the Closing Date, such consents, authorizations, filings or notices the failure of which to be made could not reasonably be expected to have a Material Adverse Effect.

         (c) This Agreement has been, and each other Loan Document to which it is a party has been or will be, duly executed and delivered on behalf of each Parent Guarantor and each Borrower.

         (d) This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Parent Guarantor and each Borrower enforceable against such Parent Guarantor or such Borrower, as the case may be, in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether by proceedings in equity or at law).

         7.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which it is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law applicable to, or Contractual Obligation of, HCNA or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation or otherwise, other than any such Liens which are permitted pursuant to subsection 10.3 of this Agreement or subsection 10.3 of the US Credit Agreement.

         7.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of HCNA or any Borrower, threatened by or against HCNA or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to any of the Loan Documents or any


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of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         7.7 No Default. Neither HCNA nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         7.8 Ownership of Property; Liens. Each of HCNA and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent that the failure to have such title or leasehold interest could not (in the aggregate with all other such failures) reasonably be expected to have a Material Adverse Effect. None of such property is subject to any Lien except as permitted by subsection 10.3 of this Agreement and subsection 10.3 of the US Credit Agreement. After the Original Closing Date, Sifto has not granted any Liens covering any Collateral securing obligations of Sifto in respect of the Sifto Notes.

         7.9 Intellectual Property. HCNA and its Subsidiaries own, or are licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of their businesses as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does HCNA or any of its Subsidiaries know of any valid basis for any such claim, except such claims that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by HCNA and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.10 No Burdensome Restrictions. So far as HCNA and its Subsidiaries can reasonably foresee, no Requirement of Law or Contractual Obligation of HCNA or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         7.11 Taxes. Each of HCNA and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of HCNA, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes, fees and other charges the amount or validity of which are

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currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of HCNA or its Subsidiaries, as the case may be); no tax Lien (other than any such Lien permitted by subsection 10.3 of this Agreement or subsection 10.3 of the US Credit Agreement) has been filed, and, to the knowledge of HCNA and its Subsidiaries, no material claim is being asserted, with respect to any such tax, fee or other charge.

         7.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System of the United States as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         7.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any US Plan, and each US Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a US Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such US Plan allocable to such accrued benefits. Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither any Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if any Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of any Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under US Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such US Plans allocable to such benefits. Notwithstanding the foregoing, the representations and warranties contained in this subsection 7.13 shall be deemed to be true and
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when made or deemed made except to the extent that any one or more failures of such representations and warranties to be true and correct when made or deemed made could, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of any Borrower and its Subsidiaries taken as a whole.

         7.14 Investment Company Act; Other Regulations. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or provincial statute or regulation which limits its ability to incur Indebtedness.

         7.15 Subsidiaries; Guarantors. Schedule III sets forth all of the Subsidiaries of HCNA and each Borrower as of the Closing Date. HCNA and each Person designated as a Guarantor on Schedule III constitute all of the Guarantors as of the Closing Date.

         7.16 Environmental Matters. Except to the extent that all such matters, circumstances, facts and events could not, in the aggregate, subject HCNA and its Subsidiaries to liabilities in respect of remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof which could reasonably be expected to result in the payment by HCNA and its Subsidiaries (after giving effect to the proceeds of any applicable insurance owing by a carrier who has acknowledged in writing its liability under the relevant policy and to any applicable indemnities owing to HCNA and its Subsidiaries from a Person (other than HCNA or any of its Subsidiaries) which is reasonably likely to honor its indemnity) of an amount in excess of US$12,500,000 in the aggregate for any fiscal year of HCNA:

            (i) The facilities and properties owned, leased or operated by HCNA or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (A) constitute or constituted a violation of, or (B) could reasonably be expected to give rise to liability under, any Environmental Law.

            (ii) HCNA, its Subsidiaries and the Properties, and all operations at the Properties, are in compliance, and have during the term of ownership or lease thereof by HCNA and its Subsidiaries been in compliance with all applicable Environmental Laws including, without limiting the generality of the foregoing, environmental permits and requirements relating to financial assurances or other security, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by HCNA or any of its Subsidiaries (the "Business").



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            (iii) Neither HCNA nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Parent Guarantor or any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

            (iv) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

            (v) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Parent Guarantor or any Borrower, threatened, under any Environmental Law to which HCNA or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

            (vi) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of HCNA or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

            7.17 Solvency. On the Closing Date (after giving effect to the initial extensions of credit to be made hereunder and the use of proceeds of each thereof, and the payment of all legal and accounting and other fees and expenses relating hereto and thereto), each Parent Guarantor, each Borrower and each other Loan Party will be Solvent.

            7.18 Searles Valley Manufacturing Process. NACC has completed Steps I and II of Phase I of the plan to significantly alter the manufacturing process at Searles Valley, California in order to reduce the cost of soda ash, improve the mining of borax and raw carbonate materials and eliminate marginally profitable potash and sodium borate production operations of the Trona Plant.


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         7.19 Canadian Pension Plans. (a) Except to the extent that any one or more failures of the following representations and warranties contained in this subsection 7.19 to be true and correct could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Sifto Group: (i) each Canadian Pension Plan is in compliance in all material respects with all applicable pension benefits and tax laws; (ii) no Canadian Pension Plan has any unfunded liabilities (either on a "going concern" or on a "winding up" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada); (iii) all contributions (including any special payments to amortize any unfunded liabilities and employee contributions made by authorized payroll deductions) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Canadian Pension Plan have been made in accordance with all applicable laws and the terms of each Canadian Pension Plan;
(iv) no event has occurred and no condition exists with respect to any Canadian Pension Plan that has resulted or could result in any Canadian Pension Plan being ordered or required to be wound up in whole or in part pursuant to any applicable pension benefits laws or having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws; (v) no order has been made and no notice has been given pursuant to any applicable pension benefits or tax laws in respect of any Canadian Pension Plan requiring (or proposing to require) any Person to take or to refrain from taking any action in respect thereof or that there has (or there are circumstances that indicate that there has) been a contravention of any such applicable laws; (vi) no event has occurred and no condition exists which has resulted or could result in any Borrower being required to pay, repay or refund any amount (other than contributions required to be made or benefits or expenses required to be paid in the ordinary course) to or on account of any Canadian Pension Plan or a current or former member thereof; and (vii) no event has occurred and no condition exists that has resulted or could result in a payment being made out of a guarantee fund established under any applicable pension benefits laws in respect of a Canadian Pension Plan.

         (b) With respect to any pension, retirement or other deferred compensation plan maintained by a Borrower which is not a Canadian Pension Plan, all required contributions have been made and there are no unfunded liabilities in respect of such plans (either on a "going concern" or on a "winding up" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada), except to the extent that all such


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unfunded liabilities and failures to make required contributions could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property or financial or other condition of the Sifto Group.

            7.20 No Other Restriction. The payment of dividends and loans between and among HCNA, the Borrowers, the Affiliate Guarantors and/or Sifto will not violate any Requirement of Law (other than any state or provincial corporate law limiting the ability of any corporation incorporated in such jurisdiction to pay dividends or any bankruptcy, insolvency, reorganization or similar law) applicable to, or Contractual Obligation (other than those contained in this Agreement and the other Loan Documents, the US Credit Agreement and the other Loan Documents (as defined therein) and the documentation under which the Public Debt is outstanding) of HCNA, the Borrower, any of the Affiliate Guarantors and/or Sifto.

      SECTION 8.        CONDITIONS PRECEDENT

            8.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction on or prior to February 28, 1997 of the following conditions precedent:

                  (a) Loan Documents, etc. The Administrative Agent and the Collateral Agent shall have received:

                           (i) this Agreement, executed and delivered by a duly
                  authorized officer of Sifto and each Parent Guarantor;

                           (ii) the US Credit Agreement, executed and delivered
                  by a duly authorized officer of each Borrower and HCNA and by the Lenders (as defined therein);

                           (iii) an assignment agreement, in form and substance
                  satisfactory to the Administrative Agent, pursuant to which the lenders ("Existing Lenders") under the Existing Credit Agreement shall assign their commitments thereunder to the Lenders, and the Lenders shall purchase the outstanding loans under the Existing Credit Agreement from the Existing Lenders;

                           (iv) an amendment to each of the Security Agreement
                  and the Collateral Covenant Agreement, and a replacement Lock Box Agreement, in each case having terms satisfactory to the Administrative Agent and the Lenders, (and each Lender by executing and delivering this Agreement shall be deemed to have consented to such amendment and replacement Lock Box Agreement in the form distributed to such Lender prior to the Closing Date);


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                           (v) an agreement in form and substance satisfactory
                  to the Administrative Agent regarding Loans and Advances and Security Therefor Under Section 426 of the Bank Act dated February 25, 1997 in favor of Bank of America;

                           (vi) Security Under Section 426 on Minerals,
                  Hydrocarbons and Other Property dated February 25, 1997 in favor of Bank of America ;

                           (vii) Notice of Special Security in Minerals dated
                  February 25, 1997 in favor of Bank of America registered in the Land Registry Office for the Registry Division of Huron (No. 22) on February 26, 1997 as instrument number __;

                           (viii) Notice of Intention dated February 24, 1997 in
                  favor of Bank of America;

                           (ix) Application for Credit and Promise to Give
                  Security Under Section 427 of the Bank Act dated February 25, 1997 in favor of Bank of America;

                           (x) an agreement in form and substance satisfactory
                  to the Administrative Agent regarding Loans and Advances and Security Therefor dated February 25, 1997 in favor of Bank of America;

                           (xi) General Assignment Under Section 427 of the Bank
                  Act dated February 26, 1997 in favor of Bank of America;

                           (xii) each Borrower shall have executed and delivered
                  a Note to each Lender;

                           (xiii) each Borrower shall have executed and filed a
                  Deed of Hypothec in the province of Quebec; and

                           (xiv) each other document or instrument as may be
                  reasonably requested by the Administrative Agent or the Collateral Agent, including, without limitation, (x) a copy of any debt instrument, security agreement or other material contract to which HCNA or any of its Subsidiaries may be a party, (y) reaffirmations of the Guarantees and (z) any instruments or other documents reasonably deemed necessary by the Collateral Agent to maintain the security interests and other applicable Liens created by the Security Documents.

            (b) Borrowing Base Certificate. The Administrative Agent, the Collateral Agent and the Lenders shall have received a Borrowing Base Certificate as of February 8, 1997 from Sifto, dated the Closing Date, certified by a Responsible Officer of Sifto.


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            (c) Corporate Proceedings of Sifto. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of Sifto authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party,
      (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Agreements, certified by the Secretary or an Assistant Secretary of Sifto as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (d) Sifto Incumbency Certificate. The Administrative Agent shall have received, with a conformed copy for each Lender, a certificate of Sifto, dated the Closing Date, as to the incumbency and signatures of the officers of Sifto executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Sifto.

            (e) Sifto Officer's Certificate. The Administrative Agent shall have received, with a conformed copy for each Lender, a certificate of Sifto, dated the Closing Date, as to the collateral locations, head or registered office, chief executive office, principal place of business and domicile reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Sifto.

            (f) Sifto Officer's Certificate. The Administrative Agent shall have received, with a conformed for each Lender, a certificate of Sifto, dated the Closing Date, as to the accuracy of the Description of Lands regarding Sifto's salt mine and salt mine production facility located in Goderich, Ontario which is attached as a Schedule to the security delivered under
      Section 426 of the Bank Act in favor of Bank of America Canada reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Sifto.

            (g) Corporate Proceedings of HCNA. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of HCNA authorizing the execution, delivery and performance of this Agreement, certified by the Secretary or an Assistant Secretary of HCNA as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative


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         Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (h) HCNA Incumbency Certificate. The Administrative Agent shall have received a certificate of HCNA, dated the Closing Date, as to the incumbency and signatures of the officers of HCNA executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of HCNA.

                  (i) Corporate Proceedings of Other Guarantors. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Guarantor (other than HCNA and Sifto) authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified by the Secretary or an Assistant Secretary of each such Guarantor as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (j) Guarantor Incumbency Certificates. The Administrative Agent shall have received a certificate of each Guarantor (other than HCNA and Sifto), dated the Closing Date, as to the incumbency and signatures of the officers of such Guarantors executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Guarantor.

                  (k) Corporate Documents. The Administrative Agent shall have received from each Loan Party the certificate of incorporation and by-laws of such Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

                  (l) Consents, Licenses and Approvals. The Administrative Agent shall have received a certificate of a Responsible Officer of Sifto (i) attaching copies of all consents, authorizations and filings referred to in subsection 7.4(b), and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (m) Fees. The Administrative Agent shall have received all fees to be received by it on the Closing Date for its own account and for the accounts of the Lenders.


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         The Collateral Agent shall have received all fees to be received by it on the Closing Date for its own account.

                  (n) Legal Opinions. The Administrative Agent shall have received, with a counterpart for the Collateral Agent and each Lender, the following signed legal opinions:

                           (i) the signed legal opinion of Winthrop, Stimson,
                  Putnam & Roberts, counsel to Sifto and the other Loan Parties, in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent;

                           (ii) the signed legal opinion of Fasken Campbell
                  Godfrey, special Canadian counsel to Sifto and the other Loan Parties, in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent; and

                           (iii) the signed legal opinion of Martineau Walker,
                  special Quebec counsel to Sifto.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent or the Collateral Agent may reasonably require.

Each of the documents listed in clauses (c) through (n) above shall be reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent. Promptly following the Closing Date, the Administrative Agent shall deliver to each Lender a copy of each of the documents, instruments and agreements described in this subsection 8.1.


            8.2 Conditions to Each Extension of Credit. Except to the extent expressly set forth in this Agreement, the agreement of each Lender to make any extension of credit requested to be made by it to a Borrower on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents (other than the representations and warranties contained in the second sentence of Section 7.7) shall be true and correct in all material respects on and as of such date as if made on and as of such date.

            (b) No Undisclosed Default or Event of Default. No Default (other than Defaults that have been disclosed in writing to the Lenders) or Event of Default shall have occurred and be continuing on such date or after giving


                                      -77-

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         effect to the extension of credit requested to be made on such date.

                  (c) No Undisclosed Default or Event of Default under US Credit Agreement. No Default under (and as defined in) the US Credit Agreement (other than any such Defaults that have been disclosed in writing to the Lenders) and no Event of Default under (and as defined in) the US Credit Agreement shall have occurred and be continuing on such date.

                  (d) No Default. No Default hereunder or under (and as defined in) the US Credit Agreement shall have occurred and be continuing on such date, in each case as to which the Aggregate Required Lenders have delivered to the Administrative Agent a written notice specifying that no extensions of credit hereunder may be made as a result thereof.

                  (e) Borrowing Base. After giving effect to the extension of credit requested to be made on such date, the Aggregate Outstanding Extensions of Credit owing by such Borrower to all Lenders will not exceed the Borrowing Base then applicable to such Borrower.

                  (f) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and (to the extent that such proceedings, documents, instruments and other matters relate to the Collateral or the Collateral Agent) the Collateral Agent, and each of the Administrative Agent and (with respect to matters relating to the Collateral or the Collateral Agent) the Collateral Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by, and Letter of Credit issued, extended or renewed on behalf of, a Borrower hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in subsections 8.2(a), 8.2(b), 8.2(c), 8.2(d) and 8.2(e) have been satisfied.


      SECTION 9.        AFFIRMATIVE COVENANTS

            HCNA hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender, the Collateral Agent or the Administrative Agent hereunder, HCNA shall and shall cause each of its Subsidiaries to


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(except in the case of delivery of financial information, reports and notices, in which case the Persons described in the relevant provisions of this Section 9 shall):

            9.1  Financial Statements.  Furnish to each Lender:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of HCNA, a copy of the audited consolidated and consolidating balance sheets of HCNA and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth, in comparative form the figures for the previous year, reported on without a "going concern" explanatory paragraph or like qualification or exception, or qualification arising out of the scope of the audit, by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing;

            (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of HCNA, the unaudited consolidated and consolidating balance sheets of HCNA and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of HCNA and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in comparative form the budget for such period and the figures for the same period of the previous year, certified by a Responsible Officer of HCNA as being fairly stated in all material respects (subject to normal year-end audit adjustments);

            (c) as soon as available, but in any event within 30 days after the end of each Interim Accounting Period in a fiscal year of HCNA (other than any such Interim Accounting Period which ends on the last day of a fiscal quarter of HCNA), the unaudited consolidated and consolidating balance sheet, income statement and cash flow statement of HCNA and its consolidated Subsidiaries, in each case for such Interim Accounting Period, setting forth in comparative form the budget for such period and the figures for the same period of the previous year, certified by a Responsible Officer of HCNA (subject to normal year-end audit adjustments);

            (d) as soon as available (and to the extent not provided pursuant to subsection 9.1(b)), but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of each Borrower, the unaudited combined balance sheet of such Borrower and its Subsidiaries at the end of such quarter and the related unaudited combined statements of income and retained earnings and of cash flows of such Borrower and its


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         Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the budget for such period and the figures for the same period of the previous year, certified by a Responsible Officer of such Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  (e) as soon as available (and to the extent not provided pursuant to subsection 9.1(c)), but in any event within 30 days after the end of each Interim Accounting Period in a fiscal year of each Borrower (other than any such Interim Accounting Period which ends on the last day of a fiscal quarter of such Borrower), unaudited combined balance sheets, income statements and cash flow statements of such Borrower and its Subsidiaries, in each case for such Interim Accounting Period, setting forth in comparative form the budget for such period and the figures for the same period of the previous year certified by a Responsible Officer of such Borrower (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         9.2 Certificates; Other Information. Furnish to each Lender (and, in the case of the Borrowing Base Certificate described in subsection 9.2(e), to the Collateral Agent and the Administrative Agent):

            (a) concurrently with the delivery of the financial statements referred to in subsections 9.1(a) and (b), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such letter;

            (b) concurrently with the delivery of the financial statements referred to in subsection 9.1, a certificate of a Responsible Officer of HCNA (i) stating that, to the best of such Responsible Officer's knowledge, HCNA or the relevant Borrower, as the case may be, during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail the calculations


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         supporting such statement in respect of subsection 10.1 and (iii) in the case of financial statements referred to in subsection 9.1(a) or 9.1(b), describing in reasonable detail the status of each project referred to in the definition of "Major Project Capital Expenditure", including the aggregate amount so expended in connection therewith, together with the amount remaining to be expended, through the date of such financial statements;

                  (c) not later than 45 days following the last day of each fiscal year of each Borrower, a copy of the annual business plan of such Borrower (prepared on a month- by-month basis) for the next succeeding fiscal year (incorporating an operating budget and projections of cash flow of its Subsidiaries), accompanied by an outline of the assumptions upon which such business plan was based and a certificate of a Responsible Officer of such Borrower to the effect that such Responsible Officer (i) believes that such business plan is based upon reasonable assumptions and (ii) has no reason to believe that such business plan is incorrect or misleading in any material respect (it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period covered may differ from the projected results);

                  (d) within five days after the same are sent, copies of all financial statements and reports relating to HCNA and its Subsidiaries which HCG sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which HCNA or any of its Subsidiaries may make to, or file with, the SEC, the Ontario Securities Commission and any other provincial securities commissions in Canada or any successor or analogous Governmental Authority;

                  (e) within five Business Days after each of (i) the end of the first two weeks of each Interim Accounting Period and (ii) the last day of each Interim Accounting Period, each of (x) a Borrowing Base Certificate for each Borrower, certified by a Responsible Officer of such Borrower as being true and accurate in all material respects as of such end of the first two weeks or last day of each Interim Accounting Period, as the case may be, and (y) a certificate of a Responsible Officer of such Borrower stating that such Borrower was in compliance with the Borrowing Base applicable to it during the period subsequent to the most recent certification;

                  (f) as soon as available, but in any event prior to May 31 of each year, a report prepared by the environmental compliance officer of HCNA and its Subsidiaries (i) reviewing all material developments relating to compliance by NAMSCO and each Subsidiary thereof and their respective tenants with all Environmental Laws applicable to NAMSCO and


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         its Subsidiaries and their respective tenants, including without limitation a schedule setting forth any discharges, emissions, or other activities of NAMSCO and its Subsidiaries and their respective tenants, reported or required to be reported to any government agency, that are in excess of any standard in any permits issued pursuant to any Environmental Laws, setting forth the amount by which the permit was exceeded, and setting forth the number of days the discharges, emissions, or other activities occurred in excess of the applicable standard; (ii) attaching all material reports from environmental consultants working for or hired by NAMSCO or any of its Subsidiaries, including without limitation, any annual report of an independent environmental consultant to NAMSCO and its Subsidiaries (which consultant shall be reasonably acceptable to the Administrative Agent) concerning any property or facility owned, operated or leased by, or a source of potential liability to, NAMSCO or any of its Subsidiaries;
         (iii) discussing the progress in the implementation of the environmental compliance program of NAMSCO and its Subsidiaries (the "Environmental Compliance Program") including, but not limited to, a facility-by-facility review of, where applicable, ground water remediation, installation of equipment to control air emissions or water discharges, disposal of equipment containing polychlorinated biphenyls, removal of asbestos-containing materials, investigation or removal of any equipment in connection with environmental concerns, storage containers or other property, remediation of landfills or other contaminated land, changes in procedures in the handling or disposal of any hazardous materials, and any other significant matters addressed in the Environmental Compliance Program; (iv) reporting on the extent to which ongoing maintenance and oversight procedures implemented under the Environmental Compliance Program were followed by NAMSCO and its Subsidiaries during the preceding fiscal year; (v) setting forth any changes to the Environmental Compliance Program implemented during the preceding fiscal year; (vi) listing all material correspondence with, and all notices of any kind received from, any Governmental Authority having jurisdiction over any Environmental Laws and attaching copies thereof and (vii) reporting on the status of any pending or threatened litigation against NAMSCO or any of its Subsidiaries pertaining to any Environmental Laws; and (viii) certified as true and correct by such environmental compliance officer; and

                  (g) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            9.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of


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whatever nature (including, without limitation, all royalty and lease payments with respect to mines and mining rights), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of HCNA or its Subsidiaries, as the case may be.

            9.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 10.7; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         9.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, except to the extent that all failures to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (b) Except to the extent that such insurance is not available upon commercially reasonable terms and HCNA and its Subsidiaries have agreed with the Administrative Agent and the Collateral Agent upon commercially reasonably alternatives thereto, maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as were in effect at the time of the insurance review delivered pursuant to the closing of the Existing Credit Agreement, with the Collateral Agent named as additional loss payee with respect to proceeds under any such policies derived from Collateral.

            (c) Furnish to each Lender, no later than fifteen days following each renewal date with respect thereto and at such other times as the Administrative Agent or the Collateral Agent reasonably may request, full information as to the insurance carried (including, without limitation, evidence reasonably acceptable to the Collateral Agent demonstrating that it has been named as additional loss payee thereunder with respect to insurance proceeds derived from Collateral). All such loss payee endorsements shall comply with the terms and provisions of the Security Agreements and shall, in any event, provide that no such policy shall be cancelled, materially reduced in amount or materially changed in coverage until at least 30 days after receipt by the Collateral Agent of written notice of such cancellation, reduction or change.


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            9.6 Inspection of Property; Books and Records; Discussions. Keep
proper books of record and accounts containing entries with respect to all dealings and transactions in relation to its business and activities which are full, true and correct in all material respects in accordance with GAAP and all Requirements of Law; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time upon reasonable advance notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrowers and their Subsidiaries with officers of the Borrowers and their Subsidiaries; and, upon reasonable notice to such Borrower, to permit representatives of the Administrative Agent and the Collateral Agent to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrowers and their Subsidiaries and with their respective independent certified public accountants or independent chartered accountants, as applicable.

            9.7 Notices. To the extent that a Responsible Officer of HCNA, any Borrower (as defined in the US Credit Agreement), Sifto, the Subsequent Borrower or any Guarantor knows or should reasonably be expected to know thereof, promptly give notice to the Administrative Agent and each Lender of:

            (a)  the occurrence of any Default or Event of Default;


            (b) any (i) default or event of default under any Contractual Obligation of HCNA or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between HCNA or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could (in the responsible judgment of such Responsible Officer) reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting HCNA or any of its Subsidiaries (including, without limitation, with respect to compliance with Environmental Laws) in which the amount involved is US$500,000 (or the Equivalent Amount thereof) or more and not covered by insurance issued by an insurer who has acknowledged in writing its liability under the relevant policy or in which injunctive or similar relief is sought;

            (d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of HCNA knows or should reasonably be expected to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any US Plan, a failure to make any required contribution to a US Plan, the creation of any Lien in favor of the PBGC or a US Plan or any withdrawal from, or


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         the termination, Reorganization or Insolvency of, any Multiemployer
         Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any US Plan or (iii) the occurrence of any event or the existence of any condition which would not be in accordance with the provisions of subsection 7.19; and

                  (e) any development or event which could (in the reasonable judgment of such Responsible Officer) reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection 9.7 shall be accompanied by a statement of a Responsible Officer of HCNA setting forth details of the occurrence referred to therein and stating what action HCNA or the relevant Subsidiary proposes to take with respect thereto.

            9.8 Environmental Laws. (a) Give, and use its diligent efforts to cause its tenants and its Subsidiaries' respective tenants to give, timely and proper notice, and undertake any other measures necessary to ensure that it obtains any indemnification, defense, contribution or reimbursement that may be available for, any material liability or alleged material liability arising under any Environmental Law.

            (b) Diligently plan for and implement all measures reasonably necessary and appropriate to eliminate any act, operation, omission or condition that may be out of compliance with, in violation of, or otherwise giving rise to material liability or potential material liability under, any Environmental Law.

         9.9 Canadian Currency Risk. Maintain prudent business practices in respect of currency risk with respect to the Canadian operations of the Sifto Group.

         9.10 Inventory. Use diligent efforts to cause each Public Warehouse and landlord for any facility in which Inventory of any Borrower is located to deliver to the Collateral Agent an acknowledgement copy of a Landlord's Waiver (which may incorporate changes in form and substance reasonably satisfactory to the Collateral Agent).

         9.11 Field Analyses. Permit the Collateral Agent, at any reasonable time upon reasonable advance notice and as often as may reasonably be required to conduct a field analysis and examination of the Collateral, provided that each Lender shall have the right to accompany the Collateral Agent on any such field analysis and examination at such Lender's sole expense. The Collateral Agent hereby agrees to provide promptly to each



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Lender and each Borrower a copy (or summary thereof) of any field analysis and examination of the Collateral conducted by it.


    SECTION 10.   NEGATIVE COVENANTS

            HCNA hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender, the Collateral Agent or the Administrative Agent hereunder, HCNA shall not, and (except with respect to subsection 10.1) shall not permit any of its Subsidiaries to, directly or indirectly:

            10.1  Financial Condition Covenants.

            (a) Interest Coverage. Permit the Interest Coverage Ratio of HCNA and its Subsidiaries for any period of four consecutive fiscal quarters ending during any "Test Period" set forth below to be less than the ratio set forth opposite such period below:

                                                    Interest
                  Test Period                   Coverage Ratio

          Closing Date  -   12/31/97               1.20 to 1.0
              01/01/98  -   12/31/98               1.40 to 1.0
              01/01/99  -   12/31/99               1.50 to 1.0
              01/01/00  -   thereafter             1.75 to 1.0


            (b) Fixed Charge Coverage. Permit for any period of four consecutive fiscal quarters ending during any "Test Period" set forth below the Fixed Charge Coverage Ratio of HCNA and its Subsidiaries to be less than the ratio set forth opposite such period below:

                                                  Fixed Charge
                  Test Period                   Coverage Ratio

          Closing Date  -   12/31/98               1.00 to 1.0
              01/01/99  -   thereafter             1.10 to 1.0


            (c) Net Funded Debt Coverage. Permit on the last day of any fiscal year set forth below the ratio of (i) the amount equal to Consolidated Funded Debt of HCNA and its Subsidiaries on such date minus cash and Cash Equivalents owned by HCNA and its Subsidiaries on such date to (ii) Consolidated EBITDA of HCNA and its Subsidiaries for the fiscal year then ended to be greater than the ratio set forth opposite such fiscal year below:


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                  Fiscal Year                   Ratio

                      1997                    6.25 to 1.0
                      1998                    6.00 to 1.0
                      1999                    4.85 to 1.0
                      2000                    4.25 to 1.0
                      2001 and each fiscal    3.60 to 1.0
                      year thereafter


         10.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of HCNA and its Subsidiaries under the Loan Documents;

                  (b) Indebtedness of HCNA and its Subsidiaries under the Public Debt;

                  (c) Indebtedness of HCNA and its Subsidiaries under the US Credit Agreement;

                  (d) unsecured Indebtedness of a corporation which becomes a Subsidiary of HCNA after the Closing Date, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by HCNA and its Subsidiaries, no Default or Event of Default shall have occurred and be continuing;

                  (e) Indebtedness of HCNA to any of its Subsidiaries and of any Subsidiary of HCNA to HCNA or any other Subsidiary; provided that, after giving effect to the incurrence of such Indebtedness, the Included Investments do not exceed the Permitted Investment Amount;

                  (f) Indebtedness of HCNA and its Subsidiaries in respect of Financing Leases (in addition to those permitted pursuant to subsection 10.2(g)) and in respect of all or a part of the purchase price of property, plant and equipment in the ordinary course of business having aggregate imputed principal amounts and aggregate principal amounts not to exceed as to HCNA and its Subsidiaries US$28,500,000 (or the Equivalent Amount thereof) in the aggregate at any time outstanding (of which not more than US$5,000,000 (or the Equivalent Amount thereof) shall be on account of the Sifto Group);

                  (g) Indebtedness (including, without limitation, in respect of Financing Leases) in existence on the Closing Date and listed on
         Schedule V and any refinancings, refundings, renewals or extensions thereof, provided that the terms applicable to such refinanced, renewed or extended

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         Indebtedness, as the case may be, are no more burdensome to the applicable borrower thereof than the terms applicable to the original Indebtedness;

                  (h) additional Indebtedness of HCNA and its Subsidiaries not exceeding US$2,000,000 (or the Equivalent Amount thereof) in aggregate principal amount at any one time outstanding.

            10.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its or any of its Subsidiaries' property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes and other statutory obligations not more than 45 days overdue or which are being contested in good faith by appropriate proceedings (including, without limitation, those in respect of wages, employee deductions, sales taxes, goods and services taxes, excise taxes, workers' compensation, pension fund obligations and overdue rents), provided that, in any such case, adequate reserves with respect thereto are maintained on the books of HCNA or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries incorporated under the laws of a jurisdiction outside of the United States, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of amounts which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances with respect to real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of HCNA or such Subsidiary;


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                  (f) Liens in existence on the Closing Date and listed on
         Schedule VI, securing Indebtedness permitted by subsection 10.2(g), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness permitted by subsection 10.2(g); provided that (i) such Liens shall be created substantially simultaneously with the incurrence of such Indebtedness, (ii) such Liens do not at any time encumber any property other than the property (and, in the case of real property, the improvements thereon) financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of, and the cost of construction of or improvement to, such property at the time it was acquired, constructed or improved;

                  (h) Liens on Capital Stock of Subsidiaries of HCNA securing the obligations of HCNA in respect of the Senior Secured Notes and securing Guarantee Obligations permitted pursuant to subsection 10.4(c);

                  (i) Liens on assets of Sifto and its Subsidiaries securing the obligations of Sifto in respect of the Sifto Notes;

                  (j) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to HCNA and its Subsidiaries in the aggregate) US$2,000,000 (or the Equivalent Amount thereof) in aggregate amount at any time outstanding;

                  (k) Liens permitted under the US Credit Agreement;

                  (l) Liens for unpaid royalties not then due and payable pursuant to mineral leases running in favor of Governmental Authorities which Liens, in the aggregate, are not substantial in amount and do not, in any case, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of HCNA and its Subsidiaries; provided that such Liens do not encumber any Collateral;

                  (m) Liens in respect of judgments and decrees not constituting an Event of Default under Section 12;

                  (n) reservations or exceptions contained in the original grants from the Crown and minor discrepancies in the legal description of any real property which would be disclosed in an up-to-date survey;


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                  (o) zoning by-laws, ordinances or other restrictions as to the use of real property, and agreements with other persons registered against title to any real property, which do not in the aggregate materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of HCNA or any of its Subsidiaries; and

            (p)  Liens created pursuant to the Security Documents.

         10.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations outstanding on the Closing Date and listed on Schedule VII;

                  (b) Guarantee Obligations incurred by HCNA and its Subsidiaries in respect of unsecured interest rate and currency hedges on market terms; provided that the aggregate notional amount of such Guarantee Obligations pursuant to this subsection 10.4(b) does not exceed (i) in the case of interest rate hedges, the amount of principal due from HCNA and its Subsidiaries with respect to Indebtedness permitted pursuant to subsection 10.2 which is reasonably subject to interest rate fluctuations and (ii) in the case of currency hedges, the amount of the relevant currency reasonably subject to exchange rate fluctuations which is owing to, or held by, HCNA and its Subsidiaries in the ordinary course of business;

                  (c) Guarantee Obligations in respect of the Public Debt;

                  (d) Guarantee Obligations permitted pursuant to the US Credit Agreement;

                  (e) the Guarantees;

                  (f) Guarantee Obligations incurred by HCNA and its Subsidiaries in respect of obligations of any Guarantor (as defined in the US Credit Agreement) which are otherwise permitted hereunder;

                  (g) Guarantee Obligations incurred by any Guarantor (as defined in the US Credit Agreement) in respect of obligations of the Sifto Group under Financing Leases and operating leases (with the amount of such Guarantee Obligations under operating leases being deemed to be the present value of the annual lease payments during the life of such lease) in an aggregate amount not to exceed US$5,000,000 at any one time outstanding;

                  (h) Guarantee Obligations incurred by HCNA and its Subsidiaries in respect of obligations under operating

<pg$pcn>
         leases which are not otherwise permitted pursuant to this subsection 10.4; provided that, after giving effect to the incurrence of such Guarantee Obligations, the Included Investments do not exceed the Permitted Investment Amount; and

                  (i) Guarantee Obligations incurred by HCNA and its Subsidiaries in respect of the obligation of Searles Domestic Water Company to provide water to the residents of Searles Valley, California; provided that any payments on account of such Guarantee Obligations shall be deemed to be Investments in a Subsidiary of HCNA which is not a Guarantor (as defined in the US Credit Agreement) or a member of the Sifto Group for purposes of subsection 10.10(e).

            10.5 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditures, other than Capital Expenditures in the ordinary course of business not exceeding (excluding any capitalized interest which otherwise would be included therein), (a) in the aggregate for HCNA and its Subsidiaries (excluding Major Project Capital Expenditures and including Capital Expenditures made by the Subsidiaries described in clause (b) below) during any of the fiscal years of HCNA set forth below, the "HCNA Amount" set forth opposite such fiscal year below, (b) in the aggregate for the Sifto Group (excluding Major Project Capital Expenditures) during any of the fiscal years of HCNA set forth below, the "Sifto Amount" set forth opposite such fiscal year below or (c) in the aggregate with respect to Major Project Capital Expenditures during any of the fiscal years of HCNA set forth below, the "Major Project Amount" set forth opposite such fiscal year below (collectively, the "Permitted Capital Expenditures"):

                              HCNA                 Sifto          Major Project
 Fiscal Year                 Amount               Amount              Amount
 -----------                 ------               ------              ------
     1997               US$27,400,000        US$ 8,000,000        US$ 8,200,000
     1998                  27,000,000            8,000,000         13,000,000
     1999                  37,900,000            8,000,000            800,000
     2000                  29,900,000            8,000,000            300,000
     2001                  30,300,000            8,000,000            300,000
     2002                  30,300,000            8,000,000            300,000


provided, that (a) any portion of any such HCNA Amount for any fiscal year may instead be added ("Transferred HCNA Amounts") to the Major Project Amount available for Major Project Capital Expenditures in such fiscal year (which Transferred HCNA Amounts shall also be deemed usage of any such HCNA Amount for the purposes of this subsection), (b) any portion of any such HCNA Amount (not to exceed 50% of the HCNA Amount set forth above for that fiscal year) which is not expended in the fiscal year for which it is permitted above may be carried over and added to the

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HCNA Amount which is to be available for expenditure by HCNA and its
Subsidiaries in the next following fiscal year and shall be deemed to be the first such HCNA Amount so expended in such next following fiscal year (provided, however, that the HCNA Amount so available in such next following year (as adjusted by the amounts so carried over) shall not be increased by the portion of the Sifto Amount carried over pursuant to clause (c) below), (c) any portion of any such Sifto Amount (not to exceed 50% of the Sifto Amount set forth above for that fiscal year) which is not expended in the fiscal year for which it is permitted above may be carried over and added to the Sifto Amount which is to be available for expenditure by the Sifto Group in the next following fiscal year and shall be deemed to be the first such Sifto Amount so expended in such next following fiscal year and (d) any portion of any such Major Project Amount which is not expended in the fiscal year for which it is permitted above may be carried over and added to the Major Project Amount which is available for expenditure by HCNA and its Subsidiaries in the next following fiscal year and shall be deemed to be the first such Major Project Amount so expended in such next following fiscal year.

         10.6 Limitation on Leases. Permit Consolidated Lease Expense for any fiscal year of HCNA and its Subsidiaries to exceed US$22,000,000 (or the Equivalent Amount thereof) in the aggregate.

         10.7 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

            (a) any Borrower (as defined herein and in the US Credit Agreement) may be merged or consolidated or amalgamated with or into another Borrower (as defined herein and in the US Credit Agreement); provided that (i) the relevant Administrative Agent and Collateral Agent have received 30 days' prior written notice of such merger, consolidation or amalgamation, (ii) after giving effect to such merger, consolidation or amalgamation, the relevant Collateral Agent or the relevant Collateral Agent, the Administrative Agent and the Lenders, as applicable, shall have a first priority, perfected security interest (or the applicable equivalent thereof) in all Collateral in which it possessed a perfected security interest (or the applicable equivalent thereof) immediately prior to giving effect to such merger, consolidation or amalgamation and (iii) the relevant Administrative Agent and the Collateral Agent shall have received such other documents, instruments, agreements, legal opinions and certificates as may reasonably be requested by them in connection with such transaction;

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                  (b) any wholly owned Subsidiary of a Borrower (as defined
         herein and in the US Credit Agreement) may be amalgamated with or into
         (i) such Borrower or (ii) any other Borrower (as defined herein and in the US Credit Agreement) or (iii) in the case of any such Subsidiary which is not a member of the Sifto Group, any one or more other Guarantors (as defined in the US Credit Agreement) or (iv) in the case of any such Subsidiary which is a member of the Sifto Group, any one or more other Guarantors; provided that the Administrative Agent and the Collateral Agent shall have received such other documents, instruments, agreements, legal opinions and certificates as may reasonably be requested by them in connection with such amalgamation; and provided further, that the aggregate book value of all assets which are to become (and, immediately prior to such event, were not) held by a member of the Sifto Group in any fiscal year of HCNA pursuant to subsections 10.7(c), 10.8(l) and this subsection 10.7(b) shall not exceed US$3,000,000 and in the case of any such disposition under this subsection 10.7(b) to any member of the Sifto Group by any Person who is not a member of the Sifto Group, such disposition shall be made for fair value and shall be made in accordance with past business practice;

                  (c) any wholly owned Subsidiary of HCNA may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its business, property or assets (upon voluntary liquidation or otherwise) to a Borrower (as defined in the US Credit Agreement), any other Guarantor (as defined in the US Credit Agreement) or any member of the Sifto Group and in the case of any such disposition under this subsection 10.7(c) to any member of the Sifto Group by any Person who is not a member of the Sifto Group, such disposition shall be made for fair value and shall be made in accordance with past business practice; provided that the aggregate book value of all assets so conveyed, sold, leased, assigned, transferred or otherwise disposed of pursuant to subsections 10.7(b), 10.8(l) and this subsection 10.7(c) to members of the Sifto Group by a Person who is not a member of the Sifto Group in any fiscal year of HCNA shall not exceed US$3,000,000;

                  (d) subject to any applicable restrictions contained in the Security Documents (as defined herein and in the US Credit Agreement), any Borrower (as defined herein and in the US Credit Agreement) or any Subsidiary of a Borrower (as defined herein and in the US Credit Agreement) may sell or otherwise dispose of all or substantially all of its assets pursuant to a transaction permitted by subsection 10.8(b); and

                  (e) HCNA and its Subsidiaries may enter into transactions which are otherwise prohibited by this subsection 10.7 to the extent that such transactions are

<pg$pcn>
         permitted pursuant to subsection 10.7 of the US Credit Agreement;

provided, however, that in the case of any transaction permitted by subsection 10.7(a) or 10.7(b) the Person which is the continuing or surviving corporation of such amalgamation, merger or consolidation shall provide to the relevant Collateral Agent and Administrative Agent such other documents, instruments, agreements, legal opinions and certificates as may reasonably be deemed necessary or appropriate by such Collateral Agent or the Collateral Agent, the Administrative Agent and the Lenders, as applicable, and Administrative Agent to perfect the security interest (or the applicable equivalent thereof) of such Collateral Agent in the Collateral (as defined in the relevant Security Agreements, with such term being used as defined herein and in the US Credit Agreement).

            10.8 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables, leasehold interests, Capital Stock and all Collateral), whether now owned or hereafter acquired, except:

                  (a) the sale or other disposition of obsolete or worn out equipment, fixtures or real property in the ordinary course of business;

                  (b) the sale or other disposition of all or any portion of the Capital Stock of a Subsidiary of HCNA which was not a Subsidiary of HCNA on December 28, 1996 or of any equipment, fixtures or real property of HCNA or any of its Subsidiaries for fair market value; provided that (i) after giving effect to such sale or other disposition, the aggregate book value of all assets so sold or disposed of subsequent to December 28, 1996 (other than inventory sold in the ordinary course of business) does not exceed US$30,000,000 (or the Equivalent Amount thereof) in the aggregate and not more than US$10,000,000 (or the Equivalent Amount thereof) in the aggregate of such US$30,000,000 (or the Equivalent Amount thereof) shall be in respect of the sale or other disposition of any property of members of the Sifto Group and (ii) such sale or other disposition could not reasonably be expected to have a Material Adverse Effect;

                  (c) the sale of inventory in the ordinary course of business;

                  (d) in the case of any Subsidiary of HCNA, the issuance or sale of shares of such Subsidiary's Capital Stock to any Borrower (as defined in the US Credit Agreement) or any wholly owned Subsidiary of HCNA;

<pg$pcn>
                  (e) the transfer or relinquishment of mineral lease acreage to the extent required to stay within maximum allowable acreage or in exchange for Public Land Act leases; provided that such transfer or relinquishment could not reasonably be expected to have a Material Adverse Effect;

                  (f) the extension or renewal of existing leases or new leases covering nonindustrial commercial or residential property owned by HCNA or its Subsidiaries; provided that any such new leases shall be on commercially reasonable terms and could not reasonably be expected to have a Material Adverse Effect;

                  (g) relinquishment for no consideration of federal rights of way or portions thereof not needed for the operation of the business of HCNA or any of its Subsidiaries;

                  (h) extension or renewal of existing leases or new leases with public utilities serving HCNA or its Subsidiaries; provided that the terms of such leases could not reasonably be expected to have a Material Adverse Effect;

                  (i) the issuance or sale for cash of not more than US$25,000,000 (or the Equivalent Amount thereof) in the aggregate of preferred Capital Stock of HCNA the rights, designations and preferences for which are in form and substance reasonably satisfactory to the Aggregate Majority Lenders;

                  (j) the sale, transfer or other disposition by Sifto of all or any part of its assets to the Subsequent Borrower;

                  (k) the making of any Restricted Payment permitted under subsection 10.9 or Investment permitted under subsection 10.10;

                  (l) the conveyance, sale, lease, assignment, transfer or other disposition of any or all of its business, property or assets (upon voluntary liquidation or otherwise) by any wholly owned Subsidiary of HCNA to any Borrower (as defined in the US Credit Agreement), Guarantor (as defined in the US Credit Agreement) or member of the Sifto Group; provided that the aggregate book value of all assets so disposed of pursuant to subsections 10.7(b), 10.7(c) and this subsection 10.8(l) to members of the Sifto Group by any Person who is not a member of the Sifto Group in any fiscal year of HCNA shall not exceed US$3,000,000 and in the case of any such disposition under this subsection 10.8(l) to any member of the Sifto Group by any Person who is not a member of the Sifto Group, such disposition shall be made for fair value and shall be made in accordance with past business practice; and

<pg$pcn>
                  (m) in the case of any Soda Ash Subsidiary, the issuance or sale of up to 49% of the Capital Stock of such Soda Ash Subsidiary to one or more Persons that are not Affiliates of HCNA in connection with a joint venture arrangement with such Persons.

            10.9 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of a Borrower, as such term is defined in the US Credit Agreement) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of HCNA or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of HCNA or any of its Subsidiaries (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except:

            (a) Restricted Payments made by Subsidiaries of HCNA to HCNA or any Guarantor (as defined in the US Credit Agreement) and Restricted Payments made by any member of the Sifto Group to another member of the Sifto Group;

            (b) during such time as no Default or Event of Default has occurred and is continuing or would result therefrom, Restricted Payments made by HCNA to HCG for the purpose of enabling HCG to pay its actual operating expenses in the ordinary course of business in an aggregate amount not to exceed, in any fiscal year of HCNA set forth below, the amount set forth opposite such fiscal year:

                    Fiscal Year               Amount
                    -----------               ------
                       1997                   US$850,000
                       1998                      892,500
                       1999                      937,125
                       2000                      984,000
                       2001                    1,033,200
                       2002                    1,084,900


provided that, in the event that any amounts otherwise available to be paid to HCG pursuant to this subsection 10.9(b) may not be so paid because of the occurrence and continuance of a Default or an Event of Default, such amounts shall accrue (with such accrued amounts being subordinated in right of payment to amounts owing hereunder and under the Guarantees) and may be paid on a cumulative basis (without interest thereon) at such later date when no Default or Event of Default has occurred and is continuing or would result therefrom;

<pg$pcn>

                  (c) Restricted Payments to HCG (in addition to those permitted pursuant to subsection 10.9(b)) in an aggregate amount not to exceed at any time the amount equal to (i) 25% of the cumulative Consolidated Free Cash Flow of HCNA from December 28, 1996 through the date of the then most recent financial statements of HCNA provided to the Administrative Agent pursuant to subsection 9.1(a) or 9.1(b), as the case may be, minus (ii) the amount of investments made during such period pursuant to subsection 10.10(c); provided that the Restricted Payment Allowance Condition shall be satisfied before and after giving effect to the making of such Restricted Payment;

                  (d) during such time as no Default or Event of Default has occurred and is continuing, Restricted Payments by HCNA in an aggregate amount not to exceed US$2,000,000 (or the Equivalent Amount thereof) subsequent to December 28, 1996 in respect of the purchase by HCNA of Capital Stock of HCG from management of HCNA and its Subsidiaries to the extent that such repurchases are required pursuant to an employee stock plan of HCNA, which plan shall be in form and substance reasonably satisfactory to the Collateral Agent and Administrative Agent under the US Credit Agreement;

                  (e) Restricted Payments pursuant to the Tax Sharing Agreement, which Restricted Payments (i) shall be made not earlier than three Business Days prior to the date upon which HCG's related liability to the relevant Governmental Authority for tax (including, without limitation, estimated taxes) is paid (or, if no such taxes are payable, ordinarily would have been due) and (ii) shall not exceed the amount of income taxes which is to be paid by HCNA to HCG pursuant to such Tax Sharing Agreement; and

                  (f) Restricted Payments in respect of the purchase by HCNA of common stock of HCNA, which Restricted Payments may be made in any combination of (i) cash constituting the proceeds of the sale (after the Closing Date) of common stock of HCNA or (ii) common stock of HCNA.

                  10.10 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or substantially all of the assets of a business unit of, or make any other investment in, any Person (such advances, loans, extensions of credit, capital contributions, purchases and other investments being herein called "Investments"), except:

                  (a) Investments in the form of extensions of trade credit in the ordinary course of business;

                  (b) Investments in Cash Equivalents;

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                  (c) Investments by HCNA and its Subsidiaries not otherwise permitted hereunder in Capital Stock and assets of Persons other than Guarantors (as defined in the US Credit Agreement) in an amount not to exceed at any time, in the aggregate with all other Investments made by HCNA and its Subsidiaries permitted by this subsection 10.10(c), the amount equal to (i) 25% of the cumulative Consolidated Free Cash Flow of HCNA from December 28, 1996 through the date of the then most recent financial statements of HCNA provided to the Administrative Agent pursuant to subsection 9.1(a) or 9.1(b), as the case may be, minus (ii) the amount of Restricted Payments made during such period pursuant to subsection 10.9(c); provided that (w) the business being acquired is substantially the same as, or directly related to, that in which HCNA or any of its Subsidiaries presently is engaged, (x) for purposes of this subsection 10.10(c), the aggregate amount of any such Investment
         (i) shall include, without limitation, the amount of Indebtedness (including, without limitation, Guarantee Obligations) and other liabilities assumed or forgiven (and, in the case of any acquisition of more than 50% of the issued and outstanding Capital Stock of a Person (including, without limitation, acquisitions by merger or amalgamation), with any Indebtedness and other liabilities which remain on the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries after giving effect to such acquisition being deemed to be assumed) and the fair market value of any non-cash consideration and (ii) shall not exceed 10% of the book value of the assets of HCNA and its Subsidiaries on a consolidated basis (as reflected on the most recent consolidated balance sheet of HCNA and its Subsidiaries delivered pursuant to subsection 9.1(a) or 9.1(b), as the case may be, prior to the date upon which such acquisition was consummated), (y) the Restricted Payment Allowance Condition shall be satisfied before and after giving effect to the making of such Investment and (z) HCNA and its Subsidiaries shall have made available to the Administrative Agent and the Lenders at least 30 days prior to the consummation of such Investment all material due diligence information provided to or prepared by HCNA and its Subsidiaries in connection therewith;

                  (d) (i) Investments in joint ventures in which HCNA or any of its Subsidiaries holds (after giving effect to such Investment) Capital Stock, which investments shall not, in the aggregate, exceed the amount equal to (i) the Permitted Investment Amount immediately prior to the making of such Investment plus (ii) the aggregate amount of any additional Investments in such joint ventures which is treated as a Capital Expenditure for purposes of this Agreement (and is made in compliance with the provisions of subsection 10.5);

                  (e) Investments by HCNA or any of its Subsidiaries in HCNA or any of its Subsidiaries (including, without

<pg$pcn>
         limitation, the Borrowers hereunder and under, and as defined in, the US Credit Agreement); provided that, after giving effect to the making of such Investments, the Included Investments do not exceed the Permitted Investment Amount;

                  (f) Investments in the form of loans and advances to employees of HCNA and its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for HCNA and its Subsidiaries not to exceed US$1,000,000 (or the Equivalent Amount thereof) at any one time outstanding;

                  (g) Investments permitted pursuant to subsection 10.11(c); and

                  (h) Investments by NACC of all or part of its soda ash business in a Soda Ash Subsidiary.

                  10.11 Limitation on Modifications of Debt Instruments and Other Agreements; Optional Payments of Debt Instruments. (a) Amend, modify, restate, supplement or change any of the terms of the Public Debt or of the indentures governing the Public Debt, other than any such amendment, modification or change which, (i) pursuant to clause (4), (5) or (6) of Section 901 of any indenture governing the Public Debt (or any comparable clauses of any indenture governing Permitted Refinancing Indebtedness in respect of the Public
Debt) could be effected by the Trustee thereunder (and as defined therein) without a vote of the holders of such Public Debt and (ii) could not reasonably be expected to materially adversely affect the Administrative Agent, the Collateral Agent or the Lenders.

                  (b) Amend, modify, restate, supplement or change (i) any of the terms of the Tax Sharing Agreement or Services Agreement or (ii) any of the terms of the Stockholders' Agreement in any respect which (in the case of this clause (ii) only) could be adverse to the interests of the Administrative Agent, the Collateral Agent or the Lenders or (in the case of clause (i) or (ii)), could reasonably be expected to increase the obligations of HCNA or any of its Subsidiaries thereunder.

                  (c) Make any optional payment or prepayment on, or redemption or repurchase of, the Public Debt (including, without limitation, by way of an "Offer to Purchase" pursuant to, and as defined in, the indentures governing the Public Debt), in each case other than pursuant to the incurrence of Permitted Refinancing Indebtedness; provided that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, HCNA and Sifto may collectively repurchase (other than with the proceeds of Loans hereunder):

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                           (i) not more than US$30,000,000 (or the Equivalent
                  Amount thereof) in aggregate principal amount of the Senior Secured Notes and the Sifto Notes;

                           (ii) an additional amount of Senior Secured Notes and
                  Sifto Notes, provided that (A) the Debt Purchase Conditions are then satisfied and (B) the aggregate consideration paid by HCNA and its Subsidiaries for such Senior Secured Notes and Sifto Notes does not exceed US$25,000,000 (or the Equivalent Amount thereof); and

                           (iii) an additional amount of Public Debt (including,
                  without limitation, Senior Subordinated Notes) not to exceed the amount of net cash proceeds received subsequent to the Closing Date by HCNA (by way of capital contribution in the event of a public offering of the Capital Stock of HCG) from public offerings of the Capital Stock of HCG or HCNA.

                  (d) Amend, modify, restate, supplement or change any material terms of the Sale/Leaseback Documents.

                  10.12 Limitation on Transactions with Affiliates. Enter into any transaction (other than the transactions contemplated by the Tax Sharing Agreement, the Services Agreement and the Stockholders' Agreement), including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) is otherwise permitted under this Agreement, (b) is in the ordinary course of HCNA's or such Subsidiary's business, (c) is upon terms no less favorable to HCNA or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a Person which is not an Affiliate (it being understood that the approval by the independent directors of HCNA of a transaction shall be presumptive evidence that such transaction is no less favorable than such an arm's-length transaction) and (d) could not reasonably be expected to have a detrimental effect upon HCNA or any of its Subsidiaries. Notwithstanding the foregoing, any Affiliate of HCNA who is an individual may serve as a director, officer, employee or consultant of HCNA or any of its Subsidiaries and receive reasonable compensation or indemnification in connection with his or her services in such capacity, plus reimbursement of reasonable expenses, including travel and entertainment expenses, directly relating to the business of HCNA or any of its Subsidiaries, provided, that compensation per annum and indemnification to any such individual in excess of US$250,000 (i) shall be approved by the compensation committee of the Board of Directors of HCNA or a majority of the directors of the Board of Directors of HCNA and (ii) may only be paid to individuals holding the title of Chairman or Vice Chairman.

<pg$pcn>
                  10.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of HCNA or of any Borrower (as defined herein and in the US Credit Agreement) to end on a day other than the last Saturday in March.

                  10.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of any Borrower (as defined in the US Credit Agreement) or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided that nothing contained in this subsection 10.14 shall prohibit HCNA or any of its Subsidiaries from entering into this Agreement, any other Loan Document, the US Credit Agreement, any other Loan Document (as defined in the US Credit Agreement) or any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation on Liens contained therein shall only be effective against the assets financed thereby) or the Public Debt or the Sale/Leaseback Documents.

                  10.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers (as defined in the US Credit Agreement) and their Subsidiaries are engaged on the date of this Agreement or which are directly related thereto.

                  10.16 Payments in Respect of Accounts. (a) Instruct or otherwise permit any Person obligated under any of the Accounts (as defined in the Security Agreements) or Claims (as defined in the Security Agreements) to remit any payment whether by check, wire transfer or otherwise) to any account or address other than a lock box, concentration or similar account established by the Collateral Agent pursuant to a Lock Box Agreement.

                  (b) Request any withdrawals from any concentration account (including, without limitation, any Accumulation Account established pursuant to, and as defined in, a Lock Box Agreement) in an amount which is in excess of the amount reasonably estimated by the relevant Borrower as being necessary to finance its immediate cash requirements in the ordinary course of business, with each request for a withdrawal from any such concentration account by any Borrower being deemed to be a representation and warranty by such Borrower that such request complies with the provisions of this subsection 10.16(b).

                  10.17 Maintenance of Bank Accounts. (a) Maintain any material bank accounts (other than the Master Concentration Account created pursuant to (and defined in) the Security Agreements) in Canada (including, without limitation, any such accounts which could reasonably be deemed to be "principal operating accounts") with a Person other than a Canadian "Schedule I" bank or a Lender.

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                  (b) Maintain any material bank accounts outside of Canada
(including, without limitation, any such accounts which could reasonably be deemed to be "principal operating accounts") with a Person other than a Lender (as defined herein and in the US Credit Agreement); provided, however, that HCNA and its Subsidiaries may maintain bank accounts in the United States with The Chase Manhattan Bank, the Lock Box Accounts maintained pursuant to (and as defined in) the Lock Box Agreement (as defined herein and in the US Credit Agreement) and the Master Concentration Account created pursuant to (and defined
in) the Security Agreements referred to in the US Credit Agreement.

                  (c) During such time as any Loans or L/C Obligations which are not cash collateralized are owing hereunder, maintain any material balances in any deposit account with a bank or other financial institution in excess of the amounts required to finance immediate cash requirements in the ordinary course of business, except to the extent that such balances are directly attributable to any conveyance, sale, lease, assignment, transfer or other disposal of any of the property, business or assets (other than property, business or assets constituting Collateral) of HCNA or any of its Subsidiaries permitted pursuant to subsection 10.8.

                  10.18 Restriction on Cash Balances. Except to the extent that
(a) the indentures governing the Public Debt specifically otherwise require or
(b) no Loans are then outstanding hereunder or under (and as defined in) the US Credit Agreement, permit any member of the Sifto Group to hold any cash or Cash Equivalents in excess of the amounts required to finance immediate cash requirements in the ordinary course of business.

                  10.19 Subsidiaries. (a) Create, acquire or otherwise suffer to exist any Subsidiary of HCNA (other than Subsidiaries of HCNA existing on the date hereof, Searles Domestic Water Company, the Sifto Group, any Soda Ash Subsidiary and any Insignificant Subsidiary), unless either (i) such Subsidiary has executed and delivered to the Collateral Agent a guarantee, substantially in the form of Exhibit D, together with such certificates, approvals, legal opinions and other documents as the Administrative Agent or the Collateral Agent reasonably may request or (ii) the Borrowers (as defined in the US Credit Agreement) present evidence to the Lenders that the making of such guarantee by such Subsidiary could reasonably be expected to have a Material Adverse Effect, and the holders of at least 75% of the Commitments (in their sole discretion) agree in writing that such guarantee shall not be required.

                  (b) Create, acquire or otherwise suffer to exist any member of the Sifto Group (other than Sifto and any Insignificant Subsidiary), unless all members of the Sifto Group (including, without limitation, Sifto, but excluding any Insignificant Subsidiary) have duly executed and delivered to the Collateral Agent (i) an unlimited guarantee, in form and substance



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reasonably satisfactory to the Collateral Agent, of the obligations of Sifto and the Subsequent Borrower hereunder and (ii) such certificates, approvals, legal opinions and other documents as the Administrative Agent or the Collateral Agent reasonably may request.

                  10.20 Amendments to Charter and By-Laws. Amend, supplement or otherwise modify its Certificate of Incorporation or by-laws.

                  10.21 Limitation on Dividend Restrictions. Enter into with any Person any agreement which prohibits or limits the ability of any member of the Sifto Group to make Restricted Payments in respect of its Capital Stock.


       SECTION 11.     GUARANTEES

                  11.1 Guarantees. To induce the Administrative Agent, the Collateral Agent and the Lenders to execute and deliver this Agreement and to make the extensions of credit hereunder, and in consideration thereof, each Parent Guarantor hereby, jointly and severally and unconditionally and irrevocably, guarantee to the Administrative Agent, the Collateral Agent and each Lender (and their respective successors and assigns) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise, but subject to applicable grace periods contained herein) of the Obligations.

                  11.2 No Subrogation, Contribution, Reimbursement or Indemnity.
(a) Notwithstanding anything to the contrary contained in this Agreement, neither any Parent Guarantor nor any Borrower shall be entitled to be subrogated to any of the rights of the Administrative Agent, the Collateral Agent or any Lender against any other Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent, the Collateral Agent or any Lender for the payment of the Obligations, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower or any other guarantor (including, without limitation, any other Parent Guarantor) in respect of payments made by such Borrower hereunder, until all amounts owing to the Administrative Agent, the Collateral Agent and the Lenders by each Borrower on account of the Obligations are paid in full and the Commitments are terminated.

                  (b) So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of any Borrower to any Parent Guarantor on account of any of the rights waived in this subsection 11.2, such amount shall be held by such Parent Guarantor in trust, segregated from other funds of such Parent Guarantor, and shall, forthwith upon receipt by such Parent Guarantor, be turned over to the Collateral Agent in the exact form received by such Parent Guarantor (duly indorsed by such

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Parent Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided in subsection 6.11.

                  (c) The provisions of this subsection 11.2 shall survive the termination of the guarantees contained in this Section 11, the payment in full of the Obligations and the termination of the Commitments.

                  11.3 Modification of Obligations. Each Parent Guarantor hereby consents that, without the necessity of any reservation of rights against it and without notice to or further assent by it, any demand for payment of any of the Obligations made by the Administrative Agent, the Collateral Agent or any Lender may be rescinded by the Administrative Agent, the Collateral Agent or such Lender, respectively, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent, the Collateral Agent or such Lender and this Agreement (other than the obligations specifically incurred by the Parent Guarantors under this Section 11), any Note, any Application, any Letter of Credit, any collateral security document or other guarantee or document in connection therewith may (in accordance with the provisions of this Agreement, including, without limitation, subsection 14.1) be amended, modified, supplemented or terminated, in whole or in part, as any such Administrative Agent, the Collateral Agent or such Lender may deem advisable from time to time, and any collateral security or guarantee or right of offset at any time held by the Administrative Agent, the Collateral Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservations of rights against any Parent Guarantor and without notice to or further assent by any Parent Guarantor, each of which will remain bound hereunder notwithstanding any such renewal, extension, supplement, termination, sale, exchange, waiver, surrender or release. None of the Administrative Agent, the Collateral Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations. When making any demand hereunder against any Parent Guarantor, the Administrative Agent, the Collateral Agent or any Lender may, but shall be under no obligation to, make a similar demand on the relevant Borrower or upon any other guarantor, and any failure by the Administrative Agent, the Collateral Agent or such Lender to make any such demand or to collect any payments from any other Parent Guarantor or any such other guarantor or any release of a Borrower or such other guarantor shall not relieve such Parent Guarantor, of its obligations and liabilities hereunder, and shall not impair or affect the rights and remedies, express or

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implied, or as a matter of law, of the Administrative Agent, the Collateral
Agent or any Lender against any Parent Guarantor. For purposes of this subsection 11.3, the term "demand" shall include the commencement and continuance of any legal proceedings.

                  11.4 Waiver. Each Parent Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent, the Collateral Agent or any Lender upon the guarantees contained in this Section 11 or acceptance of the guarantees contained in this Section 11, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the guarantees contained in this Section 11, and all dealings between the Parent Guarantors and the Administrative Agent, the Collateral Agent or the Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this
Section 11. Each Parent Guarantor hereby waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Parent Guarantor with respect to the Obligations. This Section 11 shall be construed as continuing, absolute and unconditional guarantees of payment without regard to the validity, regularity or enforceability of this Agreement, the Notes, any Application, any Letter of Credit, any other Loan Document, any of the Obligations, or any collateral security or guarantee therefor or right of offset with respect thereto at any time or from time to time held by the Administrative Agent, the Collateral Agent or any Lender and without regard to any defense, set-off or counterclaim which may at any time be available to or be asserted by any Parent Guarantor or any Borrower against the Administrative Agent, the Collateral Agent or any Lender, or by any other circumstance whatsoever (with or without notice to or knowledge of any Parent Guarantor) (other than payment in full of the Obligations) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Obligations or of such Parent Guarantor under the guarantees contained in this Section 11 in bankruptcy or in any other instance, and the obligations and liabilities of such Parent Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent, the Collateral Agent or any Lender at any time of any right or remedy against any Borrower or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. The guarantees contained in this Section 11 shall remain in full force and effect and be binding in accordance with and to the extent of their terms upon each Parent Guarantor (and any successors and assigns of either thereof) and shall inure to the benefit of the Administrative Agent, the Collateral Agent and the Lenders and their respective successors and assigns, until (subject to subsection 11.5) all of the Obligations and the obligations of the Parent Guarantors under this Section 11 shall have been satisfied by payment in full,

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notwithstanding that from time to time during the term of this Agreement the
Borrowers may be free from any Obligations.

                  11.5 Reinstatement. Each of the guarantees contained in this
Section 11 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent, the Collateral Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of a Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Borrower or any substantial part of its property or otherwise, all as though such payments had not been made.

                  11.6 Payment of Obligations. Each Parent Guarantor hereby guarantees that the Obligations will be paid to the Collateral Agent for the account of the Lenders, the Collateral Agent or the Administrative Agent entitled thereto without set-off or counterclaim at the office of the Collateral Agent specified in subsection 14.2.


       SECTION 12.         EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) Any Borrower shall fail to pay (i) any principal of any Loan or any L/C Obligation when due in accordance with the terms thereof or hereof or (ii) any interest on any Loan, any commitment fee or any fee or commission relating to any Letter of Credit hereunder within three days (in the case of this clause (ii) only) after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by any Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Any Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 10 of this Agreement or any negative covenant contained in any Security Agreement or the Collateral Covenant Agreement; or

                  (d) Any Borrower or any other Loan Party shall default in the observance or performance of any other agreement

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         contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Section 12), and such default shall continue unremedied for a period of 30 days; or

                  (e) Any Event of Default shall have occurred and be continuing under the US Credit Agreement; or

                  (f) (i)(A) HCNA or any of its Subsidiaries shall default in any payment of principal of or interest on any Indebtedness (other than Indebtedness owing under this Agreement or the US Credit Agreement) or in the payment of any Guarantee Obligation (other than Guarantee Obligations under this Agreement or the US Credit Agreement), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or
         (B) HCNA or any of its Subsidiaries shall default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto; or (C) any other event shall occur or condition exist, and (ii) the effect of such default or other event or condition is to immediately cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to immediately cause such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (regardless of whether any such holder or beneficiary, as the case may be, has so caused such Indebtedness to become due or such Guarantee Obligation to become payable); provided that such default or other event or condition shall not constitute an Event of Default hereunder unless the sum of
         (x) the aggregate amount of all such Indebtedness which has or could become due prior to its stated maturity and (y) the aggregate amount of such Guarantee Obligations which have or could become payable as a result of all such defaults or other events or conditions which are then outstanding exceeds US$5,000,000 (or the Equivalent Amount thereof); or

                  (g) (i) HCNA or any of its Subsidiaries shall commence any case, proceeding or action, or (in the case of any Canadian Subsidiary) file a notice of intention to commence any of the foregoing, (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar

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         official for it or for all or any substantial part of its assets, or
         HCNA or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against HCNA or any of its Subsidiaries any case, proceeding or action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against HCNA or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) HCNA or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) HCNA or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or otherwise be insolvent under applicable law of any jurisdiction; or

                  (h) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any US Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any US Plan or any Lien in favor of the PBGC or a US Plan shall arise on the assets of any Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Aggregate Required Lenders, likely to result in the termination of such US Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Aggregate Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a US Plan; and in each case in clauses
         (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (i) One or more judgments or decrees shall be entered against HCNA or any of its Subsidiaries involving in the

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         aggregate a liability (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged in writing its liability under the relevant policy) of HCNA and its Subsidiaries of US$1,000,000 (or the Equivalent Amount thereof) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (j) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (k) Any Guarantee (including, without limitation, any Guarantee pursuant to Section 11 of this Agreement) shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert or the Collateral Covenant Agreement shall cease, for any reason, to be in full force and effect or any party thereto shall so assert; or

                  (l) (i) A "Change of Control" under (and as defined in) any indenture governing the Public Debt shall have occurred or (ii) members of the senior management of HCNA and the Guarantors shall own, in the aggregate, less than 30% (or such higher percentage as may then be necessary to elect a majority of the directors of HCNA) of the issued and outstanding Voting Stock of HCG or (iii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of a larger percentage of the Voting Stock of HCG than is then beneficially owned by the members of senior management of HCNA and the Guarantors; or

                  (m) (i) HCG shall cease to own, beneficially or of record, 80% of the issued and outstanding Capital Stock of HCNA or (ii) HCNA or any of its wholly owned Subsidiaries shall cease to own, beneficially and of record, 100% of the issued and outstanding Capital Stock of each Borrower and each Guarantor existing on the Closing Date (other than HCNA); or

                  (n) any of the following events, circumstances or conditions shall have occurred which, in the aggregate with all other such events, circumstances and conditions then outstanding, could reasonably be expected to have a Material Adverse Effect and (except to the extent that such event, circumstance or condition, as the case may be, is not reasonably susceptible to cure by a means which could not reasonably be expected to have a Material Adverse Effect) such events, circumstances and conditions continue for a

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         period of 30 days: (A) a Canadian Pension Plan is not in substantial compliance with all applicable pension benefits and tax laws; or (B) a Canadian Pension Plan has unfunded liabilities (either on a "going concern" or on a "winding up" basis and determined in accordance with all applicable laws and using assumptions and methods that are appropriate in the circumstances and in accordance with generally accepted actuarial principles and practices in Canada); or (C) any contribution (including any special payment to amortize any unfunded liability) required to be made in accordance with any applicable law or the terms of a Canadian Pension Plan has not been made; or (D) an event has occurred or a condition exists with respect to any Canadian Pension Plan that has resulted or could result in any Canadian Pension Plan being ordered or required to be wound up in whole or in part pursuant to any applicable laws or having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits required to pay any taxes or penalties under the applicable pension benefits and tax laws; or (E) an order has been made or notice has been given pursuant to any applicable pension benefits or tax laws in respect of any Canadian Pension Plan requiring (or proposing to require) any Person to take or refrain from taking any action in respect thereof or that there has (or there are circumstances that indicate that there has) been a contravention of any such applicable laws; or (F) an event has occurred or a condition exists which has resulted or could result in any Borrower being required to pay, repay or refund any amount (other than contributions required to be made or benefits or expenses required to be paid in the ordinary course) to or on account of any Canadian Pension Plan or a current or former member thereof; or (G) an event has occurred or a condition exists that has resulted or could result in a payment being made out of a guarantee fund established under the applicable pension benefits laws in respect of a Canadian Pension Plan;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of Section 12(g) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Loans shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Aggregate Required Lenders, the Administrative Agent may, or upon the request of the Aggregate Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be limited, restricted or terminated forthwith, whereupon the

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Commitments shall immediately so be limited, restricted or terminated; and (ii)
with the consent of the Aggregate Required Lenders, the Administrative Agent may, or upon the request of the Aggregate Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Loans to be due and payable forthwith, whereupon the same shall immediately become due and payable (the date of any termination or declaration referred to in this paragraph, the "Acceleration Date").

                  Except as expressly provided above in this Section 12, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


       SECTION 13.         THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                  13.1 Appointment. Each Lender hereby irrevocably designates and appoints GE Capital Canada as its Administrative Agent and its Collateral Agent under this Agreement and the other Loan Documents. Each such Lender irrevocably authorizes GE Capital Canada (as its Administrative Agent or its Collateral Agent, as the case may be), to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent.

                  13.2 Delegation of Duties. (a) Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

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                  (b) The Lenders hereby designate the Collateral Agent to act, and the Collateral Agent hereby accepts such designation to act, as the Lenders' nominee and agent to hold for the Lenders' benefit all Collateral that may from time to time be in the possession or control of the Collateral Agent, including (to the extent authorized under the Security Documents), without limitation, all lock box, cash collateral and regular or special deposit or collateral accounts containing from time to time proceeds of, or otherwise constituting, Collateral.

                  (c) Subject to the provisions of subsections and 14.14 and the other terms hereof, each of the Lenders hereby irrevocably authorizes the Collateral Agent to take such action for the benefit of the Lenders under the provisions of the Security Documents and to exercise such powers and remedies and to perform such duties hereunder and thereunder as are specifically provided or delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto, and undertakes not to take any action on its own with respect to the Security Documents or the Collateral.

                  13.3 Exculpatory Provisions. Neither the Administrative Agent nor the Collateral Agent (nor any of the officers, directors, employees, agents, attorneys-in-fact or Affiliates of either) shall be (i) liable for any action taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Guarantor, any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of any Guarantor or any Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Guarantor or any Borrower.

                  13.4 Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed,

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sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Guarantor or any of the Borrowers), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent, as the case may be. Each of the Administrative Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent (with a copy delivered to the Collateral Agent). Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Aggregate Required Lenders, the Required Lenders or the Majority Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders (or such other number of Lenders as may be required pursuant to the Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  13.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or the Collateral Agent, as the case may be, has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the requisite number of Lenders hereunder and, to the extent required hereby, the requisite number of Lenders under (and as defined in) the US Credit Agreement and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the requisite number of Lenders hereunder and, to the extent required hereby, the requisite number of Lenders under (and as defined in) the US Credit Agreement (which, to the extent provided herein or in the relevant Security Document, may be no Lenders); provided that unless and until it shall have received such directions, the Administrative Agent or the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

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                  13.6 Non-Reliance on Administrative Agent, Collateral Agent
and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent (nor any of the officers, directors, employees, agents, attorneys-in-fact or Affiliates of either) has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of any of the Guarantors or any of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Guarantor and made its own decision to make its extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Guarantors and of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Administrative Agent nor the Collateral Agent, as the case may be, shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Guarantor or any Borrower which may come into the possession of the Administrative Agent or the Collateral Agent (or any of the officers, directors, employees, agents, attorneys-in-fact or Affiliates of either).

                  13.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent and the Collateral Agent in its respective capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection 13.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time

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following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent, as the case may be, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's or the Collateral Agent's, as the case may be, gross negligence or willful misconduct. The agreements in this subsection 13.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                  13.8 Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent in its individual capacity (and the Affiliates of each) may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though it were not the Administrative Agent or the Collateral Agent, as the case may be, hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, each of the Administrative Agent and the Collateral Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, as the case may be, and the terms "Lender" and "Lenders" shall include each of the Administrative Agent and the Collateral Agent.

                  13.9 Successor Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent may resign as Administrative Agent or Collateral Agent, as the case may be, upon 10 days' notice to the Lenders and the Borrowers. If the Administrative Agent or the Collateral Agent shall so resign, then the Majority Lenders shall appoint from among the Lenders a successor administrative agent or collateral agent, as the case may be, for the Lenders, which successor administrative agent or collateral agent shall be subject to the approval of the Borrowers (which approval shall not be unreasonably withheld), whereupon such successor administrative agent or collateral agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as the case may be, and the term "Administrative Agent" or "Collateral Agent" shall mean such successor administrative agent or collateral agent effective upon such appointment and approval, and the rights, powers and duties of the former Administrative Agent or Collateral Agent (in its capacity as such), as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent or any of the parties to this Agreement or any

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holders of the Notes. The resignation of the Administrative Agent or the
Collateral Agent shall not be effective until a successor administrative agent or a successor collateral agent, as the case may be, shall have been so appointed and approved. After any retiring Administrative Agent's or Collateral Agent's resignation as such, the provisions of this Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as the case may be, under this Agreement and the other Loan Documents.


       SECTION 14.         MISCELLANEOUS

                  14.1 Amendments and Waivers. Neither this Agreement, any Revolving Credit Note or any other Loan Document, nor any terms hereof or thereof may be amended, restated, supplemented or modified except in accordance with the provisions of this subsection 14.1. The Aggregate Required Lenders may, or, with the written consent of the Aggregate Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the Revolving Credit Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Revolving Credit Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of any Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Aggregate Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement, the Revolving Credit Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) reduce the amount or extend the scheduled date of maturity of any Revolving Credit Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby; or

                  (ii) amend, modify or waive any provision of this subsection
         14.1 or reduce the percentage specified in the definition of Aggregate Required Lenders, Required Lenders or Majority Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral or increase the amount of any Lender's Commitment or increase the percentages set forth as the advance rates in the definition of "Borrowing Base" contained in

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         subsection 1.1, in each case without the written consent of all the
         Lenders; or

                  (iii) amend, modify or waive any provision of Section 13 or any other provision of this Agreement governing the rights or obligations of the Administrative Agent or the Collateral Agent without the written consent of the then Administrative Agent or the then Collateral Agent, as the case may be; or

                  (iv) amend, modify or waive any provision of Section 4 or any other provision of this Agreement governing the rights or obligations of any L/C Issuer without the written consent of each L/C Issuer that
         (1) is a Lender and (2) is adversely affected by such amendment, modification or waiver; or

                  (v) amend, modify or waive any provision of Section 5 or any other provision of this Agreement governing the rights or obligations of the Swing Line Lender without the written consent of the Swing Line Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders, the Collateral Agent and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Revolving Credit Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  14.2 Notices. All notices, requests, demands and other communications provided for hereunder to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or by overnight courier or 7 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Sifto, the Collateral Agent, the Administrative Agent and the Parent Guarantors, and as set forth in the Joinder Agreement in the case of the Subsequent Borrower and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:



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         Sifto:                Sifto Canada Inc.
                               c/o Harris Chemical North America, Inc.
                               399 Park Avenue
                               New York, New York  10022
                               Attention: Senior Vice President - Treasurer
                               Telecopy: (212) 207-6440

         with a copy to:

                               Winthrop, Stimson, Putnam & Roberts
                               One Battery Park Plaza
                               New York, New York  10004
                               Attention:  F. Joseph Owens, Jr., Esq.
                               Telecopy:  (212) 858-1500


         The Collateral
            Agent:             General Electric Capital Canada Inc.
                               2300 Meadowvale Boulevard
                               Mississauga, Ontario
                               Canada  L5N 5P9
                               Attention:  Vice President and Counsel
                               Telecopy:  (905) 858-5456

         with a copy to:

                               General Electric Capital Corporation
                               201 High Ridge Road
                               Stamford, Connecticut  06927-5100
                               Attention:  Regional Counsel - Commercial Finance
                               Telecopy:  (203) 316-7893



         The Administrative
             Agent:            General Electric Capital Canada Inc.
                               2300 Meadowvale Boulevard
                               Mississauga, Ontario
                               Canada  L5N 5P9
                               Attention:  Vice President and Counsel
                               Telecopy:  (905) 858-5456

          with a copy to:

                               General Electric Capital Corporation
                               201 High Ridge Road
                               Stamford, Connecticut  06927-5100
                               Attention:  Regional Counsel - Commercial Finance
                               Telecopy:  (203) 316-7893



                                     -118-

<pg$pcn>
        The Parent
             Guarantors:   c/o Harris Chemical North America, Inc.
                           399 Park Avenue
                           New York, New York  10022
                           Attention: Senior Vice President-Treasurer
                           Telecopy: (212) 207-6440

provided that any notice, request or demand to or upon the Administrative Agent, the Collateral Agent or the Lenders pursuant to subsections 2.3, 3.2, 3.3, 3.5, 3.6, 4.2, 4.5, 5.3, 6.2, 6.3, 6.6, 6.11(b), 6.15 or 6.16 shall not be effective until received.

                  14.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Collateral Agent, the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  14.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

                  14.5  Payment of Expenses and Taxes.  The Borrowers agree to:

                  (a) pay or reimburse each of the Administrative Agent and the Collateral Agent for all of their reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of the several counsel to the Administrative Agent and the Collateral Agent;

                  (b) pay or reimburse the Administrative Agent and (only to the extent that such amendment, supplement, modification or administration directly relates to (x) the Collateral, (y) the responsibilities of the Collateral Agent in its capacity as such or (z) the occurrence and continuance of a Default or an Event of Default) the



                                     -119-

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         Collateral Agent for all of their reasonable out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to, and the administration of, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and (only to the extent that such amendment, supplement, modification or administration directly relates to (x) the Collateral, (y) the responsibilities of the Collateral Agent in its capacity as such or (z) the occurrence and continuance of a Default or an Event of Default) counsel to the Collateral Agent;

                  (c) pay or reimburse each Lender, the Collateral Agent and the Administrative Agent for all of their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, and for any reasonable costs and expenses incurred in connection with any proceedings under any bankruptcy, reorganization, compromise, arrangement, insolvency, restructuring, debt, dissolution or liquidation or similar law; provided that, in the case of fees and expenses of counsel to the Lenders, the Collateral Agent and the Administrative Agent, the Borrowers shall be obligated under this subsection 14.5(c) to pay only the reasonable fees and disbursements of a single special counsel and any necessary local counsel to the Administrative Agent, the Collateral Agent and the Lenders collectively (or in the event that any such enforcement or preservation of rights involves matters in which the interests of the Administrative Agent, the Collateral Agent and the Lenders are materially distinct, a single special counsel and any necessary local counsel to the Administrative Agent, a single special counsel and any necessary local counsel to the Collateral Agent and a single special counsel and any necessary local counsel to the Lenders taken as a whole); provided that in each case the foregoing obligations shall apply to no more than one local counsel per jurisdiction;

                  (d) pay, indemnify, and hold each Lender, the Collateral Agent and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes (other than income taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan



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         Documents and any such other documents prepared in connection herewith or therewith;

                  (e) subject to the foregoing provisions of this subsection
         14.5 with respect to the payment of costs, expenses and disbursements for the matters expressly specified therein, pay, indemnify, and hold each Lender, the Collateral Agent and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and related reasonable costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents prepared in connection herewith or therewith, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (e), collectively, the "indemnified liabilities"), provided, that no Borrower shall have any obligation hereunder to the Administrative Agent, the Collateral Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent or any such Lender or (ii) legal proceedings commenced against the Administrative Agent, the Collateral Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such;

                  (f) subject to the foregoing provisions of this subsection
         14.5 with respect to the payment of costs, expenses and disbursements for the matters expressly specified therein, pay, indemnify and hold the Administrative Agent and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and related reasonable costs, expenses or disbursements of any kind or nature whatsoever with respect to the failure of the Administrative Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of compliance by the Administrative Agent or any such Lender or L/C Issuer (or any corporation controlling such Person) with any request or directive (whether or not having the force of law) from any present or future de jure or de facto government or Governmental Authority, provided, that no Borrower shall have an obligation hereunder to the Administrative Agent or any Lender with respect to any such indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be; and



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                  (g) the agreements in this subsection 14.5 shall survive
         repayment of the Notes and all other amounts payable hereunder.

                  14.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, the Collateral Agent, all other parties to this Agreement, all future holders of the Notes and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents provided, that such Participant shall be a Qualifying Canadian Institution. In the event of any such sale by a Lender of a participating interest to a
Participant:

                  (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof;

                  (ii) such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents;

                  (iii) the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and

                  (iv) such Participant shall have no right to enforce the obligations of any Borrower or any other Loan Party relating to the Obligations or to approve any amendment, modification or waiver of any provision of this Agreement, other than any amendment, modification, supplement or waiver decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans and L/C Obligations, extending the scheduled final maturity of the Loans or any date scheduled for payment of interest on the Loans or any fees, extending the Commitments or releasing any material Collateral or Guarantee; provided in the case of any of the foregoing, that the interests held by such Participant are directly affected by such amendment, modification, supplement or waiver.

Each Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been

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declared or shall have become due and payable upon the occurrence of an Event of
Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 14.7(a) as fully as if it were a Lender hereunder. Each Borrower also agrees that each Participant shall be entitled to the benefits of subsections 6.13,
6.14 and 6.16 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 6.14, such Participant shall have complied with the requirements of said subsection 6.14 and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to (an "Assignee"):

                  (i) any Lender or any affiliate thereof, with the consent of the Administrative Agent (which shall not be unreasonably withheld); or

                  (ii) to an additional bank, financial institution, commercial bank or near-bank, with the consent of the Administrative Agent and the Borrowers (which shall not be unreasonably withheld) and, except as set forth in subsection 14.6(e), shall not require the making of any additional payment to the Administrative Agent or any Borrower), provided that such consent of the Borrowers shall not be required at any time when an Event of Default has occurred and is continuing;

all or any part of its rights and obligations under this Agreement and the Notes pursuant to an assignment and acceptance, substantially in the form of Exhibit F (an "Assignment and Acceptance"), executed by such Assignee, such assigning Lender and the Administrative Agent (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that:

                  (x)  such Assignee is a Qualifying Canadian Institution;

                  (y) in the case of any such assignment to an Assignee which is not a Lender or an Affiliate thereof (before giving

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         effect to such assignment), (i) the sum of the portion of the Aggregate
         Commitment hereunder and the portion of the Aggregate Commitment under (and as defined in) the US Credit Agreement which are so assigned to such Assignee shall be not less than US$5,000,000 (or the Equivalent Amount thereof) and (ii) unless such assignment is of all of such assigning Lender's Commitment, such assigning Lender shall (after giving effect to such assignment) have a Commitment under the US Credit Agreement and a Commitment under (and as defined in) this Agreement of not less than US$5,000,000 (or the Equivalent Amount thereof) in the aggregate; and

                  (z) Notwithstanding the provisions of clause (y)(ii) above, no such assignment shall be permitted hereunder if such assigning Lender (or any Affiliate thereof) (1) holds any Commitment, or other rights or obligations, under (and as defined in) this Agreement and (2) will, after giving effect to such assignment hereunder, have a Commitment under the US Credit Agreement (and as defined therein) of less than US$5,000,000 (or the Equivalent Amount thereof).

Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                  (d) The Administrative Agent shall maintain at its address referred to in subsection 14.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, an Assignee and the Administrative Agent (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrowers), together with payment to the Administrative Agent of a registration and processing fee of US$3,000 (or the Equivalent

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Amount thereunder) (or, in the case of an Assignee which is then a Lender or an affiliate thereof, US$500) (or the Equivalent Amount thereunder), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers. Promptly following receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Original Closing Date and shall otherwise be in the form of the Note replaced thereby.

                  (f) Each Parent Guarantor and each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Parent Guarantors, the Borrowers, their Subsidiaries and their Affiliates which has been delivered to such Lender by or on behalf of any Parent Guarantor or any Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of any Parent Guarantor or any Borrower in connection with such Lender's credit evaluation of the Borrowers and their Affiliates prior to becoming a party to this Agreement; provided that each such Transferee or prospective Transferee, as the case may be, agrees to be bound by the same standard of confidentiality as is required of such Lender hereunder and under the other Loan Documents.

                  14.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the L/C Obligations owing to it, or interest thereon, or receive any collateral (including, without limitation, any "security" (as defined under Section 426 or 427 of the Bank Act (Canada)) provided to it pursuant hereto) in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 12(g) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the L/C Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest (except that, in the case of any Bank Act Security, such benefitted Lenders shall instead so purchase an assignment) in such portion of each such other Lender's Loan or the L/C Obligations owing to it, or (other than with respect to Bank Act Security provided to it hereunder) shall provide such other Lenders with the benefits of any such collateral, or the

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proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Borrower. Each Lender agrees promptly to notify the relevant Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  14.8 Designation Under Senior Subordinated Notes. HCNA hereby irrevocably agrees that all amounts from time to time outstanding under this Agreement, the Applications and the Notes and all other Obligations, and any refinancing, refunding or renewal thereof, shall be deemed to be and shall be "Designated Senior Debt" for purposes of (and as defined in) the Senior Subordinated Notes. HCNA hereby represents and warrants that it has provided written notice of such designation to IBJ Schroder Bank & Trust Company, as trustee under the indenture governing the Senior Subordinated Notes and hereby covenants promptly to take any such action as may be necessary or as otherwise reasonably may be requested by the Administrative Agent in order to maintain such designation.

                  14.9 Judgment. The Obligations of each Borrower and Guarantor in respect of any amount expressed by this Agreement to be payable in US Dollars which is owing to any party pursuant to this Agreement, any Note, any Application or any other Loan Document shall, notwithstanding any judgment in a currency (the "judgment currency") other than US Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase US Dollars with the judgment currency; if the amount of US Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in US Dollars, the



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Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss, and if the amount of US Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be), agrees to remit to the Borrower, such excess.

                  14.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

                  14.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  14.12 Integration. This Agreement and the other Loan Documents represent the agreement of the Parent Guarantors, the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collateral Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  14.13 Separate Obligations. Notwithstanding anything to the contrary contained herein, each representation, warranty, covenant or other undertaking made by HCNA or any of its Subsidiaries hereunder shall apply to or be binding upon HCNA or such Subsidiary, as the case may be, and any of its respective Subsidiaries, but shall not apply to or be binding upon any other Person which is not a party hereto.

                  14.14 Application of Proceeds of Collateral. (a) Each of the Administrative Agent, the Collateral Agent and each Lender hereby acknowledges and agrees that it shall not be entitled to receive the proceeds of any Collateral provided pursuant to the Security Documents under (and as defined in) the US Credit Agreement or any Guarantee under (and as defined in) the US Credit Agreement until it has used its diligent efforts to realize upon the Collateral under (and as defined in) this Agreement; provided that the restrictions contained in this subsection 14.14 shall terminate immediately upon notice from the Majority Lenders hereunder to the Administrative Agent and the Collateral Agent under (and as defined in) the US Credit Agreement that such diligent efforts have been used. Following

<pg$pcn>
receipt by the Administrative Agent and the Collateral Agent (as defined in the US Credit Agreement) of any such notice, any proceeds from the realization of Collateral (as defined in the US Credit Agreement) shall be applied to the Obligations hereunder and the Obligations under (and as defined in) the US Credit Agreement in such a manner so that the holders of the Obligations hereunder shall have received (to the extent that such proceeds are sufficient to do so) payment on the same percentage of the aggregate amount of the Obligations hereunder as the holders of the Obligations under (and as defined in) the US Credit Agreement shall have received of the Obligations (as defined in the US Credit Agreement) thereunder.

                  (b) Each of the Administrative Agent, the Collateral Agent and each Lender hereby agrees that it shall not be entitled to receive the proceeds of any Collateral provided pursuant to the Security Documents under (and as defined in) the US Credit Agreement or any Guarantee under (and as defined in) the US Credit Agreement to the extent that the Administrative Agent, the Collateral Agent and the Lenders have received any payment of all or part of the amounts owing to it hereunder and under the other Loan Documents, or have received any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Subsection 12(g) or otherwise), in a greater proportion than any such payment to or collateral received by the Administrative Agent, the Collateral Agent and the Lenders under (and as defined in) the US Credit Agreement in respect of amounts owing to them thereunder and under the Loan Documents (as defined therein).

                  Notwithstanding anything to the contrary contained herein or in any other Loan Document, each Lender agrees that it will not exercise any rights available to it under the Bank Act Security until such time as the Loans hereunder and all other amounts owing under this Agreement and the Notes have been declared to be due and payable in accordance with the provisions of Section 12, unless the existence of any statutory Liens in favor of third parties ranking prior to the Lien of the Collateral Agent and the Lenders under the Security Agreements (other than the Bank Act Security) would substantially reduce the proceeds of realization under such Security Agreements (as determined by the Collateral Agent based upon advice from Canadian legal counsel), in which event the Lenders shall enforce the Bank Act Security prior to the enforcement of the Security under the Security Documents generally.

                  (c) Notwithstanding anything to the contrary contained herein, the foregoing provisions of this subsection 14.14 and subsection 14.14 of the US Credit Agreement are intended to constitute an inter-creditor agreement between the Lenders and the Lenders under (and as defined in) the US Credit Agreement. The provisions of this subsection 14.14 are not intended to inure to the benefit of any third party beneficiaries and nothing contained herein shall be deemed to impair the perfection and/or

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priority of security interests (and the applicable equivalents thereof) and other rights of the Lenders hereunder and Lenders under (and as defined in) the US Credit Agreement in the Collateral hereunder or thereunder (and as defined in therein).

                  14.15 GOVERNING LAW. THIS AGREEMENT AND THE NOTES, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, CANADA, EXCEPT THAT THE PROVISIONS CONTAINED IN SECTIONS 7, 9, 10 AND 11 OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

                  14.16 Submission To Jurisdiction; Waivers. The Parent Guarantors and the Borrowers hereby irrevocably and unconditionally:

                  (a) submit for themselves and their property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which either of them is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof and to the Courts of the Province of Ontario and appellate courts from any thereof;

                  (b) consent that any such action or proceeding may be brought in such courts and waive any objection that they may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agree that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Parent Guarantor or such Borrower at its address set forth in subsection 14.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law and in the absence of bad faith on the part of the Administrative Agent, the Collateral Agent or a Lender (with such waiver, in the case of any such bad faith, ceasing to be effective only as to the Administrative Agent, the

<pg$pcn>
         Collateral Agent or such Lender, as the case may be), any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 14.16 any special, exemplary, punitive or consequential damages.

                  14.17 Acknowledgements. Each Parent Guarantor and each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

                  (b) none of the Administrative Agent, the Collateral Agent nor any Lender has any fiduciary relationship with or duty to any Parent Guarantor or any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the Collateral Agent and the Lenders, on one hand, and the Parent Guarantors and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among any Parent Guarantor or any Borrower and the Lenders.

                  14.18  WAIVERS OF JURY TRIAL.  THE PARENT GUARANTORS,
THE BORROWERS, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  14.19 Confidentiality. (a) Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Borrower pursuant to this Agreement that is designated by such Borrower as confidential and all copies thereof and extracts therefrom; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (i) to the Administrative Agent, any other Lender or, on a need-to-know basis, any affiliate of any Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this Section 14.19, (iii) on a need-to-know basis, to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (iv) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(vi) if requested or required to do so in connection with any litigation or similar proceeding, (vii) which has been publicly disclosed other than in breach of this Section 14.19, or (viii) in connection with the

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exercise of any remedy hereunder or under any other Loan Document.

                  (b) Except as required by Requirements of Law, each of HCNA and the Borrowers hereby agrees that it will not, and will not permit anyone acting on its behalf, to issue, authorize or release for external publication or distribution any article, press release, advertisement or other publicity material in any media disclosing the name of the Administrative Agent, the Collateral Agent or any of the Lenders, without the prior written consent of the affected Person.

                  (c) Except as required by Requirements of Law or in connection with the enforcement or preservation of any rights under this Agreement, the Notes and the other Loan Documents, each of the Administrative Agent, the Collateral Agent and each of the Lenders hereby agrees that it will not, and will not permit any one acting on its behalf, to issue, authorize or release for external publication or distribution any article, press release, advertisement or other publicity material in any media disclosing the name of HCNA or any of its Subsidiaries, without the prior written consent of HCNA.

<pg$pcn>
                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                 SIFTO CANADA INC., as a Borrower



                                 By:
                                    ------------------------------------
                                    Title:


                                 HARRIS CHEMICAL NORTH AMERICA,
                                 INC., as a Guarantor


                                 By:
                                    ------------------------------------
                                    Title:



                                 NAMSCO, INC., as a Guarantor



                                 By:
                                    ------------------------------------
                                    Title:


                                 NORTH AMERICAN SALT COMPANY, as a
                                 Guarantor



                                 By:
                                    ------------------------------------
                                    Title:



                                 GENERAL ELECTRIC CAPITAL CANADA
                                 INC., as Administrative Agent, as Collateral
                                 Agent and as a Lender


                                 By:
                                    ------------------------------------
                                    Name:  Bruce Hetherington
                                    Title:  Vice President,
                                 Commercial Finance

<pg$pcn>
                                         BANK OF AMERICA CANADA, as a Lender


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

<pg$pcn>
                                                       SCHEDULE III to
                                                      Credit Agreement




                           SUBSIDIARIES AND GUARANTORS
                        [TO BE PROVIDED BY THE BORROWER]

<pg$pcn>
                                                                  SCHEDULE V to
                                                               Credit Agreement




                              EXISTING INDEBTEDNESS


                        [TO BE PROVIDED BY THE BORROWER]

<pg$pcn>
                                                          SCHEDULE VI to
                                                       Credit Agreement




                                 EXISTING LIENS


                        [TO BE PROVIDED BY THE BORROWER]

<pg$pcn>
                                                     SCHEDULE VII to
                                                   Credit Agreement





                         EXISTING GUARANTEE OBLIGATIONS


                        [TO BE PROVIDED BY THE BORROWER]

<pg$pcn>
                                                          SCHEDULE VIII to
                                                          Credit Agreement

                               SECURITY AGREEMENTS


         (a) a first ranking general assignment of Accounts in favor of the Collateral Agent on behalf of the Lenders, to be registered in the Provinces of New Brunswick, Nova Scotia and Newfoundland wherever it is necessary or useful to do so in order to perfect or enforce the same;

         (b) a first ranking general assignment of Accounts in favor of the Collateral Agent on behalf of the Lenders to be registered in the Province of Quebec wherever it is necessary of useful to do so in order to perfect or enforce the same;

         (c) a general security agreement charging all the Inventory and Accounts of the Borrowers in favor of the Collateral Agent on behalf of the Lenders together with appropriate financing statements to be registered under the Personal Property Security Acts of each of the Provinces of New Brunswick, Ontario, Manitoba, Saskatchewan, Alberta and British Columbia;

         (d) a first ranking floating charge debenture charging all of the Inventory to be registered in the Provinces of Nova Scotia, New Brunswick and Newfoundland wherever it is necessary or useful to do so in order to perfect or enforce the same and a delivery agreement under which such debenture shall be delivered;

         (e) transfer of property in stock in favor of the Collateral Agent on behalf of the Lenders transferring to the Collateral Agent the Inventory to be registered in the Province of Quebec wherever it is necessary or useful to do so in order to perfect or enforce the same;

         (f) "security" as defined under Sections 426 and 427 of the Bank Act (Canada) in favor of each of the Lenders which is a Canadian bank (pursuant to the Bank Act (Canada)) to be registered in the office of the Bank of Canada in Toronto, Ontario and in the Provinces of Saskatchewan, Ontario and Nova Scotia wherever it is necessary or useful to do so in order to perfect or enforce the same; and

         (g) deed of hypothec creating a hypothec on all the Inventory and Accounts of the Borrowers in favor of the Collateral Agent, the Administrative Agent and the Lenders to be registered in the Register of Real and Moveable rights in Quebec.


                                      -1-

<pg$pcn>
                                                                   SCHEDULE I
                                                             to Credit Agreement

                              ADDRESSES FOR NOTICES

GENERAL ELECTRIC CAPITAL CANADA, INC.

For Funding Requests:                        Other Notices:

2300 Meadowvale Blvd.                        2300 Meadowvale Blvd.
Mississauga, Ontario L5N 5P9                 Mississauga, Ontario L5N 5P9
Attention:  VP and Counsel                   Attention:  VP and Counsel
Telecopier:  (905) 858-5456                  Telecopier:  (905) 858-5456

WITH A COPY TO:

GENERAL ELECTRIC CAPITAL CORPORATION

For Funding Requests:                        Other Notices

201 High Ridge Road                          201 High Ridge Road
Stamford, CT 06926                           Stamford, CT 06926
Attention:  Harris Portfolio Analyst         Attention:  Harris Account Manager
Telephone:  (203) 316-7500                   Telephone:  (203) 316-7500
Telecopier:  (203) 316-7817 or 7816          Telecopier:  (203) 316-7893


BANK OF AMERICA CANADA, INC.

For Funding Requests:

Canadian $ Fundings

200 Front Street West, Suite 2700            200 Front Street West, Suite 2700
Toronto Branch                               Toronto Branch
Toronto, Ontario M5V 3L2                     Toronto, Ontario M5V 3L2
Attention:  Medina Sales de Andrade          Attention:  Ribert Kizell
Telephone:  (416) 349-5464                   Telephone:  (416) 349-5349
Telecopier:  (416) 349-4282                  Telecopier:  (416) 349-4295

US $ Fundings

231 S. LaSalle, 16th Floor
Chicago, IL 60697
Attn:  Melody Vaughan
Telephone:  (312) 974-2443
Telecopier:  (312) 974-8780




                                       -3-